As filed with the Securities and Exchange Commission on July 29, 2011
Registration No. 333-175134

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Converted Organics Inc.
(Exact name of registrant as specified in its charter)

Delaware	2873	20-4075963
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

137A Lewis Wharf
Boston, MA 02110
(617) 624-0111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward J. Gildea
Chief Executive Officer
137A Lewis Wharf
Boston, MA 02110
(617) 624-0111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ralph V. De Martino, Esq.
Cavas S. Pavri, Esq.
Cozen O’Connor
The Army & Navy Club Building
1627 I Street, NW, Suite 1100
Washington, DC 20006
(215) 665-5542
Facsimile: (215) 701-2478
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
		offering	aggregate
	Amount to be	price per	offering	Amount of
Title of each class of securities to be registered	registered (1)	security (2)	price(2)	registration fee (3)
Common Stock, $0.001 par value (2)	87,172,755 Shares of Common Stock	$0.105	$9,153,139.28	$1,062.68 (3)

(1)	All of the shares are offered by the selling stockholder. This registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, using the average of the high and low prices as reported on the NASDAQ Capital Market on June 20, 2011, which was $0.105 per share.

(3)	Previously paid

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

This information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 29, 2011
87,172,755 Shares of Common Stock
     This prospectus relates to the resale of 87,172,755 shares of our common stock by one of our stockholders, or selling stockholder, named in the section of this prospectus titled “Selling Stockholder.” The following shares may be offered for resale under this prospectus: 60,241,177 shares underlying convertible notes and 26,931,578 shares underlying warrants issued to the selling stockholder in a private placement.
     Although we will pay all of the expenses incident to the registration of the shares, we will not receive any proceeds from the sales by the selling stockholder. We will, however, to the extent the warrants are exercised for cash, as opposed to being exercised on a cashless basis, receive proceeds from such exercises. To the extent we receive such proceeds, they will be used for working capital purposes.
     Our common stock is listed on the OTC Bulletin Board under the symbol “COIN.” On July 25, 2011, the closing sale price of our common stock on the OTC Bulletin Board was $0.07 per share.
     These are speculative securities. Investing in our securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See the section entitled “Risk Factors.”
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is       , 2011

PROSPECTUS SUMMARY
   The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the section entitled “Risk Factors.” Reference to “we,” “us,” “our,” “Converted Organics” or the “Company” means Converted Organics Inc. and its subsidiaries.
Our Company
     Converted Organics Inc. utilizes innovative clean technologies to establish and operate environmentally friendly businesses. We are dedicated to creating a cleaner, greener future, and we operate using sustainable business practices that support this vision.
     Converted Organics currently operates in three business areas: Organic Fertilizer, Industrial Wastewater Treatment, and Vertical Farming.
     Organic Fertilizer. The Company operates a processing facility that converts food waste and other feedstock into all-natural fertilizers, biostimulants, and soil amendment products. Using these products allows agricultural businesses, lawn care professionals, and home gardeners to grow healthier crops while simultaneously supporting the recycling of food waste.
     Industrial Wastewater Treatment. Utilizing an innovative wastewater treatment process, Converted Organics’ Industrial Wastewater Resources division (“IWR”) provides a means of treating aqueous waste streams. This technology, which can use waste heat and renewable energy as fuel, produces only two byproducts: clean water vapor and landfill-appropriate residual solids.
     Vertical Farming. We also engage in vertical farming through our TerraSphere business, which builds efficient systems for growing pesticide-free organic produce in a controlled indoor environment. TerraSphere’s clean technology helps to promote the sustainable consumption of natural resources by accelerating plant production and maximizing crop yields. This technology also lessens environmental footprints through the reduction of carbon emissions and fuel use associated with traditional crop production and distribution.
     Recent Financial Results. For the years ended December 31, 2010 and 2009, we incurred a net loss of approximately $50.7 million and $21.1 million, respectively, had an accumulated deficit of $100.5 million and $49.9 million, respectively, and had outstanding debt of approximately $729,000 and $21,121,000 respectively. For the three months ended March 31, 2011 and 2010, we incurred a net loss of approximately $1.8 million and $6.4 million, respectively, had an accumulated deficit of $102.2 million and $56.3 million, respectively, and had outstanding debt of $320,000 and $20,109,000 respectively.
     Going Concern. There exists substantial doubt regarding our ability to continue as a going concern. Our independent registered public accounting firm has added an emphasis of matter paragraph to their report for our fiscal year ended December 31, 2010 with respect to our ability to continue as a going concern. Our consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. If we became unable to continue as a going concern, we would have to liquidate our assets and we might receive significantly less than the values at which they are carried on our consolidated financial statements. The inclusion of a going concern modification in our independent registered public accounting firm’s audit opinion for the year ended December 31, 2010 may materially and adversely affect our stock or our ability to raise new capital.
     Need for Additional Capital. If we do not receive additional funds in excess of the amount of cash on hand, whether as a result of the exercise of outstanding warrants issued in our December 2010 financing, or otherwise, we will not be able to continue our operations. We have projected our net cash out flows to be approximately $350,000 per month, and therefore, based on the cash on hand as of the filing date of this report, we have sufficient cash to operate until the end of 2011 assuming we expend no cash on future IWR, TerraSphere, or fertilizer capital projects. However, as our business strategy involves growing our IWR and TerraSphere divisions, we expect that we will require additional cash prior to the end of 2011. At this time, we do not have any commitments for additional financing, and there is no assurance that capital in any form will be available to us on terms and conditions that are acceptable or at all.
     Woodbridge Facility Closing. On July 30, 2010, we temporarily halted production at our facility in Woodbridge, New Jersey (the “Woodbridge facility”) in order to undertake steps to lower our cost structure at the Woodbridge facility. The Woodbridge facility was designed to service the New York-Northern New Jersey metropolitan area. Specifically we attempted to negotiate more favorable terms under our operating lease and to lower certain utility costs. We were unable to lower such costs and therefore, our management determined that we could not sustain the negative cash flow from the Woodbridge facility and discontinued operations at the Woodbridge plant.
     Our principal executive office is located at 137A Lewis Wharf, Boston, MA 02110, and our phone number is (617) 624-0111. Our website address is www.convertedorganics.com. Information contained on our website does not constitute part of this prospectus.
Recent Developments
     On July 7, 2011 our common stock was delisted from the NASDAQ Capital Market and commenced trading on the OTC Bulletin Board. Over-the-counter markets are generally considered to be less efficient than, and not as broad as, a stock exchange. There may be a limited market for our stock now that it is quoted on the OTC Bulletin Board, trading in our stock may become more difficult and our share price could decrease. Our common stock is also subject to penny stock rules, which impose additional sales practice requirements on broker-dealers who sell our common stock. The SEC generally defines “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The ability of broker-dealers to sell our common stock and the ability of our stockholders to sell their shares in the secondary market will be limited and, as a result, the market liquidity for our common stock will likely be adversely affected.
Private Placement of Notes and Warrants
     In April 2011, we sold to an institutional investor a note and three warrants. We sold a convertible note in the aggregate original principal amount of $3,850,000, which note is convertible into shares of our common stock. The note was issued with an original issue discount of approximately 9.1%, and the purchase price of the note was $3,500,000. The note is not interest bearing, unless we are in default on the note, in which case the note carries an interest rate of 18% per annum.

     The note is initially convertible into shares of common stock at a conversion price of $0.40 per share, provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the note will be lowered to the per share price for the dilutive issuances. We are required to repay the note in five equal installments on July 31, 2011; August 31, 2011; September 30, 2011; October 31, 2011; and November 30, 2011, either in cash or in shares of our common stock. If we choose to utilize shares of our common stock for the payment, we must make an irrevocable decision to use shares 23 trading days prior to the installment payment date, and the value of our shares will be equal to 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount (the “Installment Conversion Price”). If we choose to make an installment payment in shares of common stock, we must make a pre-installment payment of shares (the “Pre-Installment Shares”) to the note holder 20 trading days prior to the applicable installment date based on the value of our shares equal to 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount. On the installment date, to the extent we owe the note holder additional shares in excess of the Pre-Installment Shares to satisfy the installment payment, we will issue the note holder additional shares, and to the extent we have issued excess shares, such shares will be applied to future payments.
     If an event of default occurs under the note, we must redeem the note in cash at the greater of 135% of the unconverted principal amount or 135% of the greatest equity value of the shares of common stock underlying the note from the date of the default until the redemption is completed.
     The conversion price of the note is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of the note may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.
     Pursuant to the terms of the agreement governing the issuance of the above note, we also issued to the investor warrants to acquire shares of common stock, in the form of three warrants: (i) “Series A Warrants”, (ii) “Series B Warrants” and (iii) “Series C Warrants” (collectively, the “Warrants”).
     The Series B Warrants are exercisable six months and one day after issuance and expire March 13, 2012. The Series B Warrants provide that the holders are initially entitled to purchase an aggregate of 9,143,750 shares at an initial exercise price of $0.4125 per share. If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series B Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series B Warrants will adjust to the average of the Installment Conversion Prices used to repay the note discussed above. The floor price for the exercise price of the Series B Warrants is $0.34. The number of shares underlying the Series B Warrants will adjust whenever the exercise price adjusts, such that at all times the aggregate exercise price of the Series B Warrants will be $3,771,797.
     To the extent we enter into a fundamental transaction (as defined in the Series B Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series B Warrants from the holders at their Black-Scholes value.
     If our common stock trades at a price at least 200% above the Series B Warrants exercise price for a period of 10 trading days, we may force the exercise of the Series B Warrants if we meet certain conditions.
     The Series A and Series C Warrants are exercisable six months and one day after issuance and have a five year term commencing on the initial exercise date. The Series A Warrants provide that the holders are initially entitled to purchase an aggregate of 4,812,500 shares at an initial exercise price of $0.40 per share. The Series C Warrants provide that the holders are initially entitled to purchase an aggregate of 4,343,285 shares at an initial exercise price of $0.425 per share. If on the expiration date of the Series B Warrants, a holder of such warrant has not exercised such warrant for at least 50% of the shares underlying such warrant, we have the right to redeem from such holder its Series C Warrant for $1,000 under certain circumstances.
     If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series A and Series C Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series A and Series C Warrants will adjust to the average of the Installment Conversion Prices used to repay the note discussed above. The number of shares underlying the Series A and Series C Warrants will not be adjusted due to an adjustment of the exercise price pursuant to the preceding two sentences.
     To the extent we enter into a fundamental transaction (as defined in the Series A and Series C Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series A and Series C Warrants from the holder at their Black-Scholes value.
     The exercise price of all the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.
     We and our subsidiaries entered into a security agreement with the investor pursuant to which we and our subsidiaries granted the investor a security interest in all of our respective assets securing our obligations under the above note. In addition, our subsidiaries entered into guaranty agreements with the investor pursuant to which the subsidiaries guaranteed our obligations under the note.
     We entered into a registration rights agreement with the investor pursuant to which we agreed to register the resale of 133% of the shares of common stock underlying the note and Warrants. We agreed to file a registration statement within 10 days after we obtained shareholder approval of the financing, which occurred on June 13, 2011. To the extent we fail to file the registration statement on a timely basis or if the registration statement is not declared effective within 90 days after we obtained shareholder approval, we agreed to make certain payments to the investor. The registration statement of which this prospectus is a part is being filed to satisfy the foregoing obligations.
Shareholder Meeting
     On June 13, 2011, we held our 2011 Annual Meeting of Stockholders at which our shareholders approved, among other matters:
•	the amendment of our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue from 250,000,000 to 500,000,000;

•	the authorization of the Board to further amend the Certificate of Incorporation to effect a reverse split of the our common stock within a range of 1-for-2 and 1-for-10;

•	the issuance of 20% or more of our common stock related to the note and Warrants discussed above;

•	the future adjustments of the exercise prices of both the Series A and Series C Warrants discussed above below their floor prices; and

•	the future adjustments of the exercise prices of certain of our currently outstanding Class E and Class F Warrants.
Reverse Split
     On June 15, 2011, at a special meeting of the Board of Directors, our Board voted in favor of not proceeding at this time with the reverse split approved by our shareholders on June 13, 2011.

RISK FACTORS
     If you purchase our securities, you will assume a high degree of risk. In deciding whether to invest, you should carefully consider the following risk factors, as well as the other information contained elsewhere in this prospectus. Any of the following risks, as well as other risks and uncertainties discussed in this prospectus, could have a material adverse effect on our business, financial condition, results of operations or prospects and cause the value of our securities to decline, which could cause you to lose all or part of your investment.
We could fail to remain a going concern. We will need to raise additional capital to fund our operations through the near term, and we do not have any commitments for that capital.
     There exists substantial doubt regarding our ability to continue as a going concern. Our independent registered public accounting firm has added an emphasis of matter paragraph to their report for our fiscal year ended December 31, 2010 with respect to our ability to continue as a going concern. Our consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. If we became unable to continue as a going concern, we would have to liquidate our assets and we might receive significantly less than the values at which they are carried on our consolidated financial statements. The inclusion of a going concern modification in our independent registered public accounting firm’s audit opinion for the year ended December 31, 2010 may materially and adversely affect our stock or our ability to raise new capital.
     As reflected in our financial statements, for the year ended December 31, 2010, we incurred a net loss of approximately $50.7 million and as of December 31, 2010, had an accumulated deficit of $100.5 million, and had a working capital deficiency. If the Series B warrants issued in our December 17, 2010 convertible note financing are exercised, we believe we will have sufficient capital to fund our current operations through the end of 2011. However, in the months following the issuance of the Series B warrants, our stock price has closed at both above and below the exercise price of these warrants. It is unlikely that any warrants will be exercised at a time when the price of our stock is below that of the exercise price.
     We will need additional capital and/or increased sales to execute our business strategy, and if we are unsuccessful in either raising additional capital or achieving desired sales levels we will be unable to fully execute our business strategy on a timely basis, if at all. If we raise additional capital through the issuance of debt securities, the debt securities may be secured and any interest payments would reduce the amount of cash available to operate and grow our business. If we raise additional capital through the issuance of equity securities, such issuances will likely cause dilution to our stockholders, particularly if we are required to do so during periods when our common stock is trading at historically low price levels.
     Additionally, we do not know whether any financing, if obtained, will be adequate to meet our capital needs and to support our growth. If we are unsuccessful in raising additional capital, we may be unable to fully execute our business strategy on a timely basis, if at all. If adequate capital cannot be obtained on satisfactory terms, we may curtail or delay implementation of updates to our facilities or delay the expansion of our sales and marketing capabilities, any of which could cause our business to fail.
Our common stock has been delisted from the NASDAQ Capital Market, which may decrease the liquidity of our common stock and subject us to the SEC’s penny stock rules.
     On July 7, 2011 our common stock was delisted from the NASDAQ Capital Market and commenced trading on the OTC Bulletin Board. Over-the-counter markets are generally considered to be less efficient than, and not as broad as, a stock exchange. There may be a limited market for our stock now that it is quoted on the OTC Bulletin Board, trading in our stock may become more difficult and our share price could decrease. Specifically, shareholders may not be able to resell their shares of common stock at or above the price paid for such shares or at all.
     In addition, our ability to raise additional capital may be impaired because of the less liquid nature of the over-the-counter markets. While we cannot guarantee that we would be able to complete an equity financing on acceptable terms, or at all, we believe that dilution from any equity financing while our shares are quoted on an over-the-counter market could be substantially greater than if we were to complete a financing while our common stock is traded on a national securities exchange. Further, now that our stock is not traded on an exchange, upon the filing of our annual report for the year ended December 31, 2011, we will no longer be eligible to use our outstanding shelf registration statement on Form S-3 for the registration of our securities, which could impair our ability to raise additional capital as needed.
     Our common stock is also subject to penny stock rules, which impose additional sales practice requirements on broker-dealers who sell our common stock. The SEC generally defines “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The ability of broker-dealers to sell our common stock and the ability of our stockholders to sell their shares in the secondary market will be limited and, as a result, the market liquidity for our common stock will likely be adversely affected.

We will need to obtain additional debt and equity financing to complete subsequent stages of our business plan, including the funds required to expand our Fertilizer, Industrial Wastewater and Vertical Farming businesses.
     To meet future capital requirements necessary for the expansion of our business, we may issue additional securities in the future with rights, terms and preferences designated by our Board of Directors, without a vote of stockholders, which could adversely affect stockholder rights. Additional financing will likely cause dilution to our stockholders and could involve the issuance of securities with rights senior to our currently outstanding shares. There is no assurance that such financing will be sufficient, that the financing will be available on terms acceptable to us and at such times as required, or that we will be able to obtain the additional financing required, if any, for the continued operation and growth of our business. Any inability to raise necessary capital will have a material adverse effect on our ability to implement our business strategy and will have a material adverse effect on our revenues and net income.
If the National Organic Program changes its standards with respect to the use of corn steep liquor in organic crop production, we may no longer be allowed to sell certain of our products into the organic markets, which would materially lower our sales at our Gonzales facility.
     In April 2011, the National Organic Standards Board (NOSB) did not vote in favor of classifying corn steep liquor as synthetic, and as such it is still an acceptable product for us in organic crop production. However, it is still possible that the NOSB could reverse this decision in the future, which would have a significant negative effect on approximately 60% of our current sales from the Gonzales facility. The two products that currently account for the majority of our sales from the Gonzales facility into the organic agriculture market are both derived from corn steep liquor. If corn steep liquor were to be classified as synthetic, we would have to reformulate our highest selling products and then have the products certified for sale into the organic market. Organic certification can take months to achieve and it is unclear if we would be able to find an ingredient suitable to replace corn steep liquor.
We expect to incur significant losses for some time, and we may never operate profitably.
     From inception through December 31, 2010, we have incurred an accumulated net loss of approximately $100.5 million. The revenues that we began to generate from our Gonzales facility in February 2008 and from our TerraSphere acquisition have not yet resulted in our earning a profit, and we will continue to incur significant losses for at least the near future. There is no assurance that our operations will ever become profitable.
We have limited operating history, we have recently added new lines of unproven businesses, and our prospects are difficult to evaluate.
     We have not operated any facility other than our Gonzales facility, which we purchased in January 2008 and our Woodbridge facility, which we operated in 2009 and part of 2010. In addition, during the last year we added our IWR business and our vertical farming business, each of which are unproven businesses. Our activities to date have been primarily limited to developing our business, and consequently there is limited historical financial information related to operations available upon which you may base your evaluation of our business and prospects. The revenue and income potential of our business is unproven. If we are unable to develop our business, we will not achieve our goals and could suffer economic loss or collapse, which may have a material negative effect on our financial performance.
If we are unable to manage our transition to a diversified operating company effectively, our operating results will be adversely affected.
     Failure to effectively manage our transition to a diversified operating company will harm our business. To date, substantially all of our activities and resources have been directed at developing our business plan, arranging financing, licensing technology, obtaining permits and approvals, securing a lease for our Woodbridge facility and options for additional facilities, hiring and training a sales force, and purchasing our Gonzales facility. The transition to a diversified company with three divisions requires effective planning and management. In addition, future expansion will be expensive and will likely strain our management and other resources. We may not be able to effectively manage our transition to operating a diversified company.
We currently operate three businesses, only one of which is cash flow positive.
     We currently operate three businesses, only one of which is cash flow positive. If we fail to generate sufficient undiscounted cash flows from the assets acquired or purchased for these businesses, we may have to recognize any impairment of the value of those associated assets in the future. Any such impairment would result in a charge to our operating results.
We are exposed to risks from legislation requiring companies to evaluate internal control over financial reporting.
     Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) required our management to begin to report on the operating effectiveness of our internal control over financial reporting for the year ended December 31, 2009. We must continue an ongoing program of system and process evaluation and testing necessary to comply with these requirements. We expect that this program will require us to incur significant expenses and to devote additional resources to Section 404 compliance on an ongoing annual basis. We cannot predict how regulators will react or how the market prices of our securities will be affected in the event that our Chief Executive Officer and Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404.
Our future success is dependent on our existing key employees and hiring and assimilating new key employees; our inability to attract or retain key personnel in the future would materially harm our business and results of operations.
     Our success depends on the continuing efforts and abilities of our current management team. In addition, our future success will depend, in part, on our ability to attract and retain highly skilled employees, including management, technical and sales personnel. We may be unable to identify and attract highly qualified employees in the future. In addition, we may not be able to successfully assimilate these employees or hire qualified personnel to replace them if they leave the Company. The loss of the services of any of our key personnel, the inability to attract or retain key personnel in the future, or delays in hiring required personnel could materially harm our business and results of operations.
We may be unable to establish marketing and sales capabilities necessary to commercialize and gain market acceptance for our products.
     We currently have limited resources with which to expand our sales and marketing capabilities. Co-promotion or other marketing arrangements to commercialize our planned products could significantly limit the revenues we derive from our products, and the parties with whom we would enter into such agreements may fail to commercialize our products successfully. Our products address different markets and can be offered through multiple sales channels. Addressing each market effectively will require sales and marketing resources tailored to the particular market and to the sales channels that we choose to employ, and we may not be able to develop such specialized marketing resources.
Energy and fuel cost variations could adversely affect operating results and expenses.
     Energy costs, particularly electricity and natural gas, constitute a substantial portion of our operating expenses. The price and supply of energy and natural gas are unpredictable and fluctuate based on events outside our control, including demand for oil and gas, weather, actions by OPEC and other oil and gas producers, and conflict in oil-producing countries. Price escalations in the cost of electricity or reductions in the supply of natural gas could increase operating expenses and negatively affect our results of operations. We may not be able to pass through all or part of the increased energy and fuel costs to our customers.
Successful infringement claims by third parties could result in substantial damages, lost product sales and the loss of important proprietary rights.
     We may have to defend ourselves against patent and other infringement claims asserted by third parties regarding the technology we own or have licensed, resulting in diversion of management focus and additional expenses for the defense of claims. In addition, if a patent infringement suit was brought, we might be forced to stop or delay the development, manufacture or sales of potential products that were claimed to infringe a patent covering a third party’s intellectual property unless that party granted us rights to use its intellectual property. We may be unable to obtain these rights on terms acceptable to us, if at all. If we cannot obtain all necessary licenses or other such rights on commercially reasonable terms, we may be unable to continue selling such products. Even if we are able to obtain certain rights to a third party’s patented intellectual property, these rights may be non-exclusive, and therefore our competitors may obtain access to the same intellectual property. Ultimately, we may be unable to commercialize our potential products or may have to cease some or all of our business operations as a result of patent infringement claims, which could severely harm our business.
Defects in our products or failures in quality control could impair our ability to sell our products or could result in product liability claims, litigation and other significant events with substantial additional costs.
     Detection of any significant defects in our products or failure in our quality control procedures may result in, among other things, delay in time-to-market, loss of sales and market acceptance of our products, diversion of development resources, and injury to our reputation. The costs we may incur in correcting any product defects may be substantial. Additionally, errors, defects or other performance problems could result in financial or other damages to our customers, which could result in litigation. Product liability litigation, even if we prevail, would be time consuming and costly to defend, and if we do not prevail, could result in the imposition of a damages award. We presently maintain product liability insurance; however, it may not be adequate to cover any claims.
Changes in environmental regulations or violations of such regulations could result in increased expense and could have a material negative effect on our financial performance.
     We are subject to extensive air, water and other environmental regulations and need to maintain our environmental permits, and need to obtain a number of environmental permits to construct and operate our planned facilities. If for any reason any of these permits are not maintained or granted, construction costs for our facilities may increase, or the facilities may not be constructed at all. Additionally, any changes in environmental laws and regulations, both at the federal and state level, could require us to invest or spend considerable resources in order to comply with future environmental regulations. We have been fined for alleged environmental violations in connection with the operation of our former Woodbridge facility, and are currently contesting certain alleged environmental violations. Our failure to comply with environmental regulations could cause us to lose our required permits, which could cause the interruption or cessation of our operations. Furthermore, the expense of compliance could be significant enough to adversely affect our operation and have a material negative effect on our financial performance.
Our facilities will require certain permits to operate, which we may not be able to obtain at all or obtain on a timely basis.
     For our Gonzales facility, we have obtained the permits and approvals required to operate the facilities. We may not be able to secure all the necessary permits for future facilities on a timely basis or at all, which may prevent us or potential licensees from operating such facilities according to our business plan.
     For future facilities, particularly in the organic fertilizer and IWR areas, we may need certain permits to operate solid waste or recycling facilities, as well as permits for our sewage connection, water supply, land use, air emission, and wastewater discharge. The specific permit and approval requirements are set by the state and the various local jurisdictions, including but not limited to city, town, county, township, and state agencies having control over the specific properties. Permits once given may be withdrawn. Inability to obtain or maintain permits to construct, operate or maintain our facilities will severely and adversely affect our business.
The fertilizer industry is highly competitive, which may adversely affect our ability to generate and grow sales.
     Chemical fertilizers are manufactured by many companies, are plentiful, and are relatively inexpensive. In addition, there are over 1,700 “crop products” registered as “organic” with the Organic Materials Review Institute, a number that has more than doubled since 2002. If we fail to keep up with changes affecting the markets that we intend to serve, we will become less competitive, thereby adversely affecting our financial performance.

Pressure by our customers to reduce prices and agree to long-term supply arrangements may adversely affect our net sales and profit margins.
     Our current and potential customers, especially large agricultural companies, are often under budgetary pressure and are very price sensitive. Our customers may negotiate supply arrangements with us well in advance of delivery dates, thereby requiring us to commit to product prices before we can accurately determine our final costs. If this happens, we may have to reduce our conversion costs and obtain higher volume orders to offset lower average sales prices. If we are unable to offset lower sales prices by reducing our costs, our gross profit margins will decline, which could have a material negative effect on our financial performance.
Our High Temperature Liquid Composting, or HTLC ®, technology imposes obligations on us related to infringement actions that may become burdensome.
     If the use of our HTLC ® technology is alleged to infringe the intellectual property of a third party, we may become obligated to defend such infringement action. In such an event, we may become obligated to find alternative technology or to pay a royalty to a third party in order to continue to operate.
     If a third party is allegedly infringing any of our HTLC ® technology, then we may attempt to enforce our intellectual property rights. In general, our possession of rights to use the know-how related to our HTLC ® technology will not be sufficient to prevent others from employing similar technology that we believe is infringing. Any such enforcement action against alleged infringers may be required at our expense. The costs of such an enforcement action may be prohibitive, reduce our net income, if any, or prevent us from continuing operations.
Our Gonzales and discontinued Woodbridge facilities, as well as future facility sites, may have unknown environmental problems that could be expensive and time-consuming to correct.
     There can be no assurance that we will not encounter hazardous environmental conditions at the Gonzales facility site or at any additional future facility sites that may delay the construction of our food waste conversion facilities or require us to incur significant clean-up or correction costs. Upon encountering a hazardous environmental condition, our contractor may suspend work in the affected area. If we receive notice of a hazardous environmental condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous environmental condition will likely delay construction of the particular facility and may require significant expenditures to correct the environmental condition. If we encounter any hazardous environmental conditions during construction that require time or money to correct, such event could delay our ability to generate revenue.
     Although we have discontinued our operations at our former Woodbridge facility, terminated our lease agreement, and surrendered the property to the landlord, we have received no formal notification from the New Jersey Department of Environmental Protection (NJDEP) that the plant shut-down has been deemed to be final. As such, there is still a possibility that the NJDEP could determine that additional closure activities may be required at the site to complete the final permit termination.
We have little or no experience in the fertilizer industry, which increases the risk of our inability to build or license our facilities and operate our business.
     We are currently, and are likely for some time to continue to be, dependent upon our present management team. Most of these individuals are experienced both in business generally and in the government and operation of public companies. However, our present management team does not have experience in organizing the construction, equipping, and start-up of a food waste conversion facility, except for our Gonzales and our former Woodbridge facilities. In addition, none of our directors has any prior experience in the food waste conversion or fertilizer products industries. As a result, we may not develop our business successfully.

The communities where our facilities may be located may be averse to hosting waste handling and manufacturing facilities.
     Local residents and authorities in communities where our facilities may be located may be concerned about odor, vermin, noise, increased truck traffic, air pollution, decreased property values, and public health risks associated with operating a manufacturing facility in their area. These constituencies may oppose our permitting applications or raise other issues regarding our proposed facilities or bring legal challenges to prevent us from constructing or operating facilities.
     During the start-up phase at the former Woodbridge facility, we experienced odor-related issues. As a result of these issues, we were assessed fines from the Health Department of Middlesex County, New Jersey and have been named as a party in a lawsuit by a neighboring business. With respect to the fines assessed by the Health Department, we have negotiated a settlement agreement for the full amount of fines assessed. With respect to the litigation, the plaintiff has alleged various causes of action connected to the odors emanating from the facility and in addition to monetary damages, is seeking enjoinment of any and all operations which in any way cause or contribute to the alleged pollution. If we are unsuccessful in defending the above litigation or any new litigation, we may be subject to judgments or fines, or our operations may be interrupted or terminated. Even though we have discontinued the operations at our Woodbridge facility these issues could occur at future owned or licensed facilities.
We are dependent on a small number of major customers for our revenues and the loss of any of these major customers would adversely affect our results of operations.
     Our Gonzales facility relies on a few major customers for a majority of their revenues. For the three month period ended March 31, 2011, approximately 62% of its revenues were derived from four customers – Verdi Tech – 25%; American Farms – 15%; New England pottery – 12%; and Crop Production Services – 10%. We do not have any long-term agreements with any of our customers. The loss of any of our major customers could adversely affect our results of operations.
The operation of our Concentrators will require routine ongoing maintenance, which we are responsible for.
     Our current and future agreements with customers will require us to operate the Concentrators and make repairs as necessary. Hiring employees local to the operating site that are capable of performing these tasks is essential to our success.
Expansion of our IWR business is dependent upon our ability to secure project financing for the building of new Concentrators.
     Even if we are able to enter into an agreement with a new customer to provide wastewater treatment services, we would be unable to perform under the contract should we be unable to finance the building of a unit to be used at the customer’s site. Our IWR business is new and to date we have not obtained financing for any IWR project. As such, we do not know whether we will be able to obtain such project financing in the future, or what the terms of such project financing would be if we were able to obtain the financing. We will not be able to finance the purchase of new Concentrators from our internal working capital. Therefore, the failure to obtain project financing in the future is critical to our ability to develop and commercialize our IWR business.
TerraSphere has a limited operating history and its prospects are difficult to evaluate.
     When we acquired TerraSphere in November of 2010, it was an early stage company whose activities had been primarily limited to the development of its technology. As such, there is limited historical financial information available, and the revenue and income potential of TerraSphere’s business is unproven. If TerraSphere is unable to develop its business and consequently suffers economic loss or collapse, there may be a material negative effect on the Company’s financial performance.
TerraSphere’s licensees are generally early stage companies and the failure of such licensees to be successful may adversely affect TerraSphere’s future revenues.
     TerraSphere generates revenues from its licensee partners initially from license fees, followed by such partners purchasing equipment from TerraSphere and finally from royalties from product sales. If these licensees are not successful in securing the initial capital required to begin operations, they may not be in a position to pay

TerraSphere future license fees, purchase equipment, or pay royalties. The failure of TerraSphere’s licensees may have a material adverse effect on TerraSphere’s future revenues.
TerraSphere is dependent on a small number of major customers for its revenues.
     To date, TerraSphere has relied on a few major customers for a majority of its revenues. We have established a reserve for certain TerraSphere customer accounts receivable balances due us as of December 31, 2010, and the loss of any of TerraSphere’s major customers could slow down or curtail our plans for growing the business. Since December 31, 2010, TerraSphere had not signed any new licensees.
Sale of product produced from a TerraSphere facility will be subject to certain food safety regulations.
     In order to sell our produce, we must follow applicable food safety regulations. At minimum, we must comply with laws enforced by federal agencies such as the FDA and USDA, and some states may impose stricter standards than those of the federal government. In Canada we must also comply with laws enforced by the Canadian Food Inspection Agency and other regulatory bodies.
We have a significant number of warrants outstanding, and while these warrants are outstanding, it may be more difficult to raise additional equity capital. Additionally, certain of these warrants contain anti-dilution and price-protection provisions that may result in the reduction of their exercise prices in the future.
     As of June 20, 2011, we have outstanding warrants to purchase 95,874,655 shares of common stock. The holders of these warrants are given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while these warrants are outstanding. At any time during which these public warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms from other sources. Furthermore, the majority of these warrants contain price-protection provisions under which, if were to issue securities at a price lower than the exercise price of such warrants, the exercise price of the warrants would be reduced, with certain exceptions, to the lower price. In the past, we have entered into transactions that have resulted in the reduction of the exercise price of our outstanding warrants.
If we issue shares of preferred stock, your investment could be diluted or subordinated to the rights of the holders of preferred stock.
     Our Board of Directors is authorized by our Certificate of Incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our Board of Directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then-market price of such stock. Presently, our Board of Directors does not intend to seek stockholder approval prior to the issuance of currently authorized preferred stock, unless otherwise required by law or applicable stock exchange rules. Although we have no plans to issue any additional shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock, any such action by our Board of Directors or issuance of preferred stock by us could dilute your investment in our common stock and warrants or subordinate your holdings to such shares of preferred stock.

Future issuances or sales, or the potential for future issuances or sales, of shares of our common stock, the exercise of warrants to purchase our common stock, or the conversion of convertible notes into our common stock, may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.
     During 2010 and 2011, we issued a significant number of shares of our common stock, warrants to acquire shares of our common stock, preferred stock convertible into shares of our common stock, and convertible notes that may be converted into our common stock in connection with various financings and the repayment of debt, and we anticipate that we will continue to do so in the future. The additional shares of our common stock issued and to be issued in the future upon the exercise of warrants or options or the conversion of debt could cause the market price of our common stock to decline, and could have an adverse effect on our earnings per share if and when we become profitable. In addition, future sales of a substantial number of shares of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline, and could materially impair our ability to raise capital through the sale of additional securities.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Words such as “may,” “potential,” “anticipate,” “could,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Some of the factors which could cause our results to differ materially from our expectations include the following:
•	consumer demand for our products;

•	the availability of an adequate supply of food waste stream feedstock and the competition for such supply;

•	the unpredictable cost of compliance with environmental and other government regulation;

•	the time and cost of obtaining USDA, state or other product labeling designations;

•	our ability to manage expenses;

•	the demand for organic fertilizer and the resulting prices that customers are willing to pay;

•	supply of organic fertilizer products from the use of competing or newly developed technologies;

•	our ability to attract and retain key personnel;

•	adoption of new accounting regulations and standards;

•	adverse changes in the securities markets; and

•	the availability of and costs associated with sources of liquidity, including our ability to obtain bond financing for future facilities.
     Please also see the discussion of risks and uncertainties under the heading “Risk Factors” above.
     In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
     If exercised, we will receive gross proceeds of approximately $3.8 million from the exercise of the Series B Warrants. If exercised, we will receive a maximum of approximately $3.8 million from the exercise of the Series A and Series C Warrants. If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series A and Series C Warrants will be lowered to the per share price for the dilutive issuances. However, the number of shares underlying the Series A and Series C Warrants will not be adjusted due to an adjustment of the exercise price. As such, the proceeds we receive from the Series A and Series C Warrants may be reduced if the exercise price of the Series A and Series C Warrants is lowered.
     We will retain discretion over the use of the net proceeds we may receive, but we currently intend to use such proceeds, if any, for working capital purposes.
     We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

PRICE RANGE OF COMMON STOCK
Market Information
     Our common stock has been quoted on the OTC Bulletin Board since July 7, 2011. Our common stock was listed on the NASDAQ Capital Market under the symbol “COIN” from March 16, 2007 until July 7, 2011. Prior to March 16, 2007, there was no public market for our common stock. The following table presents the high and low bid price for our common stock during the periods while our common stock was listed on the OTC Bulletin Board and the range of high and low sales prices per share as reported on NASDAQ for the periods indicated while our common stock traded on such exchange.

2009	High	Low
First Quarter	$4.05	$0.76
Second Quarter	$2.19	$0.76
Third Quarter	$1.48	$0.95
Fourth Quarter	$1.30	$0.59

2010
First Quarter	$1.14	$0.68
Second Quarter	$1.18	$0.61
Third Quarter	$0.72	$0.39
Fourth Quarter	$0.58	$0.32

2011
First Quarter	$0.49	$0.30
Second Quarter (through July 25, 2011)	$0.30	$0.05
Holders
     As of April 18, 2011, there were approximately 1,000 beneficial holders of our common stock.
Dividends
     We have not declared or paid any cash dividends and do not intend to pay any cash dividends in the foreseeable future. We intend to retain any future earnings for use in the operation and expansion of our business. Any future decision to pay cash dividends on common stock will be at the discretion of our Board of Directors and will depend upon, our financial condition, results of operation, capital requirements and other factors our Board of Directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS
     The following discussion should be read in conjunction with the consolidated financial statements and related notes to the financial statements included elsewhere in this prospectus.
Introduction
     Converted Organics Inc. (the “Company” or “COIN”) has three lines of business, (1) organic fertilizer, (2) vertical farming and (3) industrial wastewater treatment. Based on the nature of products and services offered, the Company has determined that all three lines of business are reportable segments at March 31, 2011.
     The Company evaluates performance based on several factors, of which the primary financial measure is business segment operating income. There were no intersegment sales for the three months ended March 31, 2011. The discreet financial information presented below is for the three month period ended March 31, 2011.

	Organic	Vertical	Industrial	Corporate and
	Fertilizer	Farming	Wastewater	Eliminations	Consolidated
Revenues	$644,000	$—	$95,176	$—	$739,176
Operating loss (1)	(82,001)	(599,441)	(2,823)	(1,635,338)	(2,319,603)
Depreciation and amortization(2)	105,089	161,297	5,556	149,109	421,051
Interest expense(3)	—	6,642	—	2,267,820	2,274,462
Net loss	(82,001)	(381,080)	(2,823)	(1,334,568)	(1,800,472)
Total assets (4)	3,744,506	12,354,315	2,108,468	991,607	19,198,896
Goodwill	—	1,667,957	—	—	1,667,957
Property and equipment additions	123,564	2,255	1,600,000	—	1,725,819

(1)	Operating loss of the principal businesses exclude corporate compensation, marketing expense, professional fees and other unallocated expenses.

(2)	Depreciation and amortization expense associated with property and equipment, intangibles and deferred financing fees. Corporate amortization expense relates to intangible asset technological know-how.

(3)	Corporate interest expense is primarily related to amortization of discounts on convertible notes payable.

(4)	Total business assets are the owned or allocated assets used by each business. Corporate assets consist of cash, prepaid expenses, certain other assets, and deferred financing costs.

     Revenues are attributable to geographic areas based on the locations of the customers, which are primarily within the continental United States. The fertilizer segment derived approximately 62% of its revenues from four customers (Verdi Tech – 25%; American Farms – 15%; New England pottery – 12%; and Crop Production Services – 10%) and the industrial wastewater segment derived 100% of its revenue from one customer, South Canyon Waste Systems, Inc. for the three months ended March 31, 2011.
     As of March 31, 2010, the Company was a single reportable segment.
     Our operating structure is composed of our parent company, Converted Organics Inc. and the subsidiaries listed below. Cash flow at the corporate level includes management and public company expenses, revenues and expenses associated with the Industrial Wastewater Resources (“IWR”) segment, and the revenues and costs of producing and selling the outsourced dry product fertilizer product. It is the intention of management to transfer the operations of IWR and the dry fertilizer product to a subsidiary level when business volumes become appropriate. The current subsidiaries of COIN are as follows:
•	Converted Organics of California, LLC, a wholly-owned subsidiary of COIN, which includes the operation of our Gonzales, California facility.

•	Converted Organics of Woodbridge, LLC, a wholly-owned subsidiary of COIN, which includes the discontinued operation of our Woodbridge, New Jersey facility.

•	Converted Organics of Mississippi, LLC, a wholly-owned subsidiary of COIN, established for the purpose of adding a poultry litter-based fertilizer product to the Company’s existing product lines.

•	Converted Organics of Rhode Island, LLC, a 92.5% owned subsidiary of COIN , which currently has no operating activity and which was originally established to include the operation of a previously planned fertilizer facility in Rhode Island. On February 25, 2010, we signed a letter of intent with the non-controlling member in Converted Organics of RI to sell substantially all of the assets and assign a limited select amount of liabilities of Converted Organics of RI. This entity is currently inactive.

•	TerraSphere Inc. (“TerraSphere Inc”), a Delaware C corporation and wholly owned subsidiary of COIN, was established to hold COIN’s investment in TerraSphere Systems LLC (“Systems LLC”) in which COIN acquired a 95% interest on November 12, 2010. Systems LLC owns 85% of TerraSphere Canada, LLC and 100% of Pharmasphere LLC, which in turn owns 100% of PharmaSphere Worcester, LLC. COIN’s acquisition of its interest in Systems LLC was approved by our shareholders at a special meeting held on September 16, 2010.

•	GoLocalProduceRI, LLC, a 83.34% owned subsidiary of COIN, which we acquired on December 30, 2010 for the purpose of building and operating a TerraSphere facility.
Organic Fertilizer Business
     We operate a processing facility (Gonzales, CA) that uses food and agricultural waste as raw materials to manufacture all-natural fertilizer and soil amendment products combining nutritional and disease suppression characteristics for sale to our agribusiness market. During the first quarter of 2011 we also contracted with a third party manufacturer and packager to produce an 8-1-4 dry fertilizer product. This product was manufactured for the purpose of continuing to supply our established retail and turf management customers that were previously serviced by our Woodbridge, NJ facility, which closed in 2010.
Converted Organics of California, LLC — Gonzales Facility

     The Gonzales facility is our production facility that services a strong West Coast agribusiness customer base through established distribution channels. This facility uses our proprietary technology and process known as High Temperature Liquid Composting, or HTLC ® , which processes various biodegradable waste products into liquid and food waste-based fertilizer and a limited amount of solids that could be further processed into a useable form for use in agriculture, retail, and professional turf markets.
     The Gonzales facility began to generate positive cash flow in June 2009 and has continued to do so through March 2011. For the three month period ended March 31, 2011, the Gonzales facility generated revenues of $564,000 and had a positive gross margin of $184,000, or 33% (based on no allocation of corporate overhead). We plan to continue to improve this operating margin by maximizing the production capacity at the facility, as discussed below, by generating tip fees from receiving additional quantities of solid food waste for processing and by reducing the amount of raw material and freight costs currently associated with the production process. We estimate that the plant, in its current configuration and based on current market prices, has the capacity to generate monthly sales in the range of $350,000 to $400,000. In addition, we have plans to triple production capacity of the Gonzales plant and further modify it to enable production of both liquid and solid fertilizers. We have completed certain aspects of the planned upgrades which allow us to receive solid food waste for processing, but have delayed the upgrades which would allow us to produce dry product due to a lack of market demand for a dry product within the area the Gonzales facility serves. We believe that additional liquid production capacity could be achieved by adding storage tanks and dry product capacity could be added by installing a drying and bagging line. We estimate costs to increase liquid capacity by adding storage tanks would be approximately $200,000 to $300,000 and dry line costs would approximate $500,000 to $600,000. At this time we have not committed to any such costs and have not developed a precise timeline for the completion of these projects, if they should begin. In addition, we will have to obtain the proper building permits for continued expansion, further development of the Gonzales facility will be delayed until additional market research has been completed and those permits are obtained. If sales increase above the current per month level, we expect the additional cash flow from the Gonzales facility will be used to offset operating expenses at the corporate level.
     In addition to sales of fertilizer product from our Gonzales facility, we sold approximately $80,000 of dry fertilizer product for the three month period ended March 31, 2011. We produced this dry 8-1-4 product using a third party manufacturer in order to supply product to our major retail customer and landscaping customers. Through March 31, 2011 we have produced enough of this fertilizer to supply a further $130,000 of orders, which will ship during the second quarter or 2011.
Industrial Wastewater Resources Business
     In March 2010, we began to operate an Industrial Wastewater Resources (“IWR”) division of the Company to leverage our exclusive license of the LM-HT ® Concentrator technology for the treatment of industrial wastewater (“IW”). Due to its unique, energy efficient design, the LM-HT ® Concentrator provides a highly cost-effective alternative to traditional IW treatment technology. Once the LM-HT ® Concentrators are installed, we plan to apply for carbon credits and government grants based on the technology’s ability to reduce carbon emissions and energy consumption through its use of waste heat and renewable energy as thermal fuel.
     On March 23, 2010, we entered into a loan and license agreement with Heartland Technology Partners, LLC (“HTP”). The loan agreement required us to advance $500,000 to HTP in three monthly installments that commenced upon signing of the loan. The outstanding principal balance of the loan is due if either a change of control of HTP or the completion by HTP of a financing in excess of $10 million occurs on or before June 30, 2012. In consideration for entering into the loan agreement, we were granted an exclusive, irrevocable license to utilize HTP’s patented LM-HT ® Concentrator technology in the U.S. industrial wastewater market. The IW market involves the treatment of waters that have been contaminated by anthropogenic industrial or commercial activities, prior to their reuse or release into the environment. The LM-HT ® Concentrator reduces carbon emissions compared to traditional technologies by using waste heat and renewable energy as thermal fuel. We have hired a senior executive in the wastewater processing industry and have begun to develop plans to operate our Industrial Wastewater Resources division. On July 30, 2010, we signed a letter of intent with Spirit Services, Inc. to jointly develop an energy and IW treatment facility using our exclusively licensed technology to evaporate IW at a facility in South Boston, Virginia. In addition we have entered into discussions with various parties to establish relationships to jointly develop IW treatment facilities at certain established waste treatment facilities in the United States. Such relationships are in the development stage and we expect to build upon them, as well as secure new partnerships in 2011.
     IWR currently operates an industrial wastewater concentrator on Glenwood Springs Landfill Enterprise’s South Canyon Landfill in Glenwood Springs, CO as a result of an agreement signed on January 11, 2011. This facility is designed to treat 15,000 gallons of aqueous waste per day and is fueled by the combustion of biomass diverted from disposal in the landfill. Among the IWs to be treated by the plant are septic, wash waters, process waters, man-camp wastewaters, and wastewaters from oil and gas exploration activities. Under this agreement we are paid a per gallon fee for the amount of IW that we treat, less labor costs to operate the unit and a marketing fee to generate IW delivered to the facility. In addition, we own the evaporator unit and are responsible for repairing and maintaining it. As of January 2011 we began to generate revenue under this agreement from South Canyon Landfill’s traditional method of wastewater treatment as we waited for conditional air permits. Such permits were received in March 2011, at which time we paid $600,000 of the $1.6 million purchase price of the evaporator and the unit commenced operations. For the three months ended March 31, 2011 we recorded revenues of approximately $95,000 and gross margin of approximately $69,000 or 72% from treatment of industrial waste water at this facility.
     Our plan to increase business and revenues for IWR is to seek out municipal and industrial locations to locate our owned evaporator units and to charge a per gallon fee to treat industrial wastewater. We plan to follow the current agreement model where we would pay for labor, repairs and marketing (if required) at the location. We will have to seek specific project financing for each evaporator unit. Presently, we are in discussion with four potential owners of locations where an evaporator unit could be located. We expect that in 2011, if we are able to secure project financing, we will be able to begin operations on a second evaporator unit, in addition to the one being operated at the Glenwood Springs Landfill.
Vertical Farming Business
     On May 20, 2010, we formed TerraSphere Inc., a Delaware C corporation and a wholly owned subsidiary of the Company, for the purpose of acquiring the membership interests of TerraSphere Systems LLC (“Systems LLC”). On July 6, 2010, a membership interest purchase agreement was entered into by the Company, TerraSphere Inc., Systems LLC, and the members of Systems LLC, pursuant to which we agreed to acquire the membership interests of Systems LLC. The maximum total shares that could be issued for Systems LLC is estimated to be 34,166,667 shares of our common stock, which includes earn-out share payments of up to 14,603,175 shares of our common stock. Pursuant to the purchase agreement, the acquisition was approved by our shareholders on September 16, 2010, and the Company acquired 95% of the membership interest of Systems LLC on November 12, 2010. We agreed to issue up to 32,777,778 shares of our common stock to the members of Systems LLC in exchange for 95% of the units of Systems LLC, subject to certain anti-dilution adjustments. Of these shares, 18,174,603 shares were issued on November 12, 2010, the closing of the acquisition, and the remainder of the shares will be issued if TerraSphere achieves four milestones. As of the filing date of this report, only one of the four milestones, TerraSphere’s collection of $2.0 million of its accounts receivable by February 28, 2011, was subject to measurement. This milestone was not met, and as a result we will not issue the 1,825,397 shares of our common stock associated with that milestone. Two of three remaining milestones (market capitalization and gross margin), are to be measured as of December 31, 2011, and the final milestone (gross margin) is to be measured at December 31, 2012. For more information regarding the TerraSphere milestone payments, please see Note 4 — Acquisitions — TerraSphere Systems LLC Acquisition of our audited financial statements for the year ended December 31, 2010 set forth in this prospectus. On December 30, 2010 we also acquired an 83.34% ownership in GoLocalProduceRI, LLC (an independent TerraSphere licensee) for the purpose of building and owning a TerraSphere facility.
     Systems LLC is in the business of designing, building, and operating highly efficient and scalable systems, featuring a patented, proprietary technology that utilizes vertically-stacked modules to house rows of plants, which are then placed perpendicular to an interior light source to grow pesticide and chemical-free organic fruits and vegetables. Due to a controlled, indoor environment, the system generates fresh produce year-round in any location or climate world-wide.
     The following pro forma condensed statement of operations information is presented to illustrate the effects upon the quarter ended March 31, 2010 had the acquisitions of TerraSphere and GoLocalProduceRI been completed on January 1, 2010. The pro forma presentation is based upon available information and certain assumptions that we believe are reasonable. The unaudited supplemental pro forma information does not purport to represent what the Company’s results of operations would actually have been had these transactions in fact occurred as of the dates indicated above or to project the Company’s results of operations for the period indicated or for any other period.

For the
Quarter
Ended
March 31,
2010
Revenue	$2,544,009
Net loss	$(6,000,008)
Net loss per share, basic and diluted	$(0.11)
Weighted average common shares outstanding	56,389,068
Recent Financing Activities
December 17, 2010 and March 7, 2011 Notes and Warrants
          On December 17, 2010, we entered into a Securities Purchase Agreement (the “Agreement”) with certain institutional investors whereby we agreed to sell to the investors convertible notes in the aggregate original principal amount of $4,990,000 (the “Notes”), which are convertible into shares of our common stock. The Notes were issued with an original issue discount of approximately 4.8%, and the purchase price of the Notes was $4,750,000. The Notes are not interest bearing, unless we are in default on the Notes, in which case the Notes carry an interest rate of 18% per annum. On December 17, 2010 we sold to the Buyer $3,940,000 of the Notes and on March 7, 2011 we sold the investors the remaining $1,050,000 of the notes. We were required to repay the Notes in six equal installments commencing February 1, 2011, with respect to $3.94 million of the Notes, and April 8, 2011, with respect to $1.05 million of the Notes, either in cash or in shares of our common stock. If we choose to utilize shares of our common stock for the payment, the value of our shares will be equal to the lower of (i) the conversion price then in effect or (ii) 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount. We also have the right, at our option, to permit the holder of the Notes to convert at a lower price specified by us for a period specified by us.
     In addition, we also issued to the investors warrants to acquire shares of common stock, in the form of three warrants: (i) “Series A Warrants”, (ii) “Series B Warrants”, and (iii) “Series C Warrants” (collectively, the “Warrants”).
     The Series B Warrants became exercisable on February 28, 2011, the date upon which shareholder approval was obtained in connection with the financing, and expire on November 28, 2011. The Series B Warrants provided that the holders were initially entitled to purchase an aggregate of 4,990,000 shares at an initial exercise price of $1.00 per share. The Series B Warrants were also subject to certain protections against certain dilutive issuances (with limited exceptions), and the exercise price of the Series B Warrants was subject to adjustment to the average of the conversion prices used to repay the Notes discussed above. The floor price for the exercise price of the Series B Warrants is $0.34 and the number of shares underlying the Series B Warrants adjusts whenever the exercise price adjusts, such that at all times the aggregate exercise price of the Series B Warrants will be $4,990,000. As of the date hereof, the exercise price of the Series B Warrants is $0.345 per share and there are 14,463,768 shares underlying the Series B Warrants.
     The Series A and Series C Warrants became exercisable on February 28, 2011, the date upon which shareholder approval was obtained in connection with the financing, and have a five year term. Should we make certain dilutive issuances (with limited exceptions), the exercise price of the Series A and Series C Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series A and Series C Warrants will adjust to the average of the conversion prices used to repay the Notes as discussed above. As of the date hereof, the exercise price of the Series A Warrants and Series C Warrants is $0.22 per share.

April 1, 2011 Notes and Warrants
     On April 1, 2011, we entered into a Securities Purchase Agreement with an institutional investor whereby we agreed to sell to the investor a convertible note in the aggregate original principal amount of $3,850,000 (the “Note”), which is convertible into shares of our common stock. The Note was issued with an original issue discount of approximately 9.1%, and the proceeds from the Note was $3,500,000. The Note is not interest bearing, unless we are in default on the Note, in which case the Note carries an interest rate of 18% per annum.
     The Note is initially convertible into shares of common stock at a conversion price of $0.40 per share, provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the Note will be lowered to the per share price for the dilutive issuances. We are required to repay the Note in five equal installments commencing July 31, 2011, either in cash or in shares of our common stock. If we choose to utilize shares of our common stock for the payment, we must make an irrevocable decision to use those shares 23 trading days prior to the installment payment date, and the value of our shares will be equal to 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount (the “Installment Conversion Price”). If we choose to make an installment payment in shares of common stock, we must make a pre-installment payment of shares (the “Pre-Installment Shares”) to the Note holder 20 trading days prior to the applicable installment date based on the value of our shares equal to 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount. On the installment date, to the extent we owe the Note holder additional shares in excess of the Pre-Installment Shares to satisfy the installment payment, we will issue the Note holder additional shares, and to the extent we have issued excess shares, such shares will be applied to future payments. If an event of default occurs under the Note, we must redeem the Note in cash at the greater of 135% of the unconverted principal amount or 135% of the greatest equity value of the shares of common stock underlying the Note from the date of the default until the redemption is completed.
     The conversion price of the Note is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of the Note may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.
     Pursuant to the terms of the Purchase Agreement, we also agreed to issue to the Buyer warrants to acquire shares of common stock, in the form of three warrants: (i) “Series A Warrants”, (ii) “Series B Warrants” and (iii) “Series C Warrants” (collectively, the “Warrants”).
     The Series B Warrants are exercisable six months and one day after issuance and expire on March 13, 2011. The Series B Warrants provide that the holders are initially entitled to purchase an aggregate of 9,143,750 shares at an initial exercise price of $0.4125 per share. If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series B Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series B Warrants will adjust to the average of the Installment Conversion Prices used to repay the Note (see above for a discussion of the Note installment payments). The floor price for the exercise price of the Series B Warrants is $0.34. The number of shares underlying the Series B Warrants will adjust whenever the exercise price adjusts, such that at all times the aggregate exercise price of the Series B Warrants will be $3,771,797.
     To the extent we enter into a fundamental transaction (as defined in the Series B Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series B Warrants from the holders at their Black-Scholes value.
     If our common stock trades at a price at least 200% above the Series B Warrants exercise price for a period of 10 trading days at any time after we obtain shareholder approval (as discussed above), we may force the exercise of the Series B Warrants if we meet certain conditions.
     The Series A and Series C Warrants are exercisable six months and one day after issuance and have a five year term commencing on the initial exercise date. The Series A Warrants provide that the holders are initially entitled to purchase an aggregate of 4,812,500 shares at an initial exercise price of $0.40 per share. The Series C

Warrants provide that the holders are initially entitled to purchase an aggregate of 4,343,285 shares at an initial exercise price of $0.425 per share. If on the expiration date of the Series B Warrants, a holder of such warrant has not exercised such warrant for at least 50% of the shares underlying such warrant, we have the right to redeem from such holder its Series C Warrant for $1,000 under certain circumstances.
     If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series A and Series C Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series A and Series C Warrants will adjust to the average of the Installment Conversion Prices used to repay the Note (see above for a discussion of the Note installment payments). Until we obtain shareholder approval (as discussed above), the floor price of the Series A and Series C Warrants is $0.34. The number of shares underlying the Series A and Series C Warrants will not be adjusted due to an adjustment of the exercise price pursuant to the preceding two sentences.
     To the extent we enter into a fundamental transaction (as defined in the Series A and Series C Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series A and Series C Warrants from the holder at their Black-Scholes value.
     The exercise price of all the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock. The Note may not be converted if the total number of shares that would be issued would exceed 19.99% of our common stock on the date the Purchase Agreement was executed prior to our receiving shareholder approval (as discussed above).
Future Development
     Our long-term strategic plan calls for growth of our organic fertilizer business as well as expansion of our portfolio of sustainable, environmentally-friendly businesses. To grow our existing fertilizer business, we plan to develop and license additional organic fertilizer manufacturing facilities and utilize the remaining capacity of our Gonzales facility which currently operates at approximately 60% capacity. In connection with our plan to expand the capacity of our Gonzales facility, we plan to increase production to approximately three times the facility’s current production and, based on market demand, we may expand the capability of the plant to have the ability to produce both liquid and solid products. In connection with the plan for additional facilities, we have completed preliminary work aimed at establishing facilities in Massachusetts, where we have performed initial development work in connection with construction of three manufacturing facilities to serve the eastern Massachusetts market. Two of our proposals to develop facilities are currently under review by the property owners. The third proposal has evolved into the MassOrganics I transaction described below. The Massachusetts Strategic Envirotechnology Partnership Program has completed a review of our technology.
     We also plan to grow both our TerraSphere and Industrial Wastewater Resources divisions. Through the TerraSphere acquisition, our plan is to expand our business into the market of building highly efficient systems for growing pesticide and chemical-free, organic fruits and vegetables in controlled indoor environments. TerraSphere’s clean technology helps to promote the sustainable consumption of natural resources by accelerating plant production and maximizing crop yields, while improving environmental footprints through the reduction of carbon emissions and fuel use associated with traditional crop production and distribution. Also, we will continue to grow our Industrial Wastewater Resources division by working to form industry and/or project-based partnerships that utilize our exclusively licensed, irrevocable technology to treat industrial wastewaters.
     We have developed smaller capacity operating units, namely the Scalable Modular AeRobic Technology (SMART) units that are suitable for processing 5 to 50 tons of waste per day. The semi-portable units are capable of operating indoors or outdoors and may be as sophisticated or as basic in design and function as the owner/user requires. The SMART units will be delivered to jobsites in pre-assembled, pre-tested components, and will include a license to use the HTLC technology. Our target market is users who seek to address waste problems on a smaller scale than would be addressed by a large processing facility. Our plan contemplates that purchasers of the SMART units would receive tip fees for accepting waste and would sell fertilizer and soil amendment products in the markets where their units operate. We plan to market and sell the SMART units in both the United States and abroad. We have also begun the development of a licensing program, under which we will license to third parties, the right to use our proprietary HTLC technology. The licensing program consists of a know-how license, which could be complemented with SMART unit sales so that any individual or entity buying a SMART unit would also receive a license agreement to use our technology. We are working to patent our process and technology and anticipate that we will expand upon the licensing program when the necessary patent registrations are achieved. To date, we have had neither sales of these units nor licenses.
Trends and Uncertainties Affecting our Operations
          We will be subject to a number of factors that may affect our operations and financial performance. These factors include, but are not limited to, the available supply and price of organic food waste, the market for liquid and solid organic fertilizer, increasing energy costs, the unpredictable cost of compliance with environmental and other government regulation, and the time and cost of obtaining USDA, state or other product labeling designations. Demand for organic fertilizer and the resulting prices customers are willing to pay also may not be as high as we expect. In addition, supply of organic fertilizer products from the use of other technologies or other competitors may adversely affect our selling prices and consequently our overall profitability. In addition, a significant part of our growth strategy is based upon generating revenues from both our Industrial Wastewater business and from the acquisition of TerraSphere Systems, both of which are in early stages of development. This strategy requires licensees to raise the funding necessary to construct facilities, which has proven difficult. Furthermore our plan calls for raising additional debt and/or equity financing to construct additional operating facilities. Currently there has been a slowdown in lending in both the equity and bond markets which may hinder our ability to raise the required funds.
Liquidity and Capital Resources
     At March 31, 2011, we had total current assets of approximately $2.4 million consisting primarily of cash, accounts receivable, inventory and prepaid assets and had current liabilities of approximately $10.0 million, consisting primarily of convertible notes payable, accounts payable, derivative liabilities and liabilities from discontinued operations leaving us with negative working capital of approximately $7.6 million. Non-current assets totaled approximately $16.8 million and consisted primarily of property and equipment and intangible assets. Non-current liabilities consist of derivative liabilities totaling approximately $3.0 million at March 31, 2011. We have an accumulated deficit at March 31, 2011 of approximately $102 million. Owners’ equity at March 31, 2011 was approximately $6.2 million. For the three months ended March 31, 2011, we generated revenues from continuing operations of approximately $739,000 as compared to revenue from continuing operations of $712,000 for the same period in 2010.
     Although the California fertilizer business is currently cash flow positive and the closing of the Woodbridge facility in the third quarter of 2010 will save us approximately $6.0 million per year in net cash expenditures, we believe that we will continue to have negative cash flow from operations in 2011 due to the costs associated with corporate operations and funding the operations of TerraSphere. In addition, we believe that we will require additional cash to finance capital growth activities in order to build out the IWR and TerraSphere projects planned for 2011. However, we could lose that revenue in the future if we fail to finance the required equipment purchase estimated to be $1.0 million, of which we have paid $200,000 and of which $300,000 is currently overdue. We believe that we could complete a TerraSphere facility in 6-8 months if we were able to obtain the required financing. We believe that if we achieve planned sales from our California facility, establish additional operational Industrial Wastewater sites, and complete the construction of a TerraSphere facility, then we can become cash flow positive in the future. In order to achieve these goals, however, we will need significant additional financing for which we have no commitments.
     Presently, our liquidity is limited to our cash on hand at March 31, 2011 and the $3.5 million that we received on April 20, 2011 as a result of the sale of convertible notes under a financing agreement entered into on April 1, 2011. In addition, in connection with our December 2010 financing, we have warrants outstanding that if exercised could provide us with an additional $4.9 million. However, since receiving shareholder approval our stock price has closed at both above and below the exercise price of these warrants, and it is not likely that any warrants would be exercised unless the price of our stock was greater than the exercise price of the warrants. There is no assurance that the holders of the warrants will exercise the warrants in the near term, and as such, we may not receive these funds.

     If we do not receive additional funds in excess of the amount of cash on hand, whether as a result of the exercise of outstanding warrants issued in our December 2010 financing, or otherwise, we will not be able to continue our operations. We have projected our net cash out flows to be approximately $350,000 per month, and therefore, based on the cash on hand as of the filing date of this report, we have sufficient cash to operate until the end of 2011 assuming we expend no cash on future IWR, TerraSphere, or fertilizer capital projects. However, as our business strategy involves growing our IWR and TerraSphere divisions, we expect that we will require additional cash prior to the end of 2011. At this time, we do not have any commitments for additional financing, and there is no assurance that capital in any form will be available to us on terms and conditions that are acceptable or at all.
Results of Continuing Operations
Results of Operations—Comparison of Three Months Ending March 31, 2011 and 2010
Revenue
     Our revenues from continuing operations for the three month period ended March 31, 2011, was $739,000 compared to $712,000 for the same period ended March 31, 2010. The various components are described below.
     Revenue from fertilizer was $644,000 for the three month period ended March 31, 2011 ($565,000 for liquid fertilizer from Gonzales and $79,000 from the outsourced dry fertilizer) compared to $595,000 for the same period ended March 31, 2010. This increase of $49,000 in revenues is due to an increase in the sale of dry product produced by an outside vendor of $79,000 offset by a decrease in sales at the Gonzales facility of $30,000. We feel that the slight decrease in sales from Gonzales was immaterial and was caused by bad weather during the period, and our expectations for increased sales in 2011 over 2010 will be achieved as we enter the active selling season. We expect sales from our dry product being produced by an outside vendor at a negative margin will continue through the second quarter of 2011, but as this program was initiated to satisfy two large customers who historically only purchase product in the first half of the year.
     Converted Organics of Mississippi, formed in January 26, 2010, generated revenues of $117,000 during the first quarter of 2010. In the first quarter of 2011, this entity had no revenue as the Company that we purchased the product from has filed for bankruptcy protection and the product is no longer available.
     The Industrial Wastewater Resources segment of our business recognized revenues in the amount of $96,000 in the three month period ended March 31, 2011. This segment had no revenues in 2010, as it was in the start up phase of operations.
     Our TerraSphere segment did not report any revenues for the three month period ended March 31, 2011. TerraSphere continues to seek opportunities whereby it will generate license revenues from new licensees, generate equipment revenues from current licensees, and is also seeking financing to complete a production facility in Rhode Island, whereby we would generate revenues from the sale of produce. We do expect to generate revenues from TerraSphere in 2011.
Cost of Goods Sold
     For the three month period ended March 31, 2011, we had cost of goods of approximately $504,000 compared to $565,000 for the same period in 2010. The decrease in cost of goods sold is detailed below.
     Cost of goods sold related to fertilizer at the Gonzales facility was approximately $380,000 for the three months ended March 31, 2011, leaving an operating margin of $184,000 or 33%, compared to cost of goods of $498,000 for the same period in 2010 and an operating margin of 16% . This favorable variance is due to decreased materials and production costs in the first quarter of 2011.
     Cost of goods for our dry fertilizer product (produced by an outside supplier) was approximately $98,000 for the three months ended March 31, 2011, leaving an operating margin of negative 22%. There was no comparable activity in 2010. We expect that this negative trend will continue as we undertook this line of business in order to satisfy the requirements of two major customers that we did not want to lose due to the closure of our New Jersey facility.
     Cost of goods for our IWR segment was $26,000 for the three months ended March 31, 2011 leaving an operating margin of 73%. There was no comparable activity in 2010 as the business was in the start of operations.
General and Administrative Expenses
     General and administrative expenses for the three month period ended March 31, 2011 were approximately $2.3 million compared to approximately $3.8 million for the same period in 2010. The decrease of approximately $1.5 million is primarily comprised of a $700,000 non-cash decrease in compensation expense, as stock options were not granted in the three months ended March 31, 2011, but were in the months ended March 31, 2010; a decrease in marketing costs of $550,000; and a decrease in professional fees of $250,000 associated with acquisition activity.
Interest Expense
     Interest expense for the three months ended March 31, 2011 was approximately $2.3 million compared to approximately $4,000 for the same period in 2010. This increase of approximately $2.3 million is directly associated with the amortization of debt discounts related to our convertible notes and is a non-cash item.
Derivative gain (loss)
     For the three months ended March 31, 2011, we had a derivative gain of approximately $2.4 million compared to a derivative loss of approximately $635,000 for the same period in 2010. This is a non-cash gain and is related to the valuation of certain derivative features included in certain of our warrants and convertible debt obligations, and included in an anti-dilution provision related to shares issued in the TerraSphere acquisition. In addition, certain derivative instruments were issued and settled during the quarter, which impacted the derivative gain (loss).
Results of Operations—Comparison of the Years Ended December 31, 2010 and 2009
Summary of Comprehensive Loss from All Operations
     For the year ended December 31, 2010 we reported a comprehensive loss attributable to Convertible Organics Inc. of $50,562,336 compared to $21,105,788 for the year ended December 31, 2009. The major components of this loss are as follows:

	Twelve months ending December 31,
	2010	2009
Loss from Continuing Operations	$16,039,025	$7,642,304
Loss from Discontinued Operations	34,690,358	13,463,484
Non-Controlling Interest and Foreign Currency	(167,047)	—

Total Comprehensive Loss Attributable to Converted Organics, Inc	50,562,336	21,105,788

     Detail discussion of the above items is as follows:
     For the year ended December 31, 2010 we had an after tax net loss from continuing operations of $16.0 million compared to $7.6 million for the year ended December 31, 2009. The increase in the net loss of $8.4 million is made up of the following favorable and (unfavorable) major components, with further explanation and details following the table:

$1,400,000	Increase in Sales
$(440,000)	Increase in Cost of Goods
$(7,500,000)	Increase in General and Administrative Expenses
$340,000	Decrease in R&D Expenses
$(6,000,000)	Decrease in Derivative Gains
$3,800,000	Decrease in Interest Expense

$(8,400,000)	Total Variance from Continuing Operations

     For the year ended December, 2010, we had sales from continuing operations of approximately $3.5 million compared to $2.1 million for the year ended December 31. 2009. The $1.4 million increase is composed of a $900,000 increase in sales from our Gonzales facility (attributed to both an increase in volume and price increases for some of our products), and a $254,000 increase in sales from sales of our chicken litter-based fertilizer product and $250,000 in sales from TerraSphere licensing activities.
     For the year ended December 31, 2010 we had cost of goods sold from continuing operations of approximately $2.5 million compared to $2.1 million cost of goods sold for the same period in 2009. Of the approximately $443,000 increase in cost of goods, $309,000 is related to our Gonzales facility and $134,000 is related to chicken litter fertilizer product. For the Gonzales facility, in 2010 we had sales of $3.0 million and cost of sales of $2.4 million, or a gross margin of 20% (compared to only 1% gross margin in 2009). However, for the $900,000 increase in sales over 2009 from Gonzales, the cost of goods increased $309,000, generating a gross margin of 65% on those incremental sales. We feel that further increases in sales at the Gonzales facility will help overall margin to increase as the increased sales are spread over fixed costs at the facility. During 2010 we had sales from our chicken based fertilizer products of $254,000 and cost of goods of $134,000 generating a gross margin of 45%. We do not expect sales from this product to continue into 2011.
     We incurred General and Administrative expenses of approximately $14.6 million and $7.1 million for the years ended December 31, 2010 and 2009, respectively. The approximately $7.5 million increase in general and administrative expenses is due to increases of $1.5 million at the corporate level related to additional personnel, non cash compensation expense for the issuance of stock options, and occupancy expenses; increased professional and consulting fees of approximately $2.7 million due mainly to costs associated with seeking potential acquisition candidates, as well as increased sales and marketing costs of $1.0 million. In addition, we incurred approximately

$2.3 million of General and Administrative expenses at Terrasphere as we provided a reserve for certain accounts receivable. We provided the reserve for accounts receivable at December 31, 2010 as certain facts and circumstances relating to collectibility of the receivables had changed since the fair value was determined on the acquisition date.
     We incurred Research and Development costs of $287,000 and $626,000 for the years ended December 31, 2010 and 2009, respectively. A major part of the decrease of $339,000 is related to the impairment of a deposit on a second license of $139,000, which was expensed in 2009. The remaining portion of the decrease is due to less spending, as we had completed most of our field testing on our products.
     During 2010 we recognized derivative losses of approximately $166,000 compared to derivative gains of $5.8 million for 2009 due to the mark-to-market adjustments of certain financial instruments. This item is a noncash loss and did not use cash for the 2010 loss nor did it contribute cash for the gain recorded in 2009.
     Interest expense for the years ended December 31, 2010 and 2009 was $1.7 million and $5.5 million, respectively. Interest expense in 2010 was associated with various notes held by the company of approximately $200,000 and a non cash interest expense of approximately $1,500,000 associated with the derivative elements contained in our convertible debt, while the components of interest expense for the year ended December 31, 2009 are: (i) recognition of $562,000 of interest expense associated with the extension of the convertible debentures issued in January 2008, which became due in January 2009 and which were extended until July 2009 (200,000 shares of Common Stock were issued in connection with such extension), (ii) recognition of approximately $660,000 of interest expense associated with the issuance of warrants in connection with the March 6, 2009 financing arrangement with the holders of our bonds, and approximately $800,000 of interest expense associated with the issuances of warrants related to the short-term non-convertible notes, (iii) recognition of approximately $279,000 on our other various borrowings, and (iv) recognition of approximately $3.2 million in amortization of discounts on our financing arrangement during the year ended December 31, 2009.
     As of December 31, 2010, we had current assets of approximately $4.3 million compared to $12.6 million as of December 31, 2009. Our total assets were approximately $19.6 million as of December 31, 2010 compared to approximately $35.1 million as of December 31, 2009. The majority of the decrease in current assets from December 31, 2009 to December 31, 2010 is due to a decrease in cash used to operate the business and a majority of the decrease in long term assets is represented by the impairment of our Woodbridge, NJ facility of $15.4 million offset by an increase in intangible assets if approx $10.4 million generated as a result of the TerraSphere Systems acquisition.
     As of December 31, 2010, we had current liabilities of approximately $7.7 million compared to $6.2 million at December 31, 2009. This increase is due largely to an increase in accounts payable and term notes payable offset by a decrease in liabilities relating to discontinued operations. In addition, we had long-term liabilities of approximately $8.6 million as of December 31, 2010 as compared to $20.1 million at December 31, 2009. The decrease is due to settlement of long term liabilities associated with discontinued operations ($18.5 million) offset by an increase in derivative liabilities ($7.0 million).
     For the year ended December 31, 2010 we had negative cash flows from operating activities of approximately $11.5 million, comprising loss from operations of $50.7 million adjusted for certain non-cash items such as depreciation, non-cash interest expense associated with the issuance of convertible debt, the write-down of impaired assets at our Woodbridge facility, amortization of deferred financing fees, an early termination lease penalty and an increase in accounts payable and accrued expenses. We also had negative cash flows from investing activities of $400,000, primarily related to purchase of fixed assets off-set by the release of restricted cash The negative cash flows from both operating and investing activities was offset by approximately $4.3 million in positive cash flows from financing activities comprising proceeds from our various debt and equity transactions. The result of the above activities decreased our cash position by approximately $7.6 million from December 31, 2009.
     For the year ended December 31, 2009 we had negative cash flow from operating activity of approximately $11 million, comprising loss from operations of $21 million adjusted for certain non-cash items such as derivative gains, depreciation, non-cash interest expense associated with the issuance of warrants, the write-down of impaired assets, amortization of deferred financing fees and amortization of discounts on private financing, and an increase in accounts payable and accrued expenses. We also had negative cash flow from investing activities of $2.5 million, primarily related to construction at the New Jersey facility, offset by the release of restricted cash set aside for that purpose. The negative cash flow from both operating and investing activities was offset by approximately $20.7 million in positive cash flow from financing activities comprising proceeds from our various debt and equity transactions. The result of the above activities increased our cash position approximately $7.3 million over our balance at December 31, 2008.
Results of Discontinued Operations — Comparison of the Years Ended December 31, 2010 and 2009
     On July 30, 2010, the Company temporarily halted production at its Woodbridge facility in order to undertake steps to lower its cost structure at the Woodbridge facility. Specifically, the Company attempted to negotiate more favorable terms under its operating lease and to lower certain utility costs. The Company was unable to lower such costs and therefore, management determined that the Company could not sustain the negative cash flow from the Woodbridge facility and discontinued operations at the Woodbridge plant during the quarter ended September 30, 2010. As a result, during the quarter ended September 30, 2010, the Company recognized an impairment charge on the long-lived assets of the Woodbridge facility to reduce the carrying value of the those assets to approximately $1.5 million, which is the value that was expected to be received from the disposition of those assets. The consolidated statements of operations and comprehensive loss includes an impairment charge pertaining to those long-lived assets of approximately $15.4 million which is included in loss from discontinued operations.
     On October 18, 2010, the bonds payable and related accrued interest totaling approximately $18.5 million were settled and extinguished for $17.5 million of Company preferred stock (See Note 11). In addition, as described below, the Company entered into a series of transactions on October 18, 2010 whereby certain assets and liabilities were assigned, transferred and or extinguished.
     On October 18, 2010, the Company and the Woodbridge facility’s landlord (“Lessor”) entered into a Termination and Surrender Agreement (“Termination Agreement”) related to the termination of the Woodbridge Facility lease. Pursuant to the Termination Agreement, the Lessor and the Company agreed to terminate the lease surrendering the premises and transferring all equipment, tools and fixtures owned by the Company and presently located at the premises. Under the lease, there were approximately $9.1 million of future rental payments. In addition, the Lessor asserted claims for (i) unpaid sewer and trash removal charges; (ii) unpaid rent due Lessor for prior periods; (iii) certain costs and expenses incurred by Lessor in connection with certain litigation; (iv) damages that may result from the condition of the premises at the time of surrender; and (v) the required removal and disposal of abandoned inventory and materials totaling approximately $2.4 million. Pursuant to the terms of the Termination Agreement, the Company agreed to transfer the Woodbridge facility’s assets to the Lessor with a carrying value of approximately $1.5 million and to issue the Lessor a total of 892,857 shares of Company common stock valued at $0.56 per share totaling $500,000 and to surrender deposits totaling $415,000 with the Lessor in exchange for settlement of the asserted claims of approximately $2.4 million.
     On October 18, 2010, the Superior Court of the State of California for the County of Los Angeles entered an Order in the matter entitled American Capital Management, LLC (“ACM”) v. Converted Organics Inc. and Converted Organics of Woodbridge, LLC and Does 1-10 Inclusive (the “Order”). The Order provides for the full and final settlement of $11.3 million of claims against the Company held by ACM. The claims include the future rental payments of $9.1 million discussed above, as well as approximately $1.7 million of promissory notes issued by the Company to four contractors that had provided services to the Woodbridge Facility (See Note 11) and approximately $400,000 for other facility costs which were acquired by ACM from the Lessor. ACM purchased the claims from these parties pursuant to separate claims purchase agreements. Pursuant to the terms of the Order, the Company agreed to issue to ACM a total of 20,726,980 shares of Company common stock valued at $0.543 per share totaling $11.3 million in full and final settlement of the claims.
     The loss recognized on disposal includes the $9.1 million loss on early termination of the lease, approximately $796,000 of prepaid facility costs and approximately $400,000 of other facility costs, net of a gain of $1.0 million for bond interest waived in conjunction with the settlement and extinguishment of the bonds payable as described above.

     The following table summarizes the components of the loss from discontinued operations for year ended December 31, 2010 and 2009:

	2010	2009
Revenue from discontinued operations	$830,814	$497,062

Results from discontinued operations including write downs to fair value of $15.4 million in 2010 and $3.9 million in 2009	$(25,352,449)	$(13,463,484)
Loss recognized on disposal	(9,337,909)	—

	$34,690,358	$13,463,484

     The Company does not expect to have any continuing cash flows from operations associated with the Woodbridge facility.
     The following table provides the assets and liabilities of the Woodbridge facility, classified as discontinued operations, in the consolidated balance sheets dated December 31, 2010 and 2009:

	2010	2009
Accounts receivable, net	$14,500	$59,746
Inventories	—	272,396
Prepaid expenses	—	629,933
Property and equipment, net	—	17,935,216
Deposits	—	444,329
Capitalized bond costs, net	—	814,341

Assets of discontinued operations	$14,500	$20,155,961

	2010	2009
Term notes payable	$—	$3,247,752
Accounts payable	837,606	1,237,275
Accrued expenses	1,571,874	950,782
Other liabilities	28,773	40,575
Bonds payable	—	17,500,000

Liabilities of discontinued operations	$2,438,253	$22,976,384

     The following table summarizes the components of the loss from discontinued operations for the three months ended March 31, 2011 and 2010:

	For the Three Months Ended
	March 31,
	2011	2010
Revenue from discontinued operations	$—	$147,949

Loss from discontinued operations	$(499)	$(1,909,291)

     The following table provides the assets and liabilities of the Woodbridge facility, classified as discontinued operations, in the consolidated balance sheets dated March 31, 2011 and December 31, 2010:

	March 31,	December
	2011	31, 2010
Accounts receivable, net	$—	$14,500

Assets of discontinued operations	$—	$14,500

	March 31,	December
	2011	31, 2010
Accounts payable	$828,712	$837,606
Accrued expenses	77,874	1,571,874
Other liabilities	28,773	28,773

Liabilities of discontinued operations	$935,359	$2,438,253

     On January 25, 2011, the Company paid cash of $150,000 and issued 3.2 million shares of Company common stock with a fair value of $1,344,000 in payment for consulting services accrued at December 31, 2010 related to the settlement of certain Woodbridge obligations. The Company is actively working with its creditors to settle the liabilities outstanding at March 31, 2011.
Critical Accounting policies
     The following is a brief discussion of our critical accounting policies and methods, and the judgments and estimates used by us in their application:
Revenue Recognition
     Our organic fertilizer operation generates revenues from two sources: product sales and tip fees. Product sales revenue comes from the sale of fertilizer products. Tip fee revenue is derived from waste haulers who pay us fees for accepting food waste generated by food distributors such as grocery stores, produce docks and fish markets, food processors and hospitality venues such as hotels, restaurants, convention centers and airports. The IWR operation generates revenue by setting up treatment systems on customers’ sites and processing their wastewater on a price-per-gallon basis. Our vertical farming operation is expected to derive its revenue from licensing fees and royalties, as well as the sale of equipment and expects future revenue from operating facilities using our patented technology.
     Revenue is recognized when all of the following criteria are met:
•	Persuasive evidence of a sales arrangement exists;

•	Delivery of the product has occurred;

•	The sales price is fixed or determinable; and

•	Collectability is reasonably assured.
     In those cases where all four criteria are not met, the Company defers recognition of revenue until the period in which these criteria are satisfied. Revenue is generally recognized upon shipment of product for our fertilizer business, and for TerraSphere we expect to recognize technology license revenue immediately upon completed performance if the term of exclusive technology licenses is equal to the life of the associated intellectual property, otherwise license revenue would be recognized over the term of the license.

     We recognize deferred revenue when payment has been received for product sales but the revenue recognition criteria have not been met. In addition, we defer revenue when payment has been received for future services to be provided.
Share-Based Compensation
     We account for equity instruments exchanged for services in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718 Compensation — Stock Compensation (“ASC 718”) regarding share-based compensation. Under the provisions of ASC 718, share-based compensation issued to employees is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period (generally the vesting period of the grant). Share-based compensation issued to non-employees is measured at grant date, based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more readily measurable, and is recognized as an expense over the requisite service period.
Long-Lived Assets
     We account for our long-lived assets (excluding goodwill and intangible assets) in accordance with ASC 360 Property, Plant and Equipment, which requires that long-lived assets and certain intangible assets be reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, such as technological changes or significantly increased competition. If undiscounted expected future cash flows are less than the carrying value of the assets, an impairment loss is to be recognized based on the fair value of the assets, calculated using an undiscounted cash flow model. There is inherent subjectivity and judgments involved in cash flow analyses such as estimating revenue and cost growth rates, residual or terminal values and discount rates, which can have a significant impact on the amount of any impairment.
Goodwill
     We evaluate the carrying value of goodwill during the fourth quarter of each year and when events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, we compare the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies’ data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. No events or change in circumstances occurred that would impair the carrying value of goodwill for the three month period ended March 31, 2011.
Intangible Assets
     We account for intangible assets in accordance with ASC 350 Intangibles — Goodwill and Other, which requires that intangible assets with finite lives, such as our license and patents, be capitalized and amortized over their respective estimated lives and reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable. Intangible assets deemed to have indefinite lives are not amortized and are subject to impairment testing annually or whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable. This testing compares carrying values to fair values and when appropriate, the carrying value of these assets is reduced to fair value. During the three month period ended March 31, 2011, there was no impairment on intangible assets deemed to have indefinite lives.

Derivative Instruments
     We account for derivative instruments in accordance with ASC 815 Derivatives and Hedging, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value. Accounting for changes in the fair value of derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At March 31, 2011 and December 31, 2010, we did not have any derivative instruments that were designated as hedges.
Discontinued Operations
     We discontinued the operations of our Woodbridge facility during the third quarter of 2010. Assets and liabilities related to the Woodbridge facility have been classified as discontinued operations on the consolidated balance sheets at March 31, 2011 and December 31, 2010, and its operations have been classified as loss from discontinued operations on the consolidated statements of operations and comprehensive loss for the periods ended March 31, 2011 and 2010.
Fair Value Measurements
     Fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 Fair Value Measurements and Disclosures establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy):
•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access.

•	Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals.

•	Level 3 inputs are unobservable inputs for the asset or liability which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.
     In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.
Income Taxes
     We consider the valuation allowance for the deferred tax assets to be a significant accounting estimate. In applying ASC 740 Income Taxes , management estimates future taxable income from operations and tax planning strategies in determining if it is more likely than not that we will realize the benefits of our deferred tax assets. Management believes the Company does not have any uncertain tax positions.
Off-Balance Sheet Transactions
     We do not engage in material off-balance sheet transactions.

BUSINESS
General
     Converted Organics Inc. (“Converted Organics”, “we”, “us”, “our”, or the “Company”) utilizes innovative clean technologies to establish and operate environmentally friendly businesses. We are dedicated to creating a cleaner, greener future, and we operate using sustainable business practices that support this vision.
     Converted Organics currently operates in three business areas: Organic Fertilizer, Industrial Wastewater Treatment, and Vertical Farming.
     Organic Fertilizer. The Company operates a processing facility that converts food waste and other feedstock into all-natural fertilizers, biostimulants, and soil amendment products. Using these products allows agricultural businesses, lawn care professionals, and home gardeners to grow healthier crops while simultaneously supporting the recycling of food waste.
     Industrial Wastewater Treatment. Utilizing an innovative wastewater treatment process, Converted Organics’ Industrial Wastewater Resources division (“IWR”) provides a means of treating aqueous waste streams. This technology, which can use waste heat and renewable energy as fuel, produces only two byproducts: clean water vapor and landfill-appropriate residual solids.
     Vertical Farming. We also engage in vertical farming through our TerraSphere business, which builds efficient systems for growing pesticide-free organic produce in a controlled indoor environment. TerraSphere’s clean technology helps to promote the sustainable consumption of natural resources by accelerating plant production and maximizing crop yields. This technology also lessens environmental footprints through the reduction of carbon emissions and fuel use associated with traditional crop production and distribution.
     In addition to the business areas listed above, we are constantly looking for new innovative technologies with which to supplement and expand our business.
The Development of Our Company
     Converted Organics Inc. was incorporated in Delaware in January of 2006 for the purpose of establishing a waste-to-fertilizer business. In February 2007, we successfully completed both a $9.9 million initial public offering of stock and a $17.5 million bond offering with the New Jersey Economic Development Authority. The net proceeds of these offerings were used to develop and construct a fertilizer manufacturing facility in Woodbridge, NJ. In January of 2008, we acquired the assets of both Waste Recovery Industries, LLC (“WRI”) and United Organic Products, LLC (“UOP”), making us the exclusive owner of the High Temperature Liquid Composting (“HTLC”) process, as well as a leading liquid fertilizer line and a processing facility in Gonzales, CA. Also in 2008, operations commenced at the Woodbridge plant, with the production of dry fertilizer product beginning in 2009. We subsequently began distribution of the dry product in the professional turf and retail markets through professional landscaping companies and well known retailers like Home Depot and Whole Foods. In 2009, we also raised $27 million of additional capital and the Gonzales facility became cash flow positive. In 2010, we closed the Woodbridge plant, making the Gonzales plant our sole fertilizer manufacturing facility.
     In 2010, the Converted Organics industrial wastewater treatment division, IWR, was developed as the result of the agreements we entered into with Heartland Technology Partners, LLC (“HTP”) on March 23, 2010. This transaction provided us with an exclusive, irrevocable license to utilize HTP’s LM-HT ® Concentrator technology in the U.S. industrial wastewater (“IW”) market.
     On November 12, 2010, the Company acquired 95% of TerraSphere Systems LLC (“TerraSphere”) to establish a presence in the urban farming sector. TerraSphere’s patented technology enables the design, building, and operation of highly efficient and scalable systems consisting of vertically-stacked modules, with individual interior light sources, for the housing of rows of plants. Due to a controlled indoor environment, the system is capable of generating fresh, pesticide-free organic produce year-round, regardless of climate or location.
Our Businesses
     The Company is currently composed of three distinct lines of business: organic fertilizer, industrial wastewater treatment, and vertical farming, with the latter two established in 2010. As of December 2010, only the organic fertilizer and vertical farming lines were producing revenue (revenues for the organic fertilizer business began in 2008). In early 2011, we began to generate revenue from our industrial waste water business.
     Organic Fertilizer
     Since July 2010, when operations at our Woodbridge, NJ facility ceased, our organic fertilizer has been produced exclusively at our Gonzales, CA plant. At present, the facility is operating at approximately 60% capacity and produces around 25 tons of organic fertilizer per day. The plant is currently only equipped to produce our liquid products, but it may be modified to enable production of our dry products as well. Revenue from our fertilizer manufacturing operations is predominately generated from the sale of liquid product to the agribusiness market in California, though we do generate a small amount of revenue from tip fees associated with the receipt of food waste at the facility. Total revenue generated from the facility in 2010 was approximately $3.0 million.
     We sell and distribute the fertilizer manufactured at the Gonzales plant through a small group of sales professionals who seek out large purchasers of fertilizer for distribution in our target geographic and product markets. Key activities of the sales organization include the introduction of our products to target clients and the development of our relationships with them. Due to our small size, we believe that the most efficient means of distributing our products is through regional distributors, and this method currently accounts for the majority of our sales. To the extent that we make sales directly to customers, we generally require our customers to handle delivery of the product.
     Technology. To generate product for sale, we use our proprietary HTLC ® process to convert food waste and other feedstock into fertilizer. In simplified terms, the process operates by encouraging naturally-occurring microbes to consume prepared feedstock. The action of the microbes on the feedstock is exothermic (heat-releasing), and causes the temperature of the feedstock to rise to very high, pathogen-destroying levels. Subsequently, thermophilic (heat-loving) bacteria naturally occurring in the food waste utilize oxygen to convert the waste into a rich blend of nutrients and single-cell proteins (aerobic digestion). Feedstock preparation, digestion temperature, rate of oxygen addition, acidity, and inoculation of the microbial regime are carefully controlled to produce products that are highly consistent from batch to batch. The HTLC ® method can be used in any future operating plants, whether owned by us or licensed.
     Operations. As mentioned above, since the closing of the Woodbridge plant, our Gonzales facility has been our sole producer of our fertilizer product. In 2010, we realized approximately $3.0 million of revenue from the sale of fertilizer from this facility.
     During the third quarter of 2010, manufacturing activities at our New Jersey plant were halted. Prior to the closing of this plant, in 2010 we had achieved sales of our dry product of approximately $772,000 and revenue from tip fees of approximately $82,000 from this facility. We did not achieve significant sales of liquid product from this location. Sales of the dry product were primarily to retail and professional lawn care customers, and in order to maintain relationships with those customers in the coming year, we outsourced the production of a dry fertilizer product to be sold to some of our existing retail and professional lawn care customers in the spring of 2011. We expect negative operating profit, as our main objective is to continue to supply the customer base that we have established. It is our long-range plan to have these customers supplied by licensed plants that may be built in the future (see “Future Development” below).
     During 2010 we also achieved fertilizer sales of approximately $250,000 from the distribution of a poultry-litter-based fertilizer product. However, the company to which we outsourced the production of this fertilizer has since filed for bankruptcy protection and we do not expect further sales of this product.

     Benefits of Our Fertilizer Products and Technology. The efficacy of our products has been demonstrated both in university laboratories and multi-year growth trials. These field trials have been conducted on more than a dozen crops including potatoes, tomatoes, squash, blueberries, grapes, cotton, and turf grass. While these studies have not been published, peer-reviewed, or otherwise subject to third-party scrutiny, we believe that the trials and other data show our solid and liquid products to have several valuable attributes:
•	Plant Nutrition. Historically, growers have focused on the nitrogen (N), phosphorous (P) and potassium (K) content of fertilizers. As agronomists have gained a better understanding of the importance of soil culture, they have turned their attention to humic and fulvic acids, phytohormones, and other micronutrients and growth regulators not present in petrochemical-based fertilizers. We believe that the presence of such ingredients in our fertilizer may cause its use to have significant beneficial effects on soil and plant health.
•	Disease Suppression. Based on field trials using product produced using our technology, we believe our products possess disease suppression characteristics that may eliminate or significantly reduce the need for fungicides and other crop protection products. The products’ disease suppression properties have been observed under controlled laboratory conditions and in documented field trials. We also have field reports that have shown the liquid concentrate to be effective in reducing the severity of powdery mildew on grapes, reducing verticillium pressure on tomatoes, and reducing scab in potatoes.
•	Soil amendment. As a result of its slow-release nature, our dry fertilizer product increases the organic content of soil, which improves granularity and water retention and thus reduces NPK leaching and run-off.
•	Pathogen-free. Due to high processing temperatures, our products are virtually pathogen-free and have an extended shelf life.
     In addition to these agricultural benefits, we have also achieved Organic Materials Review Institute (“OMRI”) and/or Washington State Department of Agriculture (“WSDA”) certification for many of our products, allowing growers to use them in certified organic farming.
     Competition. We operate in a very competitive environment. The organic fertilizer business requires us to compete in three separate areas — organic waste stream feedstock, technology, and end products — each of which is quickly evolving. We believe we will be able to compete effectively because of the abundance of the supply of food waste in our geographic markets, the pricing of our tip fees, and the quality of our products and technology.
     Organic Waste Stream Feedstock. Competition for the organic waste stream feedstock includes landfills, incinerators, animal feed, land application, and traditional composting operations.
     Technology. There are a variety of methods used to treat organic wastes, including composting, digestion, hydrolysis, and thermal processing. Companies using these technologies may compete with us for organic material.
•	Composting. Composting is a natural process of decomposition that can be accelerated through the mounding of waste into windrows to retain the heat given off by bacteria involved in the decomposition process. Given the difficulties in controlling this process, the resulting compost is often inconsistent and generally would command a lower market price than our product. Further, large-scale composting facilities require significant amounts of land for operations, which, particularly in major metropolitan areas, may either not be readily available or may be too costly.
•	Digestion. Digestion may be either aerobic (requiring oxygen) like the HTLC ® process, or anaerobic (occurring without oxygen). Anaerobic digestion generally takes longer and produces significantly more odor as a result of the production of ammonia and methane, the latter of which is also a greenhouse gas. The methane gas produced has some value as a source of energy, but it is not readily transported and is thus generally limited to on-site use.
•	Hydrolysis. Hydrolysis is a chemical process by which water reacts with another substance, and it is usually catalyzed through the introduction of an acid. This reaction is used to convert cellulose present in the organic waste into sugars, which in turn may be converted into ethanol.
•	Thermal. Thermal technologies work by either completely or partially combusting organic materials for the purpose of generating electricity. Partial combustion methods may also lead to the production of useful and saleable byproducts, such as a variety of gases (e.g. hydrogen, carbon monoxide, carbon dioxide) and organic liquids.
     End Products. The organic fertilizer business is highly fragmented, under-capitalized, and growing rapidly. We are unaware of any dominant producers or products currently in the market. There are a number of single-input, protein-based products, such as fish, bone, and cottonseed meal, that can be used alone or mixed with chemical additives to create highly formulated fertilizer blends that target specific soil and crop needs. In this sense, they are similar to our products and provide additional competition in the organic fertilizer market. In the future, large producers of non-organic fertilizer may also increase their presence in the organic fertilizer market, and these companies are generally better-capitalized and have greater financial and marketing resources than we do.
     Most of the fertilizer consumed annually in North America is mined or derived from natural gas or petroleum. These petroleum-based products generally have higher nutrient content (NPK) and cost less than organic fertilizers. Traditional petrochemical fertilizers are highly soluble and readily leach from the soil, and slow-release products, which must be coated or specially processed, command a premium. The economic value offered by petrochemicals, especially for field crops including corn, wheat, hay, and soybeans, will not be supplanted in the foreseeable future. We compete with large producers of non-organic fertilizers, many of which are significantly larger and better-capitalized than we are. In addition, we compete with numerous smaller producers of fertilizer.
     Despite a large number of new products in the end market, we believe that our products have a unique set of characteristics. We believe positioning and branding the combination of nutrition and disease suppression characteristics will differentiate our products from other organic fertilizers to develop market demand, while maintaining or increasing pricing.
     Target Markets. In the U.S., the majority of fertilizer is consumed by agribusiness, with the professional turf and retail segments consuming the remainder. The concern of farmers, gardeners, and landscapers about nutrient runoffs, soil health, and other long-term effects of conventional chemical fertilizers has increased demand for organic fertilizer. We have identified three target markets for our products:
•	Agribusiness. Conventional farms, organic farms, horticulture, hydroponics, and aquaculture.
•	Turf Management. Professional lawn care and landscaping, golf courses, and sod farms, as well as commercial, government, and institutional facilities.
•	Retail Sales. Home improvement outlets, garden supply stores, nurseries, Internet sales, and shopping networks.
     Agribusiness. We believe there are two primary business drivers influencing commercial agriculture. First, commercial farmers are focused on improving the economic yield of their land — i.e., maximizing the value derived from crop output (quantity and quality). Second, commercial farmers have begun to recognize the importance of reducing the use of chemical products while also meeting the demand for cost-effective, environmentally responsible alternatives. We believe this change in focus is the result of:
•	Consumer demand for safer, higher quality food;

•	The limitation on the use of certain synthetic products by government authorities, including nutrients such as nitrogen and chemicals such as methyl bromide;
•	Environmental concerns and the demand for sustainable technologies;
•	Demand for more food for the growing world population.
     We believe farmers are facing pressures to change from conventional production practices to more environmentally friendly practices. U.S. agricultural producers are turning to certified organic farming methods as a potential way to lower production costs, decrease reliance on nonrenewable resources such as chemical fertilizers, increase market share with an “organically grown” label and capture premium prices, thereby boosting farm income. In 2011, we expect that a significant part of our revenues will be derived from this specific market.
     Turf Management. We believe that the more than 16,000 golf courses in the U.S. will continue to reduce their use of chemicals and chemical-based fertilizers to limit potentially harmful effects, such as chemical fertilizer runoff. The United States Golf Association, or USGA, provides guidelines for effective environmental course management. These guidelines include using nutrient products and practices that reduce the potential for contamination of ground and surface water. Strategies include using slow-release fertilizers and selected organic products and the application of nutrients through irrigation systems. Further, the USGA advises that the selection of chemical control strategies should be utilized only when other strategies are inadequate. For similar reasons, we believe that our fertilizer products will be desirable to professional lawn care companies, who are trending towards the use of organic fertilizers. We believe that our all-natural, slow-release fertilizer products will be well-received in the turf management market.
     Governmental Regulation. Our end products are regulated by federal, state, county, and local governments, as well as various agencies thereof, including the United States Department of Agriculture.
     In addition to the regulations governing the sale of our end products, our current facility and any future facilities are subject to extensive regulation. Specific permit and approval requirements are set by the state and state agencies, as well as local jurisdictions including but not limited to cities, towns, and counties. Any changes to our plant or procedures would likely require permit modifications.
     Environmental regulations will also govern the operation of our current facility and any future facilities. Regulatory agencies may require us to remediate environmental conditions at our locations.
     Future Development. In addition to the tip fees and product sales revenue we receive as a result of our fertilizer, the Company is exploring a number of new fertilizer-related ventures that may provide us with additional streams of revenue in the future.
     SMART Units. Our Scalable Modular AeRobic Technology (SMART) units will allow third-parties to produce their own organic fertilizer, and will be suitable for processing 5 to 50 tons of waste per day. These semi-portable devices will be capable of operating indoors or outdoors and may be as sophisticated or as basic in design and function as the owner/user requires. The SMART units will be delivered to jobsites in pre-assembled, pre-tested components, and will include a license to use the HTLC ® technology. Our target market consists of users who seek to address waste problems on a smaller scale than would be addressed by a large processing facility. Our plan contemplates that purchasers of the devices would receive tip fees for accepting waste and would sell fertilizer and soil amendment products in the markets where their units operate. We plan to market and sell the SMART units in both the United States and abroad, and are presently in discussions with a former employee to establish a distributorship outside North America.
     Licensing. We have also begun the development of a licensing program, under which we will license the right to use our proprietary technology to third parties. The licensing program consists of a know-how license, which could be complemented with SMART unit sales so that any individual or entity buying a SMART unit would also receive a license agreement to use our technology. We are working to patent our process and technology and anticipate that we will expand upon the licensing program when the necessary patent registrations are achieved.
     Mass Organics I. We are currently in negotiations with MassOrganics I, LLC (“MassOrganics I”) regarding the use of Converted Organics’ proprietary technology for the manufacture of organic fertilizer products. On January 25, 2010, we signed a memorandum of understanding under which MassOrganics I would install and operate an HTLC ® system at a new manufacturing facility to be constructed at The Sutton Commerce Park in Sutton, MA. The memorandum of understanding provides that MassOrganics I would enter into a licensing agreement under which MassOrganics I would pay a licensing fee to Converted Organics. As of the filing date of this report, construction of the facility has not yet commenced.
     Industrial Wastewater Treatment
     Industrial Wastewater Treatment Resources was formed as the result of a loan and license agreement with Heartland Technology Partners, LLC (“HTP”) that Converted Organics entered into in March of 2010. The agreement provided us with the exclusive right to utilize HTP’s patented means of treating industrial wastewater in the U.S. IWR will generate revenue by setting up self-contained treatment systems on customers’ sites and processing their wastewater on a price-per-gallon basis.
     Technology. Our IWR business utilizes the LM-HT ® Concentrator system (the “Concentrator”), which operates by making use of a variety of fuel sources, including waste heat and renewable fuel, to separate industrial wastewater (IW) into clean water vapor and residuals. The Concentrator equipment operates without consumables and has very few moving parts, allowing the equipment to work with minimal maintenance and oversight. Simply, IW is fed into the Concentrator and heated to release clean water vapor, which is then either released into the air or fed into a condenser. The resulting concentrated wastewater is then fed through separators, which isolate the contaminants that have solidified in the evaporation process from the concentrated wastewater. The concentrated wastewater is then fed back into the Concentrator to be retreated, releasing more clean water and more solid contaminants. Materials captured as a result of the process are suitable for recycling or ready to be taken to a landfill.
     Operations. IWR currently operates an industrial wastewater concentrator on Glenwood Springs Landfill Enterprise’s South Canyon Landfill in Glenwood Springs, CO as a result of an agreement signed in January of 2011. Under this agreement, we are paid a per-gallon fee for the amount of IW that we treat, less labor costs to operate the unit and a marketing fee to generate IW delivered to the facility. As the owner of the unit we are also responsible for repairs and maintenance of the Concentrator. This facility is designed to treat 15,000 gallons of aqueous waste per day and is fueled by the combustion of biomass diverted from disposal in the landfill. Among the IWs to be treated by the plant are septic, wash waters, process waters, man-camp wastewaters, and wastewaters from oil and gas exploration activities.
     Benefits of the Technology.
•	Fuel Source Flexibility. The LM-HT ® Concentrator can run on a wide range of thermal energy options, from waste heat, to bio fuels, to conventional fossil fuels.

•	Reduced Carbon Emissions. Utilization of waste heat and renewable energy sources results in a reduction of carbon emissions.

•	Simple to Run and Maintain. The equipment is robust, resistant to corrosion, compact, easy to maintain, has no membranes or heat exchangers to foul, and has very few moving parts.

•	Portability. The equipment may be strategically placed, in locations such as landfills, to significantly reduce transportation costs.

•	Widely Applicable. The direct hot gas evaporation technology employed makes it possible to treat a wide range of industrial waste waters, including IWs with a high concentration of suspended solids.

•	Clean Water Byproduct. The equipment may be fitted with a condenser to capture the resultant water vapor and transform it into clean, non-potable water.

•	Zero Liquid Discharge. The only by-products of the LM-HT ® process are clean water vapor and the solidified contaminants present in the IW.
     Competition. There are a wide range of technologies that are currently being used or developed for the purpose of treating wastewater. The following are some of the more common methods in practice.
•	Physical. The most simple of treatment methods, physical treatment of wastewater includes both the coarse screening process and sedimentation. Coarse screening is an active method that involves running the water through screens of various pore size to filter out debris. Sedimentation (also called clarification) is a passive process by which wastewater is held in tanks under quiescent conditions, allowing many of the solids to settle to the bottom. Both methods are merely effective for removing the larger and/or heavier solid contaminants. Other processes in this category include filtering and skimming, the latter of which is useful for separating floating/water-insoluble contaminants.

•	Chemical. The addition of chemicals to wastewater is usually for the purpose of either disinfection (typically by chlorination or oxidation) or neutralization of acidic or basic wastewater. Chemical treatment can also consist of coagulation, where the addition of a chemical forms an insoluble end-product with waste substances in the water for the purpose of later removal.

•	Solidification/Stabilization. This method involves curing the waste into solid form to prevent it from leaching. This can be accomplished either through mixing in cement or other inorganic setting material.

•	Deep Well Injection. Drilling thousands of feet below the Earth’s surface allows access to permeable areas of extreme salinity, which can absorb aqueous waste. These areas are buffered by impermeable strata that can prevent the wastewater from reaching and contaminating any aquifers.

•	Reverse Osmosis. Reverse osmosis operates by separating two containers, one of contaminated water and the other clean, by a semi-permeable membrane that allows free flow of water (the solvent) but not elements dissolved in it (the solute). Applying high pressure to the waste water side forces solvent across the membrane barrier and results in separating water from waste. This process is dependent upon the proper functioning of the selective membrane, and wastewater must often be pretreated to remove any agents that are capable of fouling the membrane.

•	Incineration. Wastewater sludge may be treated by incineration, but this method is not as common due to the emissions produced, fuel required, and the difficulty in burning this type of waste.
     Target Markets. The benefits of the LM-HT ® system are best applied to situations where there are significant transportation costs associated with treating the wastewater or the wastewater contains many suspended solids, high biochemical oxygen demand (BOD) values, problematic pH levels, or recoverable contaminants. Specifically, we are targeting the following IWs:
•	Quench water and boiler/scrubber blow-down wastewater;

•	Process water from the manufacturing/processing of pharmaceuticals, metals, pulp and paper, petrochemicals, foods, inks and paints; and

•	Any other IWs where a zero-liquid discharge with an inside-the-fence option is desirable.
     Government Regulation. The processing of wastewater is regulated by federal, state, county and local governments as well as various agencies thereof, including the Environmental Protection Agency. Due to the lack of contaminants released into surface water from our method, no National Pollution Discharge Elimination System (NPDES) permits are required. However, air permits and other operational permits will need to be obtained prior to commencement of waste processing.
     Future Development. Led by a seasoned professional in the wastewater treatment business we hired in March 2010 to serve as President and General Manager of IWR, IWR is seeking customers for its wastewater treatment services and intends to operate on a build-own-operate business model whereby we provide inside-the-fence industrial wastewater treatment solutions. We anticipate such arrangements being under terms similar to those in the Glenwood Springs Landfill agreement, where we would pay for labor, repairs, and marketing (if required) at the site and derive revenue from the per-gallon fee that would be charged for the treatment of customers’ aqueous waste. As new agreements are signed, we will have to obtain specific project financing for each Concentrator. We expect that in 2011 we will be able to begin operations on at least one other site in addition to the CO facility if adequate financing can be obtained.
     Vertical Farming
     Converted Organics’ vertical farming business commenced operations in November 2010 with our acquisition of 95% of TerraSphere Systems LLC, which currently operates a research and manufacturing facility in Vancouver, British Columbia. We plan on leveraging TerraSphere’s technology to generate revenue through selling produce grown at facilities that we build-own-and-operate, as well as from licensing our technology. Selling licenses not only provides us with an up-front licensing fee, but also opens up additional revenue streams from sales of specialized equipment to licensees and receipt of royalties from their product sales. In December of 2010, we purchased a majority stake in a Terrasphere licensee so that we could build and own the facility that the licensee would operate.
     Technology. TerraSphere’s patented system grows crops in an arrangement of rows of plants in stacked, collapsible tray racks. Each tray has an individual light source, which can be adjusted to promote maximum growth by conforming its output to meet plants’ needs at their given level of maturation. The plants are watered by a high pressure system that ensures an even distribution of water and nutrients. Farming in this controlled environment results in an abundance of plants with strong, compact, even growth, and this technology may be used to grow a variety of crops, from lettuce, to tree seedlings, to rare medicinal herbs.
     Operations. We currently operate one vertical farm, located in Vancouver, British Columbia, under an agreement with our licensee, the Squamish Indian Nation. This facility serves as both a research and small-scale manufacturing facility. The produce grown at this site is sold locally to Choices Markets in the greater Vancouver area, the largest natural foods grocer in Western Canada.
     Benefits of the Products and Technology.
•	Higher Productivity. Growing in three dimensions allows for a vastly more efficient use of growing space, enabling more crops to be grown at once. Additionally, growing in a highly-regulated environment enables greater yields as a result of the absence of pests, disease, and variable weather/soil conditions. The ability to grow crops year-round also increases productivity.

•	Lower Energy Costs. We believe that a TerraSphere facility will use less energy than traditional agricultural methods.

•	Controlled Environment. TerraSphere’s closed-system method of growing plants prevents the cross-contamination of products, eliminates the danger of water contamination, and allows complete control of fertilizer type and quality.

•	Versatility in Facility Placement and Products. With this system, crops may be grown in any location, regardless of geography or climate, year round. Additionally, the TerraSphere system is designed to be installed in existing structures, and is compatible with any industrial/warehouse building with a minimum clearance of 25 feet.

•	Extended Produce Shelf Life. The ability to locate facilities near end markets, regardless of geography or climate, means that produce that is fresher for the consumer and has a longer shelf life, which means less spoilage for the retailer.

•	Lower Cleaning and Product Preparation Costs. By controlling growing conditions, we can avoid exposing our plants to impurities and thus minimize cleaning and product preparation costs during harvest. TerraSphere products are free from exposure to the pesticides, fuel/oil leakage from machinery, and impurities from the soil and rain that are associated with traditional field farming methods.

•	Minimal Fertilizer and No Pesticides. As a result of our controlled growth conditions, plants grown in the TerraSphere system require less fertilizer than plants grown in the field or in a greenhouse, and pesticides are not required.

•	Water Conservation. The TerraSphere system uses significantly less water than traditional growing methods, and the watering injection system enables the recycling of water and the generation of very little wastewater. Not only is wastewater a major environmental concern, but water represents a significant cost for traditional farms and greenhouses.

•	Lessened Transportation Costs. Growing and selling locally will greatly reduce the cost of transporting goods, as well as lessen the carbon footprint, of many common crops.
     Competition. We face considerable competition from both users of traditional growing methods and from other companies with competing innovative growing technologies.
•	Field Agriculture. The overwhelming majority of the produce sold today is still generated using traditional field agriculture methods, and the infrastructure required is generally already in place and considerably less than that of the vertical farms we envision. As such, the up-front cost of growing produce via traditional methods is likely less than that of our method. Further, the rise in organic growing standards has already presented consumers with a more naturally-grown and arguably higher-quality product option, albeit at an often substantially higher cost. However, field agriculture is limited by the availability of land that is suitable for growing crops. Crop quality is also affected by a substantial number of variables, from weather and temperature fluctuations to infestations of pests and disease. Field-grown produce must also often travel to reach consumers, which reduces shelf life and increases costs.

•	Greenhouses/Hydroponic Growers. Some produce is already grown indoors, which provides the advantage of being able to better regulate growing conditions through the elimination of many environmental factors. However, building greenhouses large enough to grow substantial amounts of produce is not incredibly cost-effective considering the energy required to regulate the indoor environment versus the product yield. Further, light exposure must be carefully monitored, and the location of a greenhouse is still a very important factor if natural light is used instead of artificial light.

•	Other Urban Farming Technologies. There are a small number of other companies who have developed or are in the process of developing technology that enables the growing of crops in environments that lack available land or proper growing conditions. This includes variations of our vertical farming method and other modes of controlled indoor environment agriculture.
     Target Markets. We intend to operate our vertical farming business by supplying food sellers with our produce that are local to our farms. This includes natural products retailers, supermarket chains, as well as restaurants and schools.
     Government Regulation. In order to sell our produce, we must follow applicable food safety regulations. At minimum we must comply with laws enforced by federal agencies such as the FDA and USDA, and some states may impose stricter standards than those of the federal government. In Canada, we must also comply with laws enforced by the Canadian Food Inspection Agency and other regulatory bodies.
     Future Development. To expand our business, TerraSphere will seek financing in order to build and operate TerraSphere facilities and continue to market its exclusive licensing agreements to interested third parties throughout North America, Asia and Europe. On December 30, 2010 we acquired an 83.34% ownership in GoLocalProduceRI, LLC (an independent TerraSphere licensee) for the purpose of building and owning a TerraSphere facility.
     In addition to growing produce, TerraSphere also plans on using its growing technology for the production of high-value medicinal biocompounds sourced from plants. This venture, to be operated by PharmaSphere, LLC, a wholly-owned subsidiary of TerraSphere, will sell these isolated biocompounds for use as active pharmaceutical agents and grow its own transgenic plants for sale in the biotechnology industry. PharmaSphere has a subsidiary, PharmaSphere Worcester, LLC, which was formed to build a facility in Worcester, MA utilizing PharmaSphere’s business plan. The building of the facility has not commenced and PharmaSphere has no revenue to date.
PRO FORMA CONDENSED FINANCIAL INFORMATION FOR TERRASPHERE AND
GOLOCALPRODUCERI
(In thousands, except per share information)
     The following pro forma condensed statement of operations information is presented to illustrate the effects upon the full year 2010 and 2009 had the Terrasphere and GoLocalProduceRI acquisitions had been completed on January 1, 2009. The pro forma presentation is based upon available information and certain assumptions that we believe are reasonable. The unaudited supplemental pro forma information does not purport to represent what the Company’s results of operations would actually have been had these transactions in fact occurred as of the dates indicated above or to project the Company’s results of operations for the period indicated or for any other period. Pro forma balance sheet information is not presented as the acquisitions are presented in the 2010 historical balance sheet.

	For the Year Ended December 31,
	2010	2009
Revenue	$8,862,980	$2,670,514
Net loss	$(48,629,191)	$(22,321,742)
Net loss per share, basic and diluted	$(0.65)	$(0.47)
Weighted average common shares outstanding	74,276,495	47,094,769

Properties
     We have a lease for land in Gonzales, California, where our Gonzales facility is located. The land is leased from VLH, a California LLC whose sole member is a former officer and director of the Company, and which was consolidated in our financial statements from January 2008 through April 2009. The lease provides for a monthly rent of $9,300. The lease is renewable for three 5-year terms after the expiration of the initial 10-year term. In addition, we own the Gonzales facility and the operating equipment used in the facility.
     On November 24, 2009 we signed a lease for office space for our headquarters in Boston, Massachusetts. The lease is for 3 years and provides 4,510 square feet of usable space for a monthly rent of $9,772. In addition, we lease, on a month-to-month basis, approximately 2,500 square feet of additional office space in Boston, Massachusetts.
     We pay rent of $2,800 per month for this space. We may terminate this additional lease at any time upon 30 days advance written notice.
     On November 12, 2010, we assumed the lease of TerraSphere, LLC’s Vancouver facility, which commenced November 1, 2009 and has a five year term. Rent is $89,900 per year for 2011 through 2013, and $74,990 for 2014. Under the operating lease agreement, the Company has the right to extend this lease for an additional five years.
Legal Proceedings
     On December 11, 2008, we received notice that a complaint had been filed in a putative class action lawsuit on behalf of 59 persons or entities that purchased units pursuant to a financing terms agreement, or FTA, dated April 11, 2006, captioned Gerald S. Leeseberg, et al. v. Converted Organics, Inc., filed in the U.S. District Court for the District of Delaware. The lawsuit alleges breach of contract, conversion, unjust enrichment, and breach of the implied covenant of good faith in connection with the alleged failure to register certain securities issued in the FTA, and the redemption of our Class A warrants in November 2008. The lawsuit seeks damages related to the failure to register certain securities, including alleged late fee payments, of approximately $5.25 million, and unspecified damages related to the redemption of the Class A warrants. In February 2009, we filed a Motion for Partial Dismissal of Complaint. On October 7, 2009, the Court concluded that Leeseberg has properly stated a claim for actual damages resulting from our alleged breach of contract, but that Leeseberg has failed to state claims for conversion, unjust enrichment and breach of the implied covenant of good faith, and the Court dismissed such claims. On November 6, 2009, we filed our answer to the Complaint with the Court. On March 4, 2010, the parties participated in a conference, and began discussing discovery issues. Plaintiff filed a Motion for Class Certification on June 22, 2010, which was denied on November 22, 2010. On March 3, 2011, the court denied our motion for partial summary judgment. On March 25, 2011, some individual investors filed a new complaint against us asserting similar claims to those in the Leeseberg litigation. On March 25, 2011, a number of other investors filed a new complaint against Converted Organics. The Court consolidated this case with the existing lawsuit and, on May 12, 2011, Plaintiffs filed an Amended Complaint. On June 6, 2011, Converted Organics filed its Answer to Consolidated Complaint and Counterclaims against Plaintiffs. We plan to vigorously defend these matters and are unable to estimate any losses that may be incurred as a result of this litigation and new complaint and upon their eventual disposition. Accordingly, no loss has been recorded related to these matters.
     Related to the above matter, in December 2009, we filed a complaint in the Superior Court of Massachusetts for the County of Suffolk, captioned Converted Organics Inc. v. Holland & Knight LLP. We claim that in the event we are required to pay any monies to Mr. Leeseberg and his proposed class in the matter of Gerald S. Leeseberg, et al. v. Converted Organics, Inc., that Holland & Knight should make us whole, because its handling of the registration of the securities at issue in the Leeseberg lawsuit caused any loss that Mr. Leeseberg and other putative class members claim to have suffered. Holland & Knight has not yet responded to the complaint. Holland and Knight has threatened to bring counterclaims against Converted Organics for legal fees allegedly owed, which we would contest vigorously. On May 12, 2010, the Superior Court stayed the proceedings, pending resolution of the Leeseberg litigation. At this early stage in the case, the Company is unable to predict the likelihood of an unfavorable outcome, or estimate any related loss.
     On May 19, 2009, we received notice that a complaint had been filed in the Middlesex County Superior Court of New Jersey, captioned Lefcourt Associates, Ltd. v. Converted Organics of Woodbridge, et al. The lawsuit alleged private and public nuisances, negligence, continuing trespasses and consumer common-law fraud in connection with the odors emanating from our Woodbridge facility and our alleged, intentional failure to disclose to adjacent property owners the possibility of our facility causing pollution and was later amended to allege adverse possession, acquiescence and easement. The lawsuit sought enjoinment of any and all operations which in any way cause or contribute to the alleged pollution, compensatory and punitive damages, counsel fees and costs of suit and any and all other relief the Court deems equitable and just. On April 12, 2010, the Middlesex County Superior Court of New Jersey issued an administrative order settlement dismissing without prejudice the matter of Lefcourt Associates, Ltd. v. Converted Organics of Woodbridge, et al. On June 8, 2010, Lefcourt Associates, Ltd re-filed their lawsuit but before a different court, the Chancery Division in Bergen County. We filed a motion to transfer the action back to the original court in Middlesex County, which was granted and we sought to have the lawsuit dismissed, which was granted in part on August 27, 2010. The Court limited the plaintiffs’ claims to the events in part that occurred after the dismissal of the prior action. The case was recently transferred to the Law Division and a trial date as to damages was scheduled for June 6, 2011, but has since been postponed until September 12, 2011, and an evidentiary Learning will be held on or prior to this date. Additionally, Plaintiffs’ appealed the order dismissing their first lawsuit with prejudice, and the appellate court reversed the dismissal with prejudice. Due to the appellate decision, plaintiffs filed a motion to reconsider the decision made in the action, which was granted in part on July 28, 2011. We plan to vigorously defend this matter and are unable to estimate any losses that may be incurred as a result of this litigation and upon its eventual disposition. Accordingly, no loss has been recorded related to this matter.
Employees
     As of June 24, 2011, we had 26 employees, 3 of whom were in sales, 14 in management and administration, and 9 in operations (6 employees at our Gonzales facility and 3 employees at our TerraSphere Vancouver TerraSphere facility).
Our Website and Availability of SEC Reports and Other Information
     Our corporate website is located at www.convertedorganics.com. We file with or furnish to the SEC Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendment to those reports, proxy statements and annual reports to shareholders, and, from time to time, other documents. The reports and other documents filed with or furnished to the SEC are available to investors on or through our corporate website free of charge as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. In addition, the public may read and copy any of the materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, such as the company, that file electronically with the SEC. The address of that website is http://www.sec.gov. Our SEC filings and our Code of Ethics may be found on the Investor Relations page of our website at ir.convertedorganics.com. These documents are available in print to any shareholder who requests a copy by writing or calling our corporate headquarters.

PRINCIPAL STOCKHOLDERS
     The following table sets forth information regarding the beneficial ownership of our outstanding common stock as of April 18, 2011 for:
▪	each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock;

▪	each of our directors;

▪	each of our named executive officers; and

▪	all of our directors and executive officers as a group.
     Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date above are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities.
     Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them, subject to applicable community property laws.

Name of	No. of Shares
Beneficial	Beneficially
Owner(1)	Owned		Percent of Class(2)
Edward J. Gildea	3,409,815	(3)	2.7%
David R. Allen	710,417	(4)	*
Robert E. Cell	573,340	(5)	*
John P. DeVillars	573,340	(5)	*
Marshal S. Sterman	437,340	(6)	*
Edward A. Stoltenberg	578,208	(7)(8)	*
All directors and officers as a group (six persons)	6,282,460		4.8%
5% Shareholders
OppenheimerFunds, Inc.	32,228,361	(9)	9.9	%(9)

*	Less than 1%

(1)	The address of all persons named in this table, with the exception of Oppenheimer Funds, Inc. is: c/o Converted Organics Inc., 137A Lewis Wharf, Boston, MA 02110.

(2)	Assumes 127,457,556 shares as of June 24, 2011.

(3)	Includes 1,400 Class B Warrants and options to purchase 1,260,178 shares.

(4)	Includes options to purchase 536,333 shares.

(5)	Includes options to purchase 388,670 shares.

(6)	Includes options to purchase 218,670 shares.

(7)	Includes options to purchase 378,670 shares.

(8)	Includes 2,965 shares beneficially owned and held in trust.

(9)	Consists of 7,769,798 shares of common stock and 13,281 shares of Series A Convertible Preferred Stock that is convertible into 24,458,563 shares of common stock held by Oppenheimer New Jersey Municipal Fund and Oppenheimer Rochester Municipal Fund; provided that we are not permitted to effect any conversion of the preferred stock, and the holder does not have the right to convert any portion of the preferred stock, to the extent that, after giving effect to the conversion the holder (together with any of holder’s affiliates would beneficially own in excess of 9.9% of the total issued and outstanding shares of our common stock. The business address of OppenheimerFunds, Inc. is Two World Financial Center, 225 Liberty Street, New York, NY 10281. Mr. Scott Cottier exercises voting and dispositive power over the shares held by Oppenheimer Rochester Municipal Fund, and Mr. Michael Camarella exercises voting and dispositive power over the shares held by Oppenheimer New Jersey Municipal Fund.

MANAGEMENT
Directors, Executive Officers and Key Employees
     The Company’s executive officers and directors and certain information about them, including their ages as of July 27, 2011, are as follows:

Name	Age	Position
Edward J. Gildea	59	President, Chief Executive Officer, and Chairman of the Board
David R. Allen	56	Chief Financial Officer and Executive Vice-President of Administration
Marshall S. Sterman	79	Director
Edward A. Stoltenberg	72	Director
     The following is a brief description of the principal occupation and recent business experience of each of our directors and executive officers:
     Edward J. Gildea has been our Chairman, President and Chief Executive Officer since January 2006. From 2001 to 2005, he held several executive positions including Chief Operating Officer, Executive Vice President, Strategy and Business Development, and General Counsel of Quality Metric Incorporated, a private health status measurement business. During that period, Mr. Gildea was also engaged in the private practice of law representing business clients and held management positions in our predecessor companies. He holds an A.B. degree from the College of the Holy Cross and a J.D. degree from Suffolk University Law School. The Company believes that Mr. Gildea’s financial and business expertise, including a diversified background of counseling and managing both public and private companies, gives him the qualifications and skills to serve as a Director.
     David R. Allen has been our Chief Financial Officer since March 2007. He was previously a director of the Company from June 2006 to March 2007, where he served as our audit committee chairman. From 1999 to 2004, he served as first the Chief Financial Officer and then as Chief Executive Officer of The Millbrook Press Inc., a publicly held publisher of children’s books. From 2004 until 2007, Mr. Allen has acted as a management consultant and advisor to small public companies. Mr. Allen holds a B.S. degree in Accounting and an M.S. degree in Taxation from Bentley University in Waltham, Massachusetts. Mr. Allen is a Certified Public Accountant.

     Marshall S. Sterman joined Converted Organics’ Board of Directors in July of 2010 after working with the Company as a consultant since November of 2009. Mr. Sterman has advised numerous companies on issues related to mergers and acquisitions and other capital markets matters during his fifty-year career in investment banking and consulting. In addition, Mr. Sterman has extensive experience managing and helping develop and execute the growth strategies for public companies. He is the founder of The Mayflower Group, Ltd., a consulting firm that has served as an active principle to many start-up companies, and was recently honored by the Sino-American Pharmaceuticals Professional Association for his presentations on entrepreneurialism at the Massachusetts Institute of Technology. Mr. Sterman is also currently Chairman of the Board, Chief Executive Officer, and Acting Chief Financial Officer of Urban Ag Corp, which licenses Converted Organics’ TerraSphere technology. Sterman holds a B.A. from Brandeis University and an MBA from Harvard University.
     Edward A. Stoltenberg has been a director since March 2007. He is a Managing Director of Phoenix Financial Services, an investment banking firm which provides financial services to middle market public and private companies. He has been with Phoenix since 1999. Mr. Stoltenberg is a Certified Public Accountant and holds a B.A from Ohio Wesleyan University and an M.B.A from the University of Michigan. The Company believes that Mr. Stoltenberg’s financial and business expertise, including a diversified background of managing financial service firms and providing investment services for public companies gives him the qualifications and skills to serve as a Director.
     There are no family relationships among our officers and directors.
Board Independence
     Our Board of Directors comprises five members divided into three classes. Currently, Mr. Stoltenberg serves as a Class 1 director, whose term expires in 2013; Mr. Sterman serves as Class 2 director, whose term expires in 2014; and Mr. Edward Gildea serves as a Class 3 director, whose term expires in 2012.
     Our Board of Directors is subject to the independence requirements of the NASDAQ Stock Market. Pursuant to the requirements, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent. Of the five members of the Board, Messrs. Sterman and Stoltenberg were determined to be independent directors as defined by the NASDAQ Stock Market. In making an independence determination with regard to Mr. Sterman, the Board considered his relationship with Urban Ag Corp., which is a TerraSphere licensee.

Compensation Committee and Insider Participation
     None of the members of our Compensation Committee is one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Executive Compensation
     The following table sets forth certain information concerning total compensation received by our Chief Executive Officer and the other most highly compensated officer (“named executives”) during 2010 for services rendered to Converted Organics in all capacities for the last two fiscal years.
Summary Compensation Table — 2010

							Nonqual.
Name and						Non-Equity	Deferred	All
Principal	Fiscal			Stock	Option Awards	Incentive	Comp.	Other
Position	Year	Salary ($)	Bonus ($)	Awards	($)(1)	Plan Comp.	Earnings	Comp.	Total ($)
Edward J. Gildea,	2010	221,800	—	—	256,400	—	—	—	478,200
President and Chief Executive Officer	2009	222,879	50,000	—	—	—	—	—	272,879

David Allen,	2010	176,200	—	—	128,200	—	—	—	304,400
Chief Financial Officer	2009	152,376	15,000	—	40,500	—	—	—	207,876

(1)	Represents the full grant date fair value of the option grant calculated in accordance with FASB ASC Topic 718. For the purposes of making the option calculation, the assumptions set forth in Note 12 of the Notes to Consolidated Financial Statements for the year ended December 31, 2010 were utilized; provided that we excluded the assumed forfeiture rate for the purposes of the calculations in the table.

Outstanding Equity Awards at Fiscal Year End-2010

	Number of Securities
	Underlying Unexercised		Option Exercise
	Options (#)		Price	Option Expiration
Name	Exercisable	Unexercisable	($ per share)	Date
Edward J. Gildea	100,000	0	$3.75	June 15, 2011
	125,000	0	$5.02	June 27, 2018
	500,000	0	$0.68	January 4, 2020
David R. Allen	10,000	0	$3.75	June 15, 2011
	71,195	0	$5.02	June 27, 2018
	50,000	0	$1.10	June 25, 2019
	250,000	0	$0.68	January 4, 2020
Stock Option Plan
     At the Annual Meeting of Shareholders on June 30, 2010, shareholders approved the Omnibus Stock Compensation Plan (“2010 Plan”), pursuant to which there were 3,458,047 shares authorized for issuance, subject to adjustment. Commencing January 1, 2011 and on the first day of each fiscal year thereafter, the number of shares authorized for issuance under the 2010 Plan is automatically recalculated to be equal to 20% of the shares of the Company’s common stock outstanding on the last day of the prior fiscal year, less any issuances made under both the 2006 Plan and the 2010 Plan. The 2010 Plan replaced the 2006 Plan and no additional shares will be issued under the 2006 Plan. However, the Company reserved the right to issue pursuant to the 2006 Plan, new options to the extent that, and in the amount of, any currently outstanding options are forfeited under that plan.
     Under the 2010 Plan, the Compensation Committee may grant awards in the form of incentive stock options, as defined in Section 422 of the Code, as well as options which do not so qualify, stock units, stock awards, stock appreciation rights and other stock-based awards.
     Other awards may be granted that are based on or measured by common stock to employees, consultants and non-employee directors, on such terms and conditions as the Compensation Committee deems appropriate. Other stock-based awards may be granted subject to achievement of performance goals or other conditions and may be payable in common stock or cash, or in a combination of the two.
Employment Agreements
     Effective as of April 20, 2011, the Company entered into severance agreements with Mr. Gildea and Mr. Allen, under which, should a change in control of the Company occur, Messrs. Gildea and Allen shall be entitled to a continuation of payment of their base salary for a term of thirty-six months, payable in bi-weekly installments in accordance with the Company’s regular payroll practices. “Change of Control”, shall mean the consummation of any of the following events: (i) a sale, lease or disposition of all or substantially all of the assets of the Company, or (ii) a merger or consolidation (in a single transaction or a series of related transactions) of the Company with or into any other corporation or corporations or other entity, or any other corporate reorganization, where the stockholders of the Company immediately prior to such event do not retain (in substantially the same percentages) beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the voting power of and interest in the successor entity or the entity that controls the successor entity; provided, however, that a “Change in Control” shall not include a sale, lease, transfer or other disposition of all or substantially all of the capital stock, assets, properties or business of the Company (by way of merger, consolidation, reorganization, recapitalization, sale of assets, stock purchase, contribution or other similar transaction) that involves the Company, on the one hand, and Converted Organics Inc. or any Converted Organics Subsidiary.
     In the event a Change in Control occurs, and the employment of either Mr. Gildea or Mr. Allen is terminated (i) by the Company for a reason other than for Cause (as defined below) or (ii) by the Executive for Good Reason (as defined below), then the Executive shall be eligible for severance pay as described above.
     Resignation for “good reason” means the occurrence of any of the following conditions without the Executive’s consent, which condition continues after notice by the Executive to the Company and a reasonable opportunity to cure such condition: (i) a decrease in the Executive’s base salary, (ii) relocation of the Executive’s work place to a location more than 50 miles from the Executive’s business location at the time of the Change of Control, or (iii) the Executive’s assignment to a position where the duties of the position are outside his area of professional competence.
     “Cause” means a good faith finding by the Company of: (i) gross negligence or willful misconduct by the Executive in connection with the Executive’s employment duties, (ii) failure by the Executive to perform his duties or responsibilities required pursuant to the Executive’s employment after written notice and a 30-day opportunity to cure, (iii) misappropriation by the Executive for the Executive’s personal use of the assets or business opportunities of the Company, or its affiliates, (iv) embezzlement or other financial fraud committed by the Executive, (v) the Executive knowingly allowing any third party to commit any of the acts described in any of the preceding clauses (iii) or (iv), or (vi) the Executive’s indictment for, conviction of, or entry of a plea of no contest with respect to, any felony.
     Mr. Gildea and Mr. Allen have no employment contracts other than the above described severance agreements, and as such are at-will employees.
Director Compensation — 2010
     In fiscal 2010, our independent directors received options to purchase an aggregate of 450,000 shares and an aggregate of $210,000 in fees for their service on the Board of Directors, which included meeting fees of $1,500 per meeting. Directors who are also employees do not receive compensation for their services as directors.

	Fees Earned or Paid
Name	in Cash	Option Awards(1)		Total
Edward A. Stoltenberg	$68,500	$76,920	(2)	$145,420
Robert Cell	$68,500	$76,920	(3)	$145,420
John DeVillars	$59,250	$76,920	(4)	$136,170
Marshall Sterman	$13,750	$0	(5)	$13,750

(1)	Represents the full grant date fair value of the option grant calculated in accordance with FASB ASC Topic 718. For the purposes of making the option calculation, the assumptions set forth in Note 12 of the Notes to Consolidated Financial Statements for the year ended December 31, 2010 were utilized; provided that we excluded the assumed forfeiture rate for the purposes of the calculations in the table.

(2)	As of December 31, 2010, Mr. Stoltenberg held options to purchase 194,000 shares of common stock.

(3)	As of December 31, 2010, Mr. Cell held options to purchase 194,000 shares of common stock.

(4)	As of December 31, 2010, Mr. DeVillars held options to purchase 194,000 shares of common stock.

(5)	As of December 31, 2010, Mr. Sterman held no options to purchase shares of common stock.

RELATED PARTY TRANSACTIONS
     As of December 31, 2010 and 2009 the Company has an accrued liability totaling $395,001 and $697,602, respectively, representing accrued compensation to officers, directors and consultants.
     The Company had a term note payable to its CEO, Edward J. Gildea. The unsecured term note for $89,170 was dated April 30, 2007 with an original maturity of April 30, 2009 and accrued interest at 12% per annum. The note had been extended for one year until April 30, 2010. The Company paid accrued interest of $21,400 upon extension of the note’s due date on June 30, 2009. This note was subordinate to the New Jersey EDA bonds. On December 18, 2009, the Company repaid the principal balance of the note plus accrued interest of $6,777.
     In connection with the Company’s acquisition of TerraSphere Systems, the Company assumed an unsecured note payable to William Gildea, Secretary of the Company and brother of Edward Gildea, the Company’s Chairman and Chief Executive Officer, that has an interest rate of 10% per annum. The principal amount due totaled $72,351 at December 31, 2010. The Company has accrued interest totaling $18,973 at December 31, 2010 and incurred interest expense totaling $3,486 for the year ended December 31, 2010.
     The President of TerraSphere Inc. is Mark Gildea, a brother of Edward Gildea, the Company’s Chairman and Chief Executive Officer and of William Gildea, Secretary. In addition, one of the members of the Company’s Board of Directors, Marshal Sterman, is an officer, shareholder and director of a TerraSphere licensee.

SELLING STOCKHOLDER
     The shares of common stock being offered by the selling stockholder are those issuable to the selling stockholder upon conversion of the notes and exercise of the warrants. For additional information regarding the issuance of the notes and the warrants, see “Prospectus —Summary — Private Placement of Notes and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the ownership of the notes and the warrants issued pursuant to the Securities Purchase Agreement, the selling stockholder has not had any material relationship with us within the past three years.
     The table below lists the selling stockholder and other information regarding the selling stockholder’s beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the common stock. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its respective ownership of shares of common stock, notes and warrants, as of June 24, 2011, assuming conversion of the notes and exercise of the warrants held by each such selling stockholder on that date but taking account of any limitations on conversion and exercise set forth therein.
     The third column lists the shares of common stock being offered by this prospectus by the selling stockholder and does not take into account any limitations on (i) conversion of the notes set forth therein or (ii) exercise of the warrants set forth therein.
     In accordance with the terms of a registration rights agreement with the holders of the notes and the warrants, this prospectus generally covers the resale of 133% of the sum of (i) the maximum number of shares of common stock issuable upon conversion of the notes and (ii) the maximum number of shares of common stock issuable upon exercise of the warrants, in each case, determined as if the outstanding notes and warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the notes and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.
     Under the terms of the notes and the warrants, a selling stockholder may not convert the notes or exercise the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.9%. The number of shares in the second column reflects these limitations. The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Maximum Number
	Number of Shares		of Shares of	Number of Shares
	of Common Stock		Common Stock to	of Common Stock
	Owned Prior to		be Sold Pursuant to	Owned After
Name of Selling Stockholder	Offering		this Prospectus	Offering
Iroquois Master Fund, Ltd.	6,245,420	(1)(2)	87,172,755	10,965,294 (1)
(1)    Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF.
(2)    Includes 4,431,344 shares of common stock issuable upon conversion of a secured convertible note held by IMF. Excludes (i) 5,539,144 shares of common stock issuable upon conversion of secured and unsecured convertible notes held by IMF and Iroquois Capital Opportunity Fund, LP (“ICOF”) and (ii) 43,724,967 shares of common stock issuable upon exercise of warrants held by IMF and ICOF because each of such notes and warrants contain a “blocker provision” under which the holder thereof does not have the right to convert each such note or exercise each such warrant to the extent (but only to the extent) that such conversion or exercise would result in beneficial ownership by the holder thereof, or any of its affiliates, of more than 4.9% of the common stock.

PLAN OF DISTRIBUTION
     We are registering the shares of common stock issuable upon conversion of the notes and exercise of the warrants to permit the resale of these shares of common stock by the holders of the notes and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
     The selling stockholder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
     The selling stockholder may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.
     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
     The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $23,062.68 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement or we may be entitled to contribution.
     Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK
     The following information describes our capital stock as well as certain provisions of our certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part.
     Our authorized capital stock consists of 500,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.
Common Stock
     Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holders of 50% or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock.
Preferred Stock
     Our Board of Directors is authorized by our Certificate of Incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued would have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock.
     The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our Board of Directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our Board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.
     The only series of preferred stock we have authorized are 17,500 shares of 1% Series A Convertible Preferred Stock (“Series A Preferred”), of which 13,281 shares our outstanding as of June 20, 2011. Our Board of Directors approved, and on October 18, 2010, we filed with the Delaware Secretary of State, a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Certificate of Designation”). Each share of Series A Preferred is convertible into a number of shares of Common Stock equal to (1) the stated value of the share ($1,000), divided by (2) $0.543 (the “Conversion Price”). Holders of the Series A Preferred are entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 1% per annum (subject to increase in certain circumstances), payable annually and on each conversion date. The dividends are payable, during the first three years after issuance, at our election, and thereafter, at the election of the holder, in cash or in shares of our common stock valued at the Conversion Price (or in some combination thereof). Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the greater of: (i) $0.01 for each share of common stock underlying the Series A Preferred Stock then held by holders, or (ii) the amount the holders would have received had the holders converted the Series A Preferred Stock then held into common stock immediately prior to the liquidation, dissolution or winding-up, in each case, before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The holders of the Series A Preferred have no voting rights except with respect to specified matters affecting the rights of the Series A Preferred. As long as any shares of Series A Preferred Stock are outstanding, unless the holders of a majority-in-interest of the Series A Preferred Stock shall have otherwise given prior written consent, we may not amend our charter documents, including, without limitation, our certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holders.
December 2010 Note and Warrant Offering
     In December 2010, we sold to certain institutional investors certain notes and warrants pursuant to a shelf registration statement on Form S-3. We sold to the investors convertible notes in the aggregate original principal amount of $4,990,000, which notes are convertible into shares of our common stock. The notes were purchased in two tranches, the first of which involved the sale of notes in the aggregate original principal amount of $3,939,473.68, which were issued with an original issue discount of approximately 4.8%, and the purchase price of $3,750,000. The second tranche were issued in March 2011 in the aggregate original principal amount of $1,050,526.32 with an original issue discount of approximately 4.8%, and the purchase price of $1,000,000. The notes are not interest bearing, unless we are in default on the notes, in which case the notes carry an interest rate of 18% per annum.
     The notes are initially convertible into shares of common stock at a conversion price of $1.00 per share; provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the notes will be lowered to the per share price for the dilutive issuances. We also have the right, at our option, to permit the holder of the notes to convert at a lower price specified by us for a period specified by us. We were required to repay the notes in six equal installments commencing February 1, 2011 (with respect to the initial notes issued in December 2010) and April 8, 2011 (with respect to the notes issued in March 2011), either in cash or in shares of our common stock. If we choose to utilize shares of our common stock for the payment, we must make an irrevocable decision to use shares 22 trading days prior to the installment payment date, and the value of our shares will be equal to the lower of (i) the conversion price then in effect and (ii) 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount (the “Installment Conversion Price”). If we choose to make an installment payment in shares of common stock, we must make a pre-installment payment of shares (the “Pre-Installment Shares”) to the note holder 20 trading days prior to the applicable installment date based on the value of our shares during the 20 trading days preceding the delivery of the notice elect to pay in our shares. On the installment date, to the extent we owe the note holder additional shares in excess of the Pre-Installment Shares to satisfy the installment payment, we will issue the note holder additional shares, and to the extent we have issued excess shares, such shares will be applied to future payments.
     If an event of default occurs under the notes, we must redeem the notes in cash at the greater of 135% of the unconverted principal amount or 135% of the greatest equity value of the shares of common stock underlying the notes from the date of the default until the redemption is completed.
     The conversion price of all the Notes is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of the notes may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.
     Pursuant to the terms of the agreement governing the issuance of the above notes, we also issued to the investors warrants to acquire shares of common stock, in the form of three warrants: (i) “Series A Warrants”, (ii) “Series B Warrants” and (iii) “Series C Warrants” (collectively, the “Warrants”).
     The Series B Warrants became exercisable on February 28, 2011 and expire on November 28, 2011. The Series B Warrants provide that the holders are initially entitled to purchase an aggregate of 4,990,000 shares at an initial exercise price of $1.00 per share. If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series B Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series B Warrants will adjust to the average of the conversion prices used to repay the notes discussed above. The floor price for the exercise price of the Series B Warrants is $0.345. The number of shares underlying the Series B Warrants will adjust whenever the exercise price adjusts, such that at all times the aggregate exercise price of the Series B Warrants will be $4,990,000. As of the date hereof, the exercise price of the Series B Warrants is $0.345 per share and there are 14,463,768 shares underlying the Series B Warrants.
     To the extent we enter into a fundamental transaction (as defined in the Series B Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series B Warrant from the holder at its Black-Scholes value.
     If our common stock trades at a price at least 200% above the Series B Warrants exercise price for a period of 10 trading days, we may force the exercise of the Series B Warrants if we meet certain conditions.
     The Series A and Series C Warrants became exercisable on February 28, 2011 and have a five year term. Should we make certain dilutive issuances (with limited exceptions), the exercise price of the Series A and Series C Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series A and Series C Warrants will adjust to the average of the conversion prices used to repay the notes discussed above. As of the date hereof, the exercise price of the Series A Warrants and Series C Warrants is $0.22 per share.
     To the extent we enter into a fundamental transaction (as defined in the Series A and Series C Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series A and Series C Warrants from the holder at its Black-Scholes value.
     The exercise price of all the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.
April 2011 Note and Warrant Offering
     In April 2011, we sold to an institutional investor a note and warrants. We sold to the investor a convertible note in the aggregate original principal amount of $3,850,000, which note is convertible into shares of our common stock. The note was be issued with an original issue discount of approximately 9.1%, and the purchase price of the note was $3,500,000. The note is not interest bearing, unless we are in default on the note, in which case the note carries an interest rate of 18% per annum.
     The note is initially convertible into shares of common stock at a conversion price of $0.40 per share, provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the note will be lowered to the per share price for the dilutive issuances. We are required to repay the note in five equal installments commencing July 31, 2011, either in cash or in shares of our common stock. If we choose to utilize shares of our common stock for the payment, we must make an irrevocable decision to use shares 23 trading days prior to the installment payment date, and the value of our shares will be equal to 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount (the “Installment Conversion Price”). If we choose to make an installment payment in shares of common stock, we must make a pre-installment payment of shares (the “Pre-Installment Shares”) to the note holder 20 trading days prior to the applicable installment date based on the value of our shares equal to 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount. On the installment date, to the extent we owe the note holder additional shares in excess of the Pre-Installment Shares to satisfy the installment payment, we will issue the note holder additional shares, and to the extent we have issued excess shares, such shares will be applied to future payments.
     If an event of default occurs under the note, we must redeem the note in cash at the greater of 135% of the unconverted principal amount or 135% of the greatest equity value of the shares of common stock underlying the note from the date of the default until the redemption is completed.

     The conversion price of the note is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of the note may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.
     Pursuant to the terms of the agreement governing the issuance of the above notes, we also issued to the investors warrants to acquire shares of common stock, in the form of three warrants: (i) “Series A Warrants”, (ii) “Series B Warrants” and (iii) “Series C Warrants” (collectively, the “Warrants”).
     The Series B Warrants are exercisable six months and one day after issuance and expire March 13, 2012. The Series B Warrants provide that the holders are initially entitled to purchase an aggregate of 9,143,750 shares at an initial exercise price of $0.4125 per share. If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series B Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series B Warrants will adjust to the average of the Installment Conversion Prices used to repay the note discussed above. The floor price for the exercise price of the Series B Warrants is $0.34. The number of shares underlying the Series B Warrants will adjust whenever the exercise price adjusts, such that at all times the aggregate exercise price of the Series B Warrants will be $3,771,797.
     To the extent we enter into a fundamental transaction (as defined in the Series B Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series B Warrants from the holders at their Black-Scholes value.
     If our common stock trades at a price at least 200% above the Series B Warrants exercise price for a period of 10 trading days, we may force the exercise of the Series B Warrants if we meet certain conditions.
     The Series A and Series C Warrants are exercisable six months and one day after issuance and have a five year term commencing on the initial exercise date. The Series A Warrants provide that the holders are initially entitled to purchase an aggregate of 4,812,500 shares at an initial exercise price of $0.40 per share. The Series C Warrants provide that the holders are initially entitled to purchase an aggregate of 4,343,285 shares at an initial exercise price of $0.425 per share. If on the expiration date of the Series B Warrants, a holder of such warrant has not exercised such warrant for at least 50% of the shares underlying such warrant, we have the right to redeem from such holder its Series C Warrant for $1,000 under certain circumstances.
     If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series A and Series C Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series A and Series C Warrants will adjust to the average of the Installment Conversion Prices used to repay the note discussed above. The number of shares underlying the Series A and Series C Warrants will not be adjusted due to an adjustment of the exercise price pursuant to the preceding two sentences.
     To the extent we enter into a fundamental transaction (as defined in the Series A and Series C Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series A and Series C Warrants from the holder at their Black-Scholes value.
     The exercise price of all the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.
     We and our subsidiaries entered into a security agreement with the investor pursuant to which we and our subsidiaries granted the investor a security interest in all of our respective assets securing our obligations under the above note. In addition, our subsidiaries entered into guaranty agreements with the investor pursuant to which the subsidiaries guaranteed our obligations under the note.
     We entered into a registration rights agreement with the investor pursuant to which we agreed to register the resale of 133% of the shares of common stock underlying the note and Warrants. We agreed to file a registration statement within 10 days after we obtained shareholder approval of the financing, which occurred on June 13, 2011. To the extent we fail to file the registration statement on a timely basis or if the registration statement is not declared effective within 90 days after we obtained shareholder approval, we agreed to make certain payments to the investor. The registration statement of which this prospectus is a part is being filed to satisfy the foregoing obligations.
Class B Warrants
     General. We have 4,932,438 Class B warrants outstanding. The Class B warrants may be exercised until the expiration date, which is February 16, 2012. Each Class B warrant entitles the holder to purchase one share of common stock at an exercise price of $11.00 per share. Accordingly, holders of the Class B warrants may currently purchase 1.47 shares of common stock for each warrant exercised, except for approximately 2.3 million Class B warrants that are owned by our bond holders, who may purchase one share of common stock for each warrant exercised. Accordingly, in the aggregate, holders of the Class B warrants may currently purchase a total of 6,177,012 shares of our common stock. A holder of warrants will not be deemed a holder of the underlying stock for any purpose until the warrant is exercised. If at their expiration date the Class B warrants are not currently exercisable, the expiration date will be extended for 30 days following notice to the holders of the warrants that the warrants are again exercisable. If we cannot honor the exercise of Class B warrants and the securities underlying the warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the warrants. Because we are not required to settle the warrants by payment of cash, and because there is a possibility that warrant holders will not be able to exercise the warrants when they are in-the-money or otherwise, there is a risk that the warrants will never be settled in shares or payment of cash.
     No Redemption. The Class B warrants are non-redeemable.
     Exercise. The holders of the Class B warrants may exercise them only if an appropriate registration statement is then in effect. To exercise a warrant, the holder must deliver to our transfer agent the warrant certificate on or before the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Fractional shares of common stock will not be issued upon exercise of the warrants.
Class C Warrants and Class D Warrants
     General. In connection with our financing completed in May 2009, we issued Class C warrants to purchase an aggregate of 885,000 shares of common stock and Class D warrants to purchase an aggregate of 415,000 shares of common stock. The Class C warrants and Class D warrants both expire in May 2014. The initial exercise prices of the Class C warrants and Class D warrants were $1.00 per share and $1.50 per share, respectively. The warrants are subject to anti-dilution rights, which provide that the exercise price of the warrants shall be reduced if we make new issuances of our securities, with certain exceptions, below the warrants exercise prices to the price of such lower priced issuances. Pursuant to such provision, the exercise price of the Class D warrants has been reduced to and is currently at $1.02 per share. The Class C warrants and Class D warrants are non-redeemable. The warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average price per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants.
     Fundamental Transactions. If, at any time while the warrants are outstanding, we (1) effect any merger or consolidation, (2) effect any sale of all or substantially all of our assets, (3) are subject to or complete a tender offer or exchange offer, (4) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) engage in one or more transactions with another party that results in that party acquiring more than 50% of our outstanding shares of common stock, each, a “Fundamental Transaction,” then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the warrant.
Class E Warrants and Class F Warrants
     General. In connection with our financings completed in May 2009 and July 2009, we issued Class E warrants to purchase an aggregate of 1,500,000 shares of our common stock and Class F warrants to purchase 585,000 shares of our common stock. The Class E warrants and Class F warrants expire in May 2014 and July 2014, respectively, and have exercise prices of $1.63 and $1.25, respectively.
     The warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average price per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants.
     Call Provision. Subject to certain exceptions, if the volume weighted average price per share of our common stock for each of five consecutive trading days exceeds $2.10 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like), then we may, within one trading day of the end of such period, call for cancellation of all or any portion of the unexercised warrants for consideration equal to $.001 per share.
     Fundamental Transaction. If, at any time while the warrants are outstanding, we (1) consolidate or merge with or into another corporation, (2) sell all or substantially all of our assets or (3) are subject to or complete a tender or exchange offer pursuant to which holders of our common stock are permitted to tender or exchange their shares for other securities, cash or property, (4) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) engage in one or more transactions with another party that results in that party acquiring more than 50% of our outstanding shares of common stock, each, a “Fundamental Transaction,” then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the warrant.
Class G Warrants
     General. In connection with our financing completed in September 2009, we issued Class G warrants to purchase an aggregate of 2,500,000 shares of common stock. The Class G warrants expire in September 2014. The initial exercise price of the Class G warrants is $1.25 per share. The warrants are subject to anti-dilution rights, which provide that the exercise price of the warrants be reduced if we make new issuances of our securities, with certain exceptions, below the warrant exercise price to the price of the lower priced securities; provided that without stockholder approval, the exercise price may not be reduced below $1.08 per share. The Class G warrants are non-redeemable. The warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average price per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants.

     Fundamental Transactions. If, at any time while the warrants are outstanding, we (1) effect any merger or consolidation, (2) effect any sale of all or substantially all of our assets, (3) are subject to or complete a tender offer or exchange offer, (4) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) engage in one or more transactions with another party that results in that party acquiring more than 50% of our outstanding shares of common stock, each, a “Fundamental Transaction,” then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the warrant.
Class H Warrants
     General. In connection with our public offering completed in October 2009, we issued Class H warrants to purchase an aggregate of 17,250,000 shares of common stock at an exercise price of $1.30 per share. The Class H warrants will expire on October 14, 2014 at 5:00 p.m., New York City time. The Class H warrants are not redeemable. The exercise price and number of shares of common stock issuable on exercise of the Class H warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the Class H warrants will not be adjusted for issuances of common stock, preferred stock or other securities at a price below their respective exercise prices.
     Exercise. No Class H warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the Class H warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Class H warrants. We will use our reasonable efforts to maintain a current prospectus relating to common stock issuable upon exercise of the Class H warrants until the expiration of the Class H warrants. However, we cannot assure you that we will be able to do so. The Class H warrants may be deprived of any value and the market for the Class H warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the Class H warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Class H warrants reside.
     No fractional shares will be issued upon exercise of the Class H warrants. Whenever any fraction of a share of common stock would otherwise be required to be issued or distributed upon exercise of the Class H warrants, the actual issuance or distribution made shall reflect a rounding of such fraction to the nearest whole share (up or down), with fractions of half of a share or less being rounded down and fractions in excess of half of a share being rounded up.
Purchase Option Issued in October 2009 Offering
     We agreed to sell to the representative of the underwriters in our October 2009 public offering an option to purchase up to a total of 300,000 units at a per-unit price of $1.749, with each unit consisting of one share of common stock and one Class H warrant.
IPO Underwriter’s Warrants
     In connection with our initial public offering, we issued to the representative of the underwriters warrants to purchase 131,219 units, consisting of 131,219 shares of our common stock, 131,219 Class A warrants and 131,219 Class B warrants. The underwriter’s warrants are exercisable for units until February 13, 2012. However, neither the underwriter’s warrants nor the underlying securities may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, except to any member participating in the offering and the officers or partners thereof, and only if all securities so transferred remain subject to the one-year lock-up restriction for the remainder of the lock-up period. We are obligated to cause a registration statement to remain effective until the earlier of February 13, 2012 and the time that all the underwriter’s warrants have been exercised, or will file a new registration statement covering the exercise and resale of these securities. If we cannot honor the exercise of the underwriter’s warrants and the securities underlying the warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the underwriter’s warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the warrants. Because we are not required to settle the underwriter’s warrants by payment of cash, it is possible that the underwriter’s warrants will never be settled in shares or payment of cash. The common stock and public warrants issued to the underwriter upon exercise of these underwriter’s warrants will be freely tradable.
Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws
     Our Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.
     Staggered Board. Staggered terms tend to protect against sudden changes in management and may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders. Our Board of Directors is divided into three classes, with one class of directors elected at each year’s annual stockholder meeting.
     Special Meetings. Our Bylaws provide that special meetings of stockholders can be called by the President, at the request of a majority of the Board of Directors or at the written request of holders of at least 50% of the shares outstanding and entitled to vote.
     Undesignated Preferred Stock. The ability to authorize the issuance of our undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. The ability to issue preferred stock may have the effect of deferring hostile takeovers or delaying changes in our control or management.
     Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging under certain circumstances in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
•	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

•	Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

•	On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
     Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-

takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that Section 203 may also discourage attempted acquisitions that might result in a premium over the market price for the shares of common stock held by stockholders.
     The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Limitation of Officer and Director Liability
     The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of the officers’ and directors’ fiduciary duty of care. Although the law does not change the officers’ and directors’ duty of care, it enables corporations to limit available relief in most cases to equitable remedies such as an injunction. Our certificate of incorporation limits the liability of officers and directors to us or our stockholders to the fullest extent permitted by applicable law. Specifically, our officers and directors will not be personally liable to us or our stockholders for monetary damages for breach of an officer’s or a director’s fiduciary duty as an officer or a director, as applicable, except for liability:
•	for any breach of the officer’s or director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	for any transaction from which the officer or director derived an improper personal benefit.
Indemnification
     To the maximum extent permitted by law, our bylaws provide for mandatory indemnification of directors and permit indemnification of our employees and agents against all expense, liability and loss to which they may become subject or which they may incur as a result of being or having been our director, officer, employee or agent. In addition, we must advance or reimburse directors and officers, and may advance or reimburse employees and agents, for expenses incurred by them as a result of indemnifiable claims.
Transfer Agent, Warrant Agent and Registrar
     The transfer agent and registrar for our common stock and warrant agent for our public warrants is Computershare Shareholder Services, Inc., and its wholly owned subsidiary, Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021.
Listing
     Our common stock, Class B warrants, and Class H warrants are quoted on the NASDAQ Capital Market under the symbols “COIN,” “COINZ,” and “COINW” respectively.

LEGAL MATTERS
     The validity of the securities offered in this prospectus is being passed upon for us by Cozen O’Connor.
EXPERTS
     The consolidated financial statements as of December 31, 2010 and 2009 and for each of the two years then ended, included in this prospectus have been audited by CCR LLP, an independent registered public accounting firm, to the extent set forth in their report appearing herein. Such consolidated financial statements have been included in the prospectus and elsewhere in the registration statement in reliance upon the report of CCR LLP given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form S-1 with the SEC with respect to the common stock included in this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and accordingly we are required to file annual, quarterly and special reports, proxy statements and other information with the SEC.
     You can read our SEC filings, including the registration statement, on the Internet at the SEC’s website at www.sec.gov. You can also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

CONVERTED ORGANICS INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Converted Organics Inc.

We have audited the accompanying consolidated balance sheets of Converted Organics Inc. and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Converted Organics Inc. and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Converted Organics Inc. and subsidiaries will continue as a going concern. As reflected in the consolidated financial statements, the Company has an accumulated deficit at December 31, 2010 and has suffered significant net losses and negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are disclosed in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  CCR LLP
Glastonbury, Connecticut
March 31, 2011

Item 1.	Financial Statements

CONVERTED ORGANICS INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

	2010	2009

ASSETS
CURRENTASSETS
Cash	$3,039,941	$10,708,807
Restricted cash	—	613,162
Accounts receivable, net	579,946	80,911
Inventories	126,406	176,351
Prepaid expenses and other assets	251,589	73,194
Deferred financing costs, net	276,667	—
Current assets of discontinued operations	14,500	962,075

Total current assets	4,289,049	12,614,500

Deposits and other non-current assets	575,596	336,357
Property and equipment, net	1,477,589	1,002,709
Goodwill	1,667,957	—
Intangible assets, net	11,629,265	1,995,619
Non-current assets of discontinued operations	—	19,193,886

Total assets	$19,639,456	$35,143,071

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Term note payable	$350,000	$—
Note payables — related party	72,351	—
Accounts payable	2,393,388	552,057
Accrued expenses	656,412	843,203
Convertible notes payable, net of unamortized discount	306,404	355,164
Obligation to issue shares	1,560,715	—
Derivative liabilities — current	5,199,572
Liabilities of discontinued operations	2,438,253	4,475,303

Total current liabilities	12,977,095	6,225,727

Derivative liabilities	3,476,047	1,626,742
Convertible note payable, net of current portion	—	17,767
Non-current liabilities of discontinued operations	—	18,501,081

Total liabilities	16,453,142	26,371,317

COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY
Preferred stock, $.0001 par value, authorized 10,000,000 shares; 17,500 ($1,000 stated value) shares issued and outstanding	17,500,000	—
Common stock, $.0001 par value, authorized 250,000,000 shares at December 31, 2010 and 75,000,000 shares at December 31, 2009	8,547	3,777
Additional paid-in capital	85,555,990	58,660,042
Accumulated deficit	(100,453,292)	(49,892,065)
Accumulated other comprehensive loss	(1,109)	—

	2,610,136	8,771,754
Noncontrolling interests	576,178	—

Total stockholders’ equity	3,186,314	8,771,754

Total liabilities and stockholders’ equity	$19,639,456	$35,143,071

The accompanying notes are an integral part of these consolidated financial statements.

CONVERTED ORGANICS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

Revenues	$3,525,325	$2,136,720
Cost of goods sold	2,522,305	2,079,740

Gross income	1,003,020	56,980
Operating expenses
Selling, general and administrative expenses	14,625,568	7,123,603
Research and development	287,550	626,652
Amortization of intangibles	367,461	288,007

	15,280,579	8,038,262

Loss from continuing operations	(14,277,559)	(7,981,282)
Other income/(expenses)
Other income	131,197	23,524
Derivative gain (loss)	(166,712)	5,766,035
Interest expense	(1,725,951)	(5,450,581)

	(1,761,466)	338,978

Loss from continuing operations before provision for income taxes	(16,039,025)	(7,642,304)
Provision for income taxes	—	—

Net loss from continuing operations	(16,039,025)	(7,642,304)
Loss from discontinued operations	(34,690,358)	(13,463,484)

Net loss	(50,729,383)	(21,105,788)
Net loss attributable to noncontrolling interest	(168,156)	—

Net loss attributable to Converted Organics Inc. before other comprehensive loss	(50,561,227)	(21,105,788)
Other comprehensive loss:
Foreign currency translation adjustment	(1,373)	—

Comprehensive loss	(50,562,600)	(21,105,788)
Comprehensive loss attributable to noncontrolling interest	(264)	—

Comprehensive loss attributable to Converted Organics Inc.	$(50,562,336)	$(21,105,788)

Net loss per share, basic and diluted
Continuing operations	$(0.34)	$(0.39)
Discontinued operations	(0.74)	(0.69)

	$(1.08)	$(1.08)

Weighted average common shares outstanding	46,838,001	19,569,853

The accompanying notes are an integral part of these consolidated financial statements.

CONVERTED ORGANICS INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	Converted Organics Inc.
	Preferred Stock Series A		Common Stock					Accumulated
	Shares		Shares		Additional			Other		Non-	Total
	Issued and		Issued and		Paid-in	Member’s	Accumulated	Comprehensive		Controlling	Stockholders’
	Outstanding	Amount	Outstanding	Amount	Capital	Equity	Deficit	Loss	Total	Interests	Equity

Balance, January 1, 2009, before cumulative effect of change in accounting principle	—	$—	7,431,436	$743	$31,031,647	$619,657	$(26,605,115)	$—	$5,046,932	$—	$5,046,932
Cumulative effect of a change in accounting principle	—	—	—	—	(2,936,250)	—	(2,146,858)	—	(5,083,108)	—	(5,083,108)

Balance, January 1, 2009, after cumulative effect of change in accounting principle	—	—	7,431,436	743	28,095,397	619,657	(28,751,973)	—	(36,176)	—	(36,176)
Member’s contributions	—	—	—	—	—	915,651	—	—	915,651	—	915,651
Member’s distributions	—	—	—	—	—	(201,630)	—	—	(201,630)	—	(201,630)
Deconsolidation of former variable interest entity	—	—	—	—	—	(1,367,982)	—	—	(1,367,982)	—	(1,367,982)
Common stock issued to holders of convertible notes payable in connection with extension	—	—	200,000	20	561,980	—	—	—	562,000	—	562,000
Common stock issued upon conversion of convertible notes payable	—	—	7,779,644	778	6,419,473	—	—	—	6,420,251	—	6,420,251
Common stock issued as compensation for services	—	—	151,528	15	139,198	—	—	—	139,213	—	139,213
Warrants issued in connection with release of restricted cash	—	—	—	—	662,479	—	—	—	662,479	—	662,479
Issuance of stock options	—	—	—	—	222,064	—	—	—	222,064	—	222,064
Common stock issued upon exercise of warrants	—	—	1,500,000	150	1,964,850	—	—	—	1,965,000	—	1,965,000
Issuance of common stock	—	—	20,711,600	2,071	20,594,601	—	—	—	20,596,672	—	20,596,672
Net income (loss)	—	—	—	—	—	34,304	(21,140,092)	—	(21,105,788)	—	(21,105,788)

Balance, December 31, 2009	—	—	37,774,208	3,777	58,660,042	—	(49,892,065)	—	8,771,754	—	8,771,754
Issuance of stock options	—	—	—	—	1,310,252	—	—	—	1,310,252	—	1,310,252
Common stock issued upon conversion of convertible notes payable and accrued interest	—	—	646,500	65	413,894	—	—	—	413,959	—	413,959
Common stock issued as compensation for services	—	—	650,811	66	441,974	—	—	—	442,040	—	442,040
Issuance of common stock and warrants, net of fair value of derivatives issued of $968,096	—	—	2,400,000	240	1,398,024	—	—	—	1,398,264	—	1,398,264
Issuance of common stock and warrants as payment of accounts payable	—	—	2,780,740	278	1,501,322	—	—	—	1,501,600	—	1,501,600
Common stock issued upon exercise of employee stock options	—	—	50,000	5	33,995	—	—	—	34,000	—	34,000
Issuance of common stock as payment to settle obligations of discontinued operations	—	—	21,619,837	2,162	11,752,588	—	—	—	11,754,750	—	11,754,750
Issuance of common stock related to the acquisition of TerraSphere Systems, LLC	—	—	18,174,603	1,817	9,564,036	—	—	—	9,565,853	648,644	10,214,497
Issuance of common stock related to the acquisition of GoLocalProduceRI, LLC	—	—	1,371,428	137	479,863	—	—	—	480,000	95,954	575,954
Issuance of preferred stock as payment of bond obligation	17,500	17,500,000	—	—	—	—	—	—	17,500,000	—	17,500,000
Foreign currency translation adjustment	—	—	—	—	—	—	—	(1,109)	(1,109)	(264)	(1,373)
Net loss	—	—	—	—	—	—	(50,561,227)	—	(50,561,227)	(168,156)	(50,729,383)

Balance, December 31, 2010	17,500	$17,500,000	85,468,127	$8,547	$85,555,990	$—	$(100,453,292)	$(1,109)	$2,610,136	$576,178	$3,186,314

The accompanying notes are an integral part of these consolidated financial statements.

CONVERTED ORGANICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(50,729,383)	$(21,105,788)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	1,210,580	374,218
Depreciation and amortization expense of property and equipment	1,435,086	2,155,994
Provision for losses on accounts receivable	2,457,478	81,000
Amortization of discounts attributable to notes and warrants on private financing	360,359	2,870,313
Interest expense in relation to issuance of convertible debt	1,368,695	1,475,678
Loss on disposal of discontinued operations	9,337,909	—
Common stock issued for extension of convertible note payable	—	562,000
Common stock issued as compensation	442,040	139,213
Stock option compensation expense	1,310,252	222,064
Loss on impairment of long lived assets	15,383,925	3,928,129
Warrants issued in connection with release of restricted cash	—	662,479
Obligations to issue shares revaluation	(123,214)	—
Derivative loss (gain)	166,712	(5,766,035)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(104,792)	19,784
Inventories	322,342	(159,018)
Prepaid expenses and other current assets	(130,958)	(239,261)
Deposits and other non-current assets	280,551	376,042
Increase (decrease) in:
Accounts payable	2,804,450	2,869,851
Accrued expenses	2,705,381	714,900

Net cash used in operating activities	(11,502,587)	(10,818,437)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(656,095)	(3,923,715)
Release of restricted cash	613,162	1,994,958
Deconsolidation of variable interest entity	—	(596,170)
Patent costs	(1,106)	—
Cash acquired in acquisitions	98,276	—
Purchase of other assets	(500,000)	—

Net cash used in investing activities	(445,763)	(2,524,927)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt obligations	(1,542,753)	(4,466,891)
Repayment of capital lease obligations	(11,802)	(12,403)
Member’s contributions	—	230,983
Member’s distributions	—	(201,630)
Advances from (payments to) related party	(10,000)	—
Net proceeds from exercise of options	34,000	—
Net proceeds from stock offering	2,366,360	20,596,672
Net proceeds from exercise of warrants	—	1,965,000
Net proceeds from short-term notes	3,444,555	2,582,500

Net cash provided by financing activities	4,280,360	20,694,231

Net effect of exchange rate changes on cash	(876)	—

NET INCREASE (DECREASE) IN CASH	(7,668,866)	7,350,867
Cash, beginning of year	10,708,807	3,357,940

Cash, end of year	$3,039,941	$10,708,807

Supplemental cash flow information:
Cash paid during the period for:
Interest	$952,350	$1,665,990
Non-cash financing activities:
Equipment acquired through assumption of capital lease	$—	$52,979
Equipment acquired through assumption of term note	—	118,250
Common stock issued upon conversion of convertible notes payable and accrued interest	413,959	6,420,251
Fair value of derivatives issued in conjunction with debt and equity financing	6,882,165	3,827,686
Common stock and warrants issued as payment for accounts payable	1,501,600	—
Fair value of contingent consideration in relation to acquisition	1,683,929	—
Issuance of common stock in conjunction with the acquisitions	10,045,853	—
Discount on convertible note issued in connection with financings	3,750,000	2,870,313
Preferred stock issued in satisfaction of bonds payable	17,500,000	—
Common stock issued as settlement of discontinued operations obligations	11,754,750	—
Member’s contribution of convertible note	—	684,668
Conversion of accounts payable into notes payable	—	4,663,039

The accompanying notes are an integral part of these consolidated financial statements.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS

Converted Organics Inc. and its subsidiaries (collectively “the “Company”) utilize innovative clean technologies to establish and operate environmentally friendly businesses. The Company is dedicated to creating a cleaner, greener future, and operates using sustainable business practices that support this vision. The Company operates in three business areas: Organic Fertilizer, Industrial Wastewater Treatment and Vertical Farming.

Organic Fertilizer:  The Company operates a processing facility that converts food waste and other raw materials into all-natural fertilizers, biostimulants, and soil amendment products.

Industrial Wastewater Treatment:  Utilizing an innovative wastewater treatment process, Converted Organics’ Industrial Wastewater Resources business (“IWWR”) provides a means of treating aqueous waste streams. This technology, which can use waste heat and renewable energy as fuel, produces only two byproducts: clean water vapor and landfill-appropriate solid residuals. IWWR is in the developmental stage at December 31, 2010.

Vertical Farming:  The Company engages in vertical farming through our TerraSphere business, which builds efficient systems for growing pesticide-free organic produce in a controlled indoor environment using its patented technology.

A summary of the subsidiaries that comprise of the Company are as follows:

Converted Organics of California, LLC (the “Gonzales facility”), is a California limited liability company and wholly-owned subsidiary of the Company. The Gonzales facility operates a plant in Gonzales, California, in the Salinas Valley and produces approximately 25 tons of organic fertilizer per day, which is sold primarily to the California agricultural market. The Gonzales facility employs a proprietary method called High Temperature Liquid Composting (“HTLC”). The facility has been upgraded to enable it to accept larger amounts of food waste from waste haulers and may be upgraded, depending on demand, to have the capability to produce a dry product in addition to the current liquid fertilizer it produces.

Converted Organics of Woodbridge, LLC, is a New Jersey limited liability company and wholly-owned subsidiary of the Company, which was formed for the purpose of owning, constructing and operating the Company’s facility in Woodbridge, New Jersey (the “Woodbridge facility”). The Woodbridge facility was designed to service the New York-Northern New Jersey metropolitan area. During the third quarter of 2010, the Company discontinued operations at the Woodbridge plant. The Company has reported the results of operations of Converted Organics of Woodbridge, LLC as discontinued operations for the years ended December 31, 2010 and 2009 within the consolidated financial statements (See Note 5).

Converted Organics of Rhode Island, LLC, a Rhode Island limited liability company and subsidiary of the Company, was formed in July 2008 for the purpose of developing a facility at the Rhode Island central landfill. Converted Organics of Rhode Island, LLC has not had any activity since its formation. On February 25, 2010, the Company signed a letter of intent with the owners of the non-controlling interest in Converted Organics of Rhode Island, LLC to sell substantially all of its assets and a limited select amount of liabilities to the Rhode Island Resource Recovery Corporation (“RIRRC”). No sale has not taken place as of December 31, 2010.

On January 26, 2010, the Company formed Converted Organics of Mississippi, LLC, a Mississippi limited liability company and a wholly-owned subsidiary of the Company, for the purpose of hiring a sales force and adding a poultry litter-based fertilizer product to the Company’s existing product lines. The Company outsourced production of this product.

On May 20, 2010, the Company formed TerraSphere Inc.(“TerraSphere”), a Delaware corporation and a wholly-owned subsidiary of the Company, for the purpose of acquiring the membership interests of TerraSphere Systems LLC (“TerraSphere Systems”). On November 12, 2010, TerraSphere acquired a 95% membership interest in TerraSphere Systems (See Note 4). TerraSphere Systems has two subsidiaries, wholly owned PharmaSphere, LLC (“PharmaSphere”) and majority owned TerraSphere Systems Canada, Inc. (“TerraSphere Canada”).

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 1 — NATURE OF OPERATIONS — Continued

PharmaSphere’s business plan is to utilize the TerraSphere System’s patented technology for the production of high value biocompounds sourced from plants and used as active pharmaceutical ingredients and for the production of transgenic plants (genetically engineered plants) for the biotechnology market. PharmaSphere has a wholly-owned subsidiary PharmaSphere Worcester, LLC, which was formed to build a facility in Worcester, Massachusetts utilizing PharmaSphere’s business plan. The building of the facility has not commenced. PharmaSphere has no revenue to date. TerraSphere Canada, located in Vancouver, British Columbia, operates the research and manufacturing facility for TerraSphere and is eighty-five percent owned by TerraSphere Systems.

On December 30, 2010, Converted Organic, Inc. purchased a majority ownership interest of the vertical farming entity, GoLocalProduceRI, LLC located in Rhode Island, marking its entrance into the vertical farming industry as owners and operators of what is expected to be the first TerraSphere facility in the United States (See Note 4).

NOTE 2 — GOING CONCERN

As reflected in consolidated financial statements for the year ended December 31, 2010, the Company incurred a net loss of approximately $50.7 million, and as of December 31, 2010 had an accumulated deficit of $100.5 million and had a working capital deficiency of $8.7 million. During 2010, the Company discontinued the operations at its Woodbridge facility, acquired a license to treat Industrial Waste Water and acquired the TerraSphere business. In addition to these events the Company currently has manufacturing capabilities at its Gonzales facility as a means to generate revenues and cash. Although the California operations are currently cash flow positive, the anticipated costs associated with corporate overhead and for the operations of TerraSphere will cause the Company to have negative cash flow in 2011. In addition, the Company feels that it will require cash, either through financing or equity transactions, in order to build out the IWWR and TerraSphere projects planned for 2011. The Company feels that if it achieves planned sales from its California facility, establishes additional operational Industrial Wastewater sites, and completes the construction of a TerraSphere facility, then the Company will become cash flow positive in the future. In order to achieve these goals, however, additional financing will be needed.

Presently, our liquidity is limited to our cash on hand at December 31, 2010 ($3.0 million) and the $1.0 million that we received on March 3, 2011 as a result of the sale of the additional notes available under our December 17, 2010 financing agreement. In addition, on February 28, 2011 we received shareholder approval to permit the investor in the December 17, 2010 financing agreement to exercise certain of its warrants, which could provide us with an additional $4.9 million. However, since receiving shareholder approval our stock price has closed at both above and below the exercise price of these warrants, and it is not likely that any warrants would be exercised unless the price of our stock was greater than the exercise price of the warrants. There is no assurance that the investor will exercise the warrants, and as such, we may not receive these funds. As a result of this uncertainty, we have entered into discussions with an investor who would make funds available with a convertible note under similar terms to our December 17, 2010 financing agreement, though such an arrangement has not been finalized.

If we do not receive additional funds in excess of the amount of cash on hand, whether as a result of the exercise of the warrants issued in our December 2010 financing, execution of the contemplated convertible note, or otherwise, we will not be able to continue our operations once the cash on hand is utilized. Even in the event that we do receive additional funds, there is no guarantee that such funds will be sufficient to continue operations until we achieve a positive cash flow position. At this time we do not have any commitments for additional financing, and there is no assurance that capital in any form will be available to us on terms and conditions that are acceptable or at all.

The Company has entered into discussions with an investor, who would execute a convertible note under an agreement similar to our December 17, 2010 financing agreement. There is no guarantee that this transaction will be completed. Even if the Company does receive this cash, it may be insufficient to last until the Company becomes cash flow positive, in which case it would not be able to continue operating.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

The accompanying consolidated financial statements include the balances of Converted Organics Inc. and its wholly-owned subsidiaries, Converted Organics of California, LLC, Converted Organics of Woodbridge, LLC, Converted Organics of Mississippi, LLC and its majority-owned subsidiaries TerraSphere Inc., Converted Organics of Rhode Island, LLC and GoLocalProduceRI, LLC. The minority-owned interest owned in its subsidiaries is included in the Company’s consolidated financial statements as noncontrolling interest. All intercompany transactions and balances have been eliminated in consolidation.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates.

FOREIGN OPERATIONS

The accounting records of TerraSphere Canada are maintained in Canadian dollars, its functional currency. Revenue and expense transactions are translated to U.S. dollars using the average exchange rate of the month in which the transaction took place. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect as of the balance sheet date. Equity transactions are translated to U.S. dollars using the exchange rate in effect as of the date of the equity transaction. Translation gains and losses are reported as a component of accumulated other comprehensive income or loss. Gains and losses resulting from transactions which are denominated in other than functional currencies are reported as foreign currency exchange gain or loss in the statements of operations and comprehensive loss in the period the gain or loss occurred.

CASH AND CASH EQUIVALENTS

The Company defines cash equivalents as highly liquid instruments with an original maturity of three months or less. The Company had no cash equivalents at December 31, 2010 and 2009.

ACCOUNTS RECEIVABLE

Accounts receivable represents balances due from customers, net of applicable reserves for doubtful accounts. In determining the need for an allowance, objective evidence that a single receivable is uncollectible, as well as historical collection patterns for accounts receivable are considered at each balance sheet date. At December 31, 2010 and 2009, an allowance for doubtful accounts of approximately $2,370,000 and $50,000 has been established, respectively, against certain receivables that management has identified as uncollectible. A charge of approximately $2,320,000 and $34,000 is reflected in the consolidated statements of operations and comprehensive loss for the years ended December 31, 2010 and 2009, respectively, to provide for doubtful accounts.

INVENTORIES

Inventories are valued at the lower of cost or market, with cost determined by the first in, first out method. Inventories consist primarily of raw materials, packaging materials and finished goods, which consist of soil amendment products. Inventory balances are presented net of applicable reserves. There were no inventory reserves at December 31, 2010 or 2009.

GOODWILL

The Company evaluates the carrying value of goodwill during the fourth quarter of each year and when events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES — Continued

carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies’ data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. The Company does not believe the goodwill it is carrying as of December 31, 2010 is impaired as it was recorded at fair value in the 4th quarter of 2010.

INTANGIBLE ASSETS

The Company accounts for its intangible assets in accordance with ASC 350 Intangibles — Goodwill and Other (“ASC 350”), which requires that intangible assets with finite lives, such as the Company’s license and patents, be capitalized and amortized over their respective estimated lives and reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable. Intangible assets deemed to have indefinite lives are not amortized and are subject to annual impairment testing. This testing compares carrying values to fair values and when appropriate, the carrying value of these assets is reduced to fair value. During 2010 and 2009, there was no impairment on intangible assets deemed to have indefinite lives.

LONG-LIVED ASSETS

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such reviews are based on a comparison of the asset’s undiscounted cash flows to the recorded carrying value of the asset. If the asset’s recorded carrying value exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset, the asset is written down to its estimated fair value. Impairment charges, if any, are recorded in the period in which the impairment is determined. The Company has incurred impairment charges of $15.4 million and $3.9 million related to its discontinued operations for the years ended December 31, 2010 and 2009, respectively, as more fully described in Note 5 and Note 8.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed on the straight-line basis over estimated useful lives of 7 to 20 years.

Construction-in-progress includes construction costs, equipment purchases and capitalized interest costs for assets not yet been placed in service at the Gonzales facility and TerraSphere Canada.

CONVERTIBLE DEBT

The Company accounts for its convertible debt by recognizing discounts for the intrinsic value of beneficial conversion features, if applicable, and discounts for the relative fair value of any warrants issued in conjunction with the debt. Discounts are amortized to interest expense over the related term of the note.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES — Continued

DERIVATIVE INSTRUMENTS

The Company accounts for derivative instruments in accordance with ASC 815 Derivatives and Hedging (“ASC 815”), which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value. Accounting for changes in the fair value of derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2010 and 2009, the Company did not have any derivative instruments that were designated as hedges.

DISCONTINUED OPERATIONS

The Company discontinued the operations of its Woodbridge facility during the third quarter of 2010 (see Note 5). Assets and liabilities related to the Woodbridge facility have been classified as discontinued operations on the consolidated balance sheets at December 31, 2010 and 2009 and its operations have been classified as loss from discontinued operations on the consolidated statements of operations and comprehensive loss for the years ended December 31, 2010 and 2009.

REVENUE RECOGNITION

The Company’s organic fertilizer operation generates revenues from two sources: product sales and tip fees. Product sales revenue comes from the sale of fertilizer products. Tip fee revenue is derived from waste haulers who pay the Company “tip” fees for accepting food waste generated by food distributors such as grocery stores, produce docks and fish markets, food processors and hospitality venues such as hotels, restaurants, convention centers and airports. The IWWR operation will generate revenue by setting up treatment systems on customers’ sites and processing their wastewater on a price-per-gallon basis. The Company’s vertical farming operation derives its revenues from licensing fees and royalties, as well as the sale of equipment and expects future revenue from operating facilities using the Company’s patented technology.

Revenue is recognized when all of the following criteria is met:

•	Persuasive evidence of a sales arrangement exists;

•	Delivery of the product has occurred;

•	The sales price is fixed or determinable; and

•	Collectability is reasonably assured.

In those cases where all four criteria are not met, the Company defers recognition of revenue until the period in which these criteria are satisfied. Revenue is generally recognized upon shipment of product for its fertilizer business, and for Terrasphere, the Company recognizes technology license revenue immediately upon completed performance if the term of exclusive technology licenses is equal to the life of the associated intellectual property, otherwise license revenue would be recognized over the term of the license.

SHIPPING AND HANDLING COSTS

The Company records freight billed to customers for shipment of product as revenue with an offsetting charge to cost of goods sold for freight paid on shipments to customers.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES — Continued

SHARE BASED COMPENSATION

The Company accounts for share based compensation paid to employees in accordance with ASC 718 Compensation — Stock Compensations (“ASC 718”). Under ASC 718 guidance, share-based compensation issued to employees is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period (generally the vesting period of the grant). The Company accounts for share based compensation issued to non-employees in accordance with ASC 505 Equity (“ASC 505”). Under ASC 505 guidance, such compensation is measured at the grant date, based on the fair value of the equity instruments issued and is recognized as an expense over the requisite service period.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs include the costs of engineering, design, feasibility studies, outside services, personnel and other costs incurred in development of the Company’s manufacturing facilities. All such costs are charged to expense as incurred.

INCOME TAXES

The Company accounts for income taxes following the asset and liability method in accordance with ASC 740 Income Taxes. Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the asset is expected to be recovered or the liability settled. See Note 14 for additional information.

The provisions of ASC 740 address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The Company has determined that it has no significant uncertain tax positions.

FAIR VALUE MEASUREMENTS

The Company applies ASC 820 Fair Value Measurements and Disclosures (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements.

ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates and yield curves that are observable at commonly

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES — Continued

quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety which requires judgment, and considers factors specific to the asset or liability.

EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share (“EPS”) is computed by dividing the net income (loss) attributable to the common stockholders (the numerator) by the weighted average number of shares of common stock outstanding (the denominator) during the reporting periods. Diluted income (loss) per share is computed by increasing the denominator by the weighted average number of additional shares that could have been outstanding from securities convertible into common stock, such as stock options and warrants (using the “treasury stock” method), and convertible preferred stock and debt (using the “if-converted” method), unless their effect on net income (loss) per share is antidilutive. Under the “if-converted” method, convertible instruments are assumed to have been converted as of the beginning of the period or when issued, if later. The effect of computing the Company’s diluted income (loss) per share was antidilutive and, as such, basic and diluted earnings (loss) per share are the same for each of the years ended December 31, 2010 and 2009.

RECLASSIFICATIONS

As a result of the Woodbridge Facility operations being discontinued during the third quarter of 2010, the comparative years have been reclassified to conform with the current presentation and has reclassified certain items as discontinued operations. These reclassifications have no affect on previously reported net income.

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In April 2010, the FASB issued ASU No. 2010-17, Milestone Method of Revenue Recognition. This ASU allows entities to make a policy election to use the milestone method of revenue recognition and provides guidance on defining a milestone and the criteria that should be met for applying the milestone method. The scope of this ASU is limited to the transactions involving milestones relating to research and development deliverables. The guidance includes enhanced disclosure requirements about each arrangement, individual milestones and related contingent consideration, substantive milestones and factors considered in that determination. The amendments in this ASU are effective prospectively to milestones achieved in fiscal years, and interim periods within those years, beginning after June 15, 2010. Early application and retrospective application are permitted. The Company has evaluated this new ASU and has determined that it will not have a significant impact on the determination or reporting of its financial results.

In December 2010, the FASB issued ASU 2010-28 (Topic 350) When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. The amendments in ASU 2010-28 modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. ASU 2010-28 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010 for public entities. Early adoption is not permitted. The Company will apply the provisions of ASU 2010-29 on a prospective basis.

In December 2010, the FASB issued ASU 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. ASU 2010-29 specifies that when a public

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES — Continued

company completes a business combination, the company should disclose revenue and earnings of the combined entity as though the business combination occurred as of the beginning of the comparable prior annual reporting period. The update also expands the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, non-recurring pro forma adjustments directly attributable to the business combination included in the pro forma revenue and earnings. The requirements in ASU 2010-29 are effective for business combinations that occur after the beginning of the first annual reporting period beginning on or after December 15, 2010. The Company will apply the provisions of ASU 2010-29 on a prospective basis.

NOTE 4 — ACQUISITIONS

TERRASPHERE SYSTEMS LLC ACQUISITION

On November 12, 2010, we acquired 95% of the membership interests of TerraSphere Systems LLC. The acquisition will enable us to license TerraSphere’s patented Growth System, which is a system of modules and processes for growing plants in a controlled environment. The system uses and controls precise combinations of light, water, nutrition, gravity, centrifugal forces, and gasses to produce growing conditions that can be controlled and manipulated to result in desired plant growth and maximum crop production.

The membership interest purchase agreement (“Agreement”) entered on July 6, 2010 allows for an election by TerraSphere members to accept 1) 27,777,778 shares of common stock upon closing of the transaction (with a 6 month holding period) (“Option One”) or 2) 15,873,016 shares of Company common stock upon closing of the transaction with an option to earn an additional 21,164,021 shares of Company common stock in contingent consideration based upon TerraSphere achieving certain milestones and agreeing to an 18 month holding period on stock distributed to them (“Option Two”). Based on 26% of TerraSphere members’ electing Option One and 69% electing Option Two, the maximum total shares that could be issued is 32,777,778 of Company common stock. Per the Agreement, TerraSphere members who elected Option One received 7,222,222 shares of Company common stock upon closing and members electing Option Two received 10,952,381 shares of Company common stock upon closing with an additional 14,603,175 shares of Company common stock issueable upon achieving the following milestones (contingent consideration):

Milestone One Payment:  4,563,492 shares of Company common stock, if between the date of the Agreement and the 90th day following the closing date or the 180th day following the date of the Agreement, the following occurs: for a period of five consecutive trading days, the Company’s market capitalization exceeds the sum of: (1) the Company’s initial market capitalization on the date of execution of the Agreement, plus (2) the closing price per share, multiplied by the number of shares of Company common stock to be issued at closing pursuant to the Agreement. If between the date of the Agreement and the 90th day following the closing date or the 180th day following the date of the Agreement, the Company completes an equity financing, the cash received from the equity financing during such period shall be added to the market capitalization. If between the closing date and December 31, 2011, the Company sells equity of either the Company or any of the Company’s subsidiaries, any cash received from such equity sales during such period shall be added to the market capitalization;

Milestone Two Payment:  1,825,397 shares of Company common stock, if $2,000,000 of TerraSphere’s accounts receivable as of the date of the Agreement are received prior to February 28, 2011. This Milestone was not met;

Milestone Three Payment:  4,563,492 shares of Company common stock, if we generate gross margin of $6,000,000 (gross margin target) from our operations during the period commencing as of the date of the Agreement and ending on December 31, 2011; provided that, if we generates gross margin of at least $4,200,000 (gross margin threshold) from our operations during such period, a pro rata portion of the Company common stock shall be granted the applicable TerraSphere members; and

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 4 — ACQUISITIONS — Continued

Milestone Four Payment:  3,650,794 shares of Company common stock, if the Company generates gross margin of $4,000,000 from its operations during any nine-month period commencing on the Agreement date and ending on December 31, 2012; provided that, if the Company achieves the Milestone Three gross margin threshold, but does not achieve the Milestone Three gross margin target, 83.3% of the difference between the Milestone Three gross margin target and the actual gross margins achieved pursuant to the Agreement (the “Milestone Three Deficiency”) may be added by the Sellers to the Milestone Four Payment and the Milestone Four gross margin target. Notwithstanding anything to the contrary herein, the total amounts payable pursuant to the Milestone Three Payment and Milestone Four Payment shall be no more than 8,214,286 shares of Company common stock.

In addition, the Agreement contains an anti-dilution provision due to which the Company estimated it would need to issue an additional 2,040,000 shares of Company common stock.

The estimated purchase price at fair value is as follows:

Election of Option One	$2,961,000
Election of Option Two	4,490,000
Milestone one payment	1,403,000
Milestone two payment	711,000
Milestones three and four payments	1,684,000
Anti-dilution provision	837,000

$12,086,000

The estimated purchase price has been allocated to the assets acquired and liabilities assumed on a preliminary basis using estimated fair value information currently available. The allocation of the purchase price to the assets and liabilities will be finalized within a year as the Company obtains more information regarding asset valuations, liabilities assumed, contingent consideration and revisions of preliminary estimates of fair value made at the date of purchase. The fair value of the noncontrolling interest totaling $648,644 was determined based on the fair value assigned for the 95% of TerraSphere Systems that the Company acquired.

The preliminary purchase price allocation for TerraSphere is as follows:

Cash	$41,679
Accounts receivable	2,690,000
Other assets	274,313
Leasehold improvements	176,181
Construction-in-process	97,306
Patents and patent related costs	10,000,000
Goodwill	1,193,600
Assumption of liabilities	(1,738,435)
Noncontrolling interest	(648,644)

Total allocation of purchase price	$12,086,000

Changes in the fair value of contingent consideration that the Company recognizes after the acquisition date may be the result of additional information about facts and circumstances that existed at the acquisition date that the Company obtained after that date. Such changes are considered to be measurement period adjustments and would adjust the purchase price to the extent they occur within one year from the acquisition date. Contingent

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 4 — ACQUISITIONS — Continued

consideration classified as an asset or a liability that changes beyond a year from the acquisition date is remeasured at fair value and recognized in earnings.

Converted Organics, Inc recorded the investment in its subsidiary, TerraSphere as follows on November 12, 2010:

Obligations to issue shares (Milestones Three and Four)	1,684,000
Derivative liability related to anti-dilution provision	837,000
Equity	9,565,000

Total	$12,086,000

The Company determined that Milestones three and four contained in the Agreement meet the definition of a liability under ASC 480 Distinguishing Liabilities from Equity and therefore this obligation to issue shares is treated as a liability rather than equity when recording the fair value of the acquisition. Obligations to issue shares represents the estimated fair value of shares to be issued for Milestones three and four as described above. In addition, the Company determined that the anti-dilution provision contained in the Agreement meets the definition of a derivative liability. The Company considered various scenarios and possibilities of an occurrence of an event that would trigger the anti-dilution provision. Based on the various scenarios and possibilities the Company estimated it would need to issue an additional 2,040,000 shares to the former members of TerraSphere Systems related to this provision. All other aspects of the transaction were recorded as equity.

GoLocalProduceRI, LLC ACQUISITION

On December 30, 2010, the Company acquired 83.34% of GoLocalProduceRI, LLC issuing 1,371,428 shares of Company common stock valued at approximately $480,000, marking its entrance into the vertical farming industry as owners and operators of what is expected to be the first TerraSphere facility in the United States.

The estimated purchase price has been allocated to the assets acquired and liabilities assumed on a preliminary basis using estimated fair value information currently available. The allocation of the purchase price to the assets and liabilities will be finalized within a year as the Company obtains more information regarding asset valuations, liabilities assumed, contingent consideration and revisions of preliminary estimates of fair value made at the date of purchase. The fair value of the noncontrolling interest totaling $95,954 was determined based on the fair value assigned for the 83.34% of GoLocalProduceRI, LLC that the Company acquired.

The preliminary purchase price allocation is as follows:

Cash	$56,597
Prepaid and other current assets	45,000
Goodwill	474,357
Noncontrolling interest	(95,954)

Total	$480,000

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 4 — ACQUISITIONS — Continued

The unaudited pro forma consolidated financial information for the years ended December 31, 2010 and 2009 as though the above acquisitions had been completed at the beginning of the respective years are as follows:

	For the Year Ended
	December 31,
	2010	2009

Revenue	$8,862,980	$2,670,514
Net loss	$(48,629,191)	$(22,321,742)
Net loss per share, basic and diluted	$(0.65)	$(047)
Weighted-average shares	74,276,495	47,094,769

NOTE 5 — DISCONTINUED OPERATIONS

On July 30, 2010, the Company temporarily halted production at its Woodbridge facility in order to undertake steps to lower its cost structure at the Woodbridge facility. Specifically, the Company attempted to negotiate more favorable terms under its operating lease and to lower certain utility costs. The Company was unable to lower such costs and therefore, management determined that the Company could not sustain the negative cash flow from the Woodbridge facility and discontinued operations at the Woodbridge plant during the quarter ended September 30, 2010. As a result, during the quarter ended September 30, 2010, the Company recognized an impairment charge on the long-lived assets of the Woodbridge facility to reduce the carrying value of the those assets to approximately $1.5 million, which is the value that was expected to be received from the disposition of those assets. The consolidated statements of operations and comprehensive loss includes an impairment charge pertaining to those long-lived assets of approximately $15.4 million which is included in loss from discontinued operations.

On October 18, 2010, the bonds payable and related accrued interest totaling approximately $18.5 million were settled and extinguished for $17.5 million of Company preferred stock (See Note 11). In addition, as described below, the Company entered into a series of transactions on October 18, 2010 whereby certain assets and liabilities were assigned, transferred and or extinguished.

On October 18, 2010, the Company and the Woodbridge facility’s landlord (“Lessor”) entered into a Termination and Surrender Agreement (“Termination Agreement”) related to the termination of the Woodbridge Facility lease. Pursuant to the Termination Agreement, the Lessor and the Company agreed to terminate the lease surrendering the premises and transferring all equipment, tools and fixtures owned by the Company and presently located at the premises. Under the lease, there were approximately $9.1 million of future rental payments. In addition, the Lessor asserted claims for (i) unpaid sewer and trash removal charges; (ii) unpaid rent due Lessor for prior periods; (iii) certain costs and expenses incurred by Lessor in connection with certain litigation; (iv) damages that may result from the condition of the premises at the time of surrender; and (v) the required removal and disposal of abandoned inventory and materials totaling approximately $2.4 million. Pursuant to the terms of the Termination Agreement, the Company agreed to transfer the Woodbridge facility’s assets to the Lessor with a carrying value of approximately $1.5 million and to issue the Lessor a total of 892,857 shares of Company common stock valued at $0.56 per share totaling $500,000 and to surrender deposits totaling $415,000 with the Lessor in exchange for settlement of the asserted claims of approximately $2.4 million.

On October 18, 2010, the Superior Court of the State of California for the County of Los Angeles entered an Order in the matter entitled American Capital Management, LLC (“ACM”) v. Converted Organics Inc. and Converted Organics of Woodbridge, LLC and Does 1-10 Inclusive (the “Order”). The Order provides for the full and final settlement of $11.3 million of claims against the Company held by ACM. The claims include the future rental payments of $9.1 million discussed above, as well as approximately $1.7 million of promissory notes issued by the Company to four contractors that had provided services to the Woodbridge Facility (See Note 11) and approximately $400,000 for other facility costs which were acquired by ACM from the Lessor. ACM purchased the

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 5 — DISCONTINUED OPERATIONS — Continued

claims from these parties pursuant to separate claims purchase agreements. Pursuant to the terms of the Order, the Company agreed to issue to ACM a total of 20,726,980 shares of Company common stock valued at $0.543 per share totaling $11.3 million in full and final settlement of the claims.

The loss recognized on disposal includes the $9.1 million loss on early termination of the lease, approximately $796,000 of prepaid facility costs and approximately $400,000 of other facility costs, net of a gain of $1.0 million in bond interest waived in conjunction with the settlement and extinguishment of the bonds payable as described above.

The following table summarizes the components of the loss from discontinued operations:

	2010	2009

Revenue from discontinued operations	$830,814	$497,062

Results from discontinued operations including write downs to fair value of $15.4 million in 2010 and $3.9 million in 2009	$(25,352,449)	$(13,463,484)
Loss recognized on disposal	(9,337,909)	—

	$34,690,358	$13,463,484

The Company does not expect to have any continuing cash flows from operations associated with the Woodbridge facility.

The following table provides the assets and liabilities of the Woodbridge facility, classified as discontinued operations, in the consolidated balance sheets dated December 31, 2010 and 2009:

	2010	2009

Accounts receivable, net	$14,500	$59,746
Inventories	—	272,396
Prepaid expenses	—	629,933
Property and equipment, net	—	17,935,216
Deposits	—	444,329
Capitalized bond costs, net	—	814,341

Assets of discontinued operations	$14,500	$20,155,961

Term notes payable	$—	$3,247,752
Accounts payable	837,606	1,237,275
Accrued expenses	1,571,874	950,782
Other liabilities	28,773	40,575
Bonds payable	—	17,500,000

Liabilities of discontinued operations	$2,438,253	$22,976,384

As of December 31, 2010, the Company wrote-off accounts receivable totaling approximately $193,000 which is included in the consolidated statements of operations and comprehensive loss as loss from discontinued operations. The Company is actively working with its vendors to satisfy the liabilities outstanding at December 31, 2010. On January 25, 2011, the Company paid cash of $150,000 and issued 3.2 million shares of Company common stock totaling $1,494,000 in payment for consulting services accrued at December 31, 2010 related to the settlement of certain Woodbridge obligations (See Note 19).

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 6 — FINANCIAL MEASUREMENTS

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable.

The Company places its cash in highly rated financial institutions, which are continually reviewed by senior management for financial stability. Effective December 31, 2010, extending through December 31, 2012, all noninterest-bearing transaction accounts are fully insured, regardless of the balance of the account. Generally the Company’s cash and cash equivalents in interest-bearing accounts exceeds financial depository insurance limits. However, the Company has not experienced any losses in such accounts and believes that its cash and cash equivalents are not exposed to significant credit risk. As of December 31, 2009, the Company had approximately $613,000 of cash which was restricted under its bond agreement. Restrictions on these cash balances were released in 2010 (Note 11).

In 2010 and 2009, three customers accounted for 55% and 69% of sales, respectively. One customer and four customers accounted for 47% and 97% of accounts receivable at December 31, 2010 and 2009, respectively. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make such payments, additional allowances may be required. An increase in allowances for customer non-payment would increase the Company’s expenses during the period in which such allowances are made. Based upon the Company’s knowledge at December 31, 2010 and 2009 a reserve for doubtful accounts was recorded of approximately $2,370,000 and $50,000, respectively.

FAIR VALUE MEASUREMENTS

The Company’s liabilities that are reported at fair value in the accompanying consolidated balance sheets as of December 31, 2010 and 2009 were as follows:

	Level of	Balance
	Hierarchy	2010	2009

Derivative warrants and anti-dilution provision liabilities	Level 3	$8,675,619	$1,626,742

The following table reflects the change in Level 3 fair value of the Company’s derivative liabilities for the years ended December 31, 2010 and 2009:

	2010	2009

Balance, beginning of year	$(1,626,742)	$—
Cumulative effect of change in accounting principle	—	(5,083,108)
Settlements	—	1,518,017
Issuances	(6,882,165)	(3,827,686)
Net gains (losses)	(166,712)	5,766,035

Balance, end of year	$(8,675,619)	$(1,626,742)

The Company has other non-derivative financial instruments, such as cash, accounts receivable, accounts payable, accrued expenses and long-term debt, for which carrying amounts approximate fair value.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 7 — INVENTORIES

The Company’s inventories consisted of the following at December 31:

	2010	2009

Finished goods	$104,690	$137,027
Raw materials	21,716	39,324

Total inventories	$126,406	$176,351

NOTE 8 — PROPERTY AND EQUIPMENT

The Company’s property and equipment, excluding assets of discontinued operations at December 31 consisted of the following:

	2010	2009

Building and improvements	$840,562	$147,894
Machinery and equipment	755,831	687,125
Vehicles	42,570	42,570
Office equipment and furniture	17,925	7,838
Construction-in-progress	136,607	311,046

	1,793,495	1,196,473
Less: Accumulated depreciation and amortization	(315,906)	(193,764)

Property and equipment, net	$1,477,589	$1,002,709

The components of depreciation and amortization expense for the years ended December 31, 2010 and 2009 are as follows:

	2010	2009

Continuing operations — cost of goods sold	$104,158	$96,241
Continuing operations — operating expenses	17,984	11,511

	122,142	107,752
Discontinued operations (See Note 5)	1,312,944	2,048,242

Total depreciation and amortization expense	1,435,086	2,155,994

Changes in accumulated depreciation and amortization at December 31, 2010 and 2009 are as follows:

	2010	2009

Balance, beginning of year	$1,934,324	$405,250
Additions	1,435,086	2,155,994
Disposals	(3,053,504)	(626,920)

Balance, end of year	$315,906	$1,934,324)

During the third quarter of 2010, the Company discontinued operations at its Woodbridge facility (See Note 5). As a result, the Company impaired the Woodbridge facility’s assets to reduce the carrying value to approximately $1.5 million, which is the value expected to be received from the transfer of those assets. The consolidated statements of operations and comprehensive loss includes an impairment charge in loss from discontinued operations pertaining to long-lived assets of approximately $15.4 million as of December 31, 2010.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 8 — PROPERTY AND EQUIPMENT — Continued

In November 2009, the Company discovered corrosion in the walls of one of its Woodbridge facility’s 120,000 gallon digesters and determined that the corrosion was due to the manufacturing process and the unsatisfactory performance of a protective coating that was applied at the time of installation. Through subsequent ultrasound wall thickness testing it was determined that the corrosion was significant in two digesters and that the Company would not be able to use those digesters for their intended purpose in the manufacturing process and that they would have to be repaired or replaced. The Company determined that repair of the digesters was not feasible and, as such, they would have to be replaced, accordingly, those assets have been fully impaired. The consolidated statements of operations and comprehensive loss, includes a charge in loss from discontinued operations of $3.9 million in the year ended December 31, 2009, comprising the net book value of the impaired property and equipment of $3.4 million and the related intellectual property of $500,000.

NOTE 9 — DEFERRED FINANCING COSTS

In connection with its various private financings, the Company incurs fees which are capitalized and are being amortized over the term of the related loans. Amortization expense associated with private financings totaled $28,778 and $22,042 for the years ended December 31, 2010 and 2009, respectively.

NOTE 10 — INTANGIBLE ASSETS

The Company entered into a license technology agreement with a third party related to its Woodbridge facility. The Company determined at December 31, 2009 that the value of this license was impaired due to corrosion of the machinery that is utilized in the technology (see Note 8), and its subsequent decision to use its own technology to manufacture product in the Woodbridge facility. Accordingly, the carrying value of the license of $552,750 was fully impaired and charged off at December 31, 2009 and a non-refundable deposit of $139,978 to purchase a second license was expensed for the year ended December 31, 2009. The consolidated statements of operations and comprehensive loss, loss from discontinued operations includes $16,500 of amortization expense and an expense of $692,728 in the year ended December 31, 2009 related to these charges.

The Company identified and assigned a value of $10 million to the patents acquired in its purchase of TerraSpherre Systems (See Note 4). The fair value of these patents is being amortized over their various expected remaining lives of 14-20 years.

Intangible assets consist of the following at December 31:

	2010	2009

Definite-lived intangible assets:
Existing customer relationships	$2,030,513	$2,030,513
Technological know-how	271,812	271,812
Patents and related patent costs	10,001,107	—

	12,303,432	2,302,325
Less: accumulated amortization	(902,355)	(534,894)

Total	11,401,077	1,767,431
Indefinite-lived intangible assets:
Trade name	228,188	228,188

Net intangibles assets	$11,629,265	$1,995,619

The consolidated statements of operations and comprehensive loss include amortization expense of $367,461 and $288,007 related to these intangible assets for the years ended December 31, 2010 and 2009,

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 10 — INTANGIBLE ASSETS — Continued

respectively. Amortization expense for these intangibles is estimated to be $884,734 annually for each of the next five years and $6,977,407 thereafter.

NOTE 11 — DEBT

TERM NOTES

The Company entered into a financing agreement with an equipment financing company to acquire equipment for its Woodbridge facility. The note is for $118,250, bears an imputed interest rate of 9% and has a three year term, maturing January, 2012. During the fourth quarter of 2010, the Company was in default of the note and the equipment was repossessed. The value of the equipment repossessed exceeded the Company’s obligation therefore the Company was released from its financing agreement. At December 31, 2009 the amount outstanding is $70,720 which is classified as liabilities of discontinued operations in the consolidated balance sheet at December 31, 2009 (See Note 5). Interest expense of $3,530 and $7,629 has been recorded related to this note during the years ended December 31, 2010 and 2009, respectively and included in the consolidated statements of operations and comprehensive loss, loss from discontinued operations.

On April 1, 2009, the Company agreed to convert certain accounts payable into a 12 month note with its former landlord at the New Jersey facility, Recycling Technology Development Corporation (“Recycling Technology”). The note bears interest at 9%, payable quarterly in arrears commencing September 30, 2009. The note requires payments of $263,573 on October 1, 2009 and January 1, 2010, to be applied first to accrued interest and then to principal. A final installment of $318,832 was due on March 31, 2010. The note was paid in full in accordance with its terms as of December 31, 2010. The outstanding balance at December 31, 2009 totaled $562,728 which is classified as liabilities of discontinued operations in the consolidated balance sheet at December 31, 2009 (See Note 5).

During 2009, the Company agreed to convert certain accounts payable to four contractors totaling approximately $3,872,000, related to the construction of the Woodbridge facility (the “construction term notes”), into term notes ranging from 12 to 24 months at various rates ranging from 0% to 9% with payment terms maturing through September 2011. The Company has recorded a discount on certain of the notes representing imputed interest of approximately $54,000, which is being amortized during the non-interest bearing period of the notes. The outstanding balance of these term notes was approximately $2,614,000 at December 31, 2009 and they are classified as current and non-current liabilities of discontinued operations in the consolidated balance sheet at December 31, 2009. On October 18, 2010, the term notes were extinguished (See Note 5).

In connection with the Company’s acquisition of TerraSphere Systems, the Company assumed a note payable from a third party in the amount of $350,000, with a fixed interest rate of 15% per annum. Interest only payments totaling $4,375 are due monthly with the principal balance due August, 27, 2011. The Company has accrued interest and incurred interest expense totaling $4,459 as of December 31, 2010. Subsequent to December 31, 2010, the above note was extinguished by the holder for a payment of $125,000 (See Note 19).

NOTE PAYABLE —	RELATED PARTY

The Company had a term note payable to its CEO, Edward J. Gildea. The unsecured term note for $89,170 was dated April 30, 2007 with an original maturity of April 30, 2009 and accrued interest at 12% per annum. The note had been extended for one year until April 30, 2010. The Company paid accrued interest of $21,400 upon extension of the note’s due date on June 30, 2009. This note was subordinate to the New Jersey EDA bonds. On December 18, 2009, the Company repaid the principal balance of the note plus accrued interest of $6,777.

In connection with the Company’s acquisition of TerraSphere Systems, the Company assumed an unsecured note payable to William Gildea, Secretary of the Company and brother of Edward Gildea, President of the

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 11 — DEBT — Continued

Company, that has an interest rate of 10% per annum. The principal amount due totaled $72,351 at December 31, 2010. The Company incurred interest expense totaling $3,486 for the year ended as of December 31, 2010.

BOND FINANCING

On February 16, 2007, concurrent with its initial public offering, the Company’s wholly-owned subsidiary, Converted Organics of Woodbridge, LLC, completed the sale of $17,500,000 of New Jersey Economic Development Authority Bonds. The Bonds are classified as liabilities of discontinued operations in the consolidated balance sheet at December 31, 2009 (See Note 5). Direct financing costs related to this issuance totaled approximately $953,000 and were being amortized over the term of the bond. Capitalized bond costs, net of amortization totaling $814,341 has been classified as non-current assets of discontinued operations at December 31, 2009 (See Note 5). On October 18, 2010, the Bonds payable were settled and extinguished, resulting in the expensing of the remaining unamortized capitalized bond costs of $774,617 and included in the loss from discontinued operations in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2010. Amortization of capitalized bond issuance costs totaled $39,720 and $47,669 for the years ended December 31, 2010 and 2009, respectively, and are included in the loss from discontinued operations in the consolidated statement of operations and comprehensive loss for the years ended December 31, 2010 and 2009. The bonds carried a stated interest rate of 8% and were to mature on August 1, 2027. The bonds were secured by a leasehold mortgage and a first lien on the equipment of the Woodbridge facility. In addition, Woodbridge had agreed to, among other things, establish a fifteen month capitalized interest reserve and to comply with certain financial statement ratios. The Company provided a guarantee to the bondholders on behalf of Woodbridge for the entire bond offering. The bonds also had certain covenants requirements.

On March 6, 2009, the Company entered into an agreement with the holders of the New Jersey Economic Development Authority Bonds to release $2.0 million for capital expenditures on its New Jersey facility and to defer interest payments on the bonds through July 30, 2009. These funds had been held in a reserve for bond principal and interest payments along with a reserve for lease payments. As consideration for the release of the reserve funds, the Company issued the bond holders 2,284,409 Class B warrants. The Class B warrants are exercisable at $11.00 per warrant. The expense associated with these warrants of $662,000 is reflected as interest expense and classified in the consolidated statements of operations and comprehensive loss, as loss from discontinued operations for the year ended December 31, 2009. On July 30, 2009 the deferred interest payments were paid in full. In September of 2009, the holders of the bonds agreed to continue to defer monthly deposits to the interest escrow through January, 2010. The Company funded the escrow following its secondary public offering in October, 2009. The escrow balance of approximately $613,000 is reflected as current restricted cash in the balance sheet as of December 31, 2009.

On October 18, 2010, Converted Organics Inc. entered into an Exchange Agreement (the “Exchange Agreement”) with the sole Bond Holder of $17,500,000 New Jersey Economic Development Authority Bonds (the “Bonds”) that were issued on behalf of Woodbridge. Pursuant to the Exchange Agreement, the Bond Holder agreed to exchange: (i) the Bonds, and (ii) class B warrants to purchase 2,284,409 shares the Company’s common stock (the “Class B Warrants”) for 17,500 shares of the Company’s newly authorized 1% Series A Convertible Preferred Stock (the “Series A Preferred Stock”). In addition, the Bond Holder agreed to waive all interest accrued and unpaid from February 1, 2010 until the date of the Exchange Agreement on the Bonds totaling approximately $1 million, and agreed to transfer to the Company approximately $600,000 that the Company had previously deposited into certain escrow accounts in connection with the Bonds.

The Series A Preferred Stock is convertible into the number of shares of Common Stock equal to (1) the stated value of the share ($1,000), divided by (2) $0.543 (the “Conversion Price”). Holders of the Series A Preferred are entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 1% per annum (subject to increase in certain circumstances), payable annually and on each conversion date. The dividends

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 11 — DEBT — Continued

are payable, during the first three years after issuance, at the election of the Company, and thereafter, at the election of the holder, in cash or in shares of Company common stock valued at the Conversion Price (or in some combination thereof).

CONVERTIBLE NOTES PAYABLE

On January 24, 2008, in conjunction with the purchase of the net assets of the Gonzales facility, the Company issued a note payable to the former sole member in the amount of $1,000,000. The note bore interest of 7% per annum and was to mature on February 1, 2011; monthly principal and interest payments are $30,877. The note became convertible by the holder six months after issuance. The Company recognized a discount related to the intrinsic value of the beneficial conversion feature of the note. That amount was calculated to be $7,136, and has been recorded as a component of additional paid-in capital.

During the year ended December 31, 2009, the holder of the note commenced converting the principal and accrued interest to shares of common stock. During the year ended 2009, the Company issued 281,500 shares of common stock to the note holder, representing principal and accrued interest of approximately $316,000. The principal balance of the note was approximately $373,000 at December 31, 2009. During the year ended 2010, the Company issued 646,500 shares of common stock representing principal and accrued interest of approximately $414,000 in satisfaction of its convertible debt obligation issued in connection with the acquisition of the Gonzales facility.

On December 17, 2010, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with certain institutional investors (the “Buyers”). Upon the terms and subject to the Purchase Agreement, the Company agreed to sell to Buyers certain notes and warrants. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell to Buyers convertible notes in the aggregate original principal amount of $4,990,000 (the “Notes”), which are convertible into shares of common stock. These Notes are to be purchased by Buyers in two tranches, the first of which involved the sale of Notes in the aggregate original principal amount of $3,939,473 (the “Initial Notes”). The closing of the purchase of the Initial Notes occurred simultaneously with the execution of the Purchase Agreement. The Initial Notes are non interest bearing and were issued with an original issue discount of approximately 4.8%, and the proceeds from the Initial Notes were $3,444,555. The Company recorded the initial fair values of the conversion feature and the warrants up to the net proceeds of the note ($3,750,000) as a discount on the Note (see Note 12) which will be amortized ratably over the six-month term. At December 31, 2010, the carrying value of this convertible debt totaled $306,404, which was attributable to the amortization of the debt discount for the year ended December 31, 2010.

The second tranche will involve the sale of Notes in the aggregate original principal amount of $1,050,527 (the “Additional Notes”) and shall be consummated upon the satisfaction (or waiver) of the conditions to closing set forth in the Purchase Agreement. The Additional Notes will also be issued with an original issue discount of approximately 4.8%, and the proceeds from the Additional Notes was $1,000,000 (see Note 19). The Notes are not interest bearing, unless the Company is in default on the Notes, in which case the Notes carry an interest rate of 18% per annum.

The Notes are initially convertible into shares of Common Stock at a conversion price of $1.00 per share, provided that if the Company makes certain dilutive issuances (with limited exceptions), the conversion price of the Notes will be lowered to the per share price for the dilutive issuances. The Company also has the right, at its option, to permit the holder of the Notes to convert at a lower price specified by the Company for a period specified by the Company. The Company is required to repay the Notes in six equal installments commencing February 1, 2011 (with respect to the Initial Notes), either in cash or in shares of is common stock. If the Company chooses to utilize shares of its common stock for the payment, the Company must make an irrevocable decision to use shares 22 trading days prior to the installment payment date, and the value of its shares will be equal to the lower of (i) the conversion price then in effect and (ii) 85% of the average of the three lowest closing sale prices of its common stock during the 20 trading day period prior to payment of the installment amount. If the Company chooses to make

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 11 — DEBT — Continued

an installment payment in shares of its common stock, it must make a pre-installment payment of shares to the Note holder 20 trading days prior to the applicable installment date based on the value of its shares during the 20 trading days preceding the delivery of the notice to elect to pay in its shares. On the installment date, to the extent the Company owes the Note holder additional shares in excess of the pre-installment shares to satisfy the installment payment, it will issue the Note holder additional shares, and to the extent we have issued excess shares, such shares will be applied to future payments.

If an event of default occurs under the Note, the Company must redeem the Notes in cash at the greater of 135% of the unconverted principal amount or 135% of the greatest equity value of the shares of common stock underlying the Notes from the date of the default until the redemption is completed. The conversion price of all the Notes is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of the Notes may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our Common Stock.

PRIVATE FINANCING

On January 24, 2008, the Company entered into a private financing with three investors (the “Investors”) for a total amount of $4,500,000 (the “Financing”). The Financing was offered at an original issue discount of 10%. As consideration for the Financing, the Investors received a note issued by the Company in the amount of $4,500,000 with interest accruing at 10% per annum to be paid monthly and the principal balance to be paid in full one year from the closing date (the “Note”). In addition, the Company issued to the Investors 750,000 Class A Warrants and 750,000 Class B Warrants, which may be exercised at $8.25 and $11.00 per warrant, respectively (the “Warrants”). The Company further agreed not to call any Warrants until a registration statement registering all of the Warrants was declared effective. A placement fee of $225,000 was paid from the proceeds of this loan.

In connection with the Financing, the Company had agreed that within 75 days of the closing date the Company would have a shareholder vote to seek approval to issue a convertible debenture with an interest rate of 10% per annum, which would be convertible into common stock pursuant to terms of the debenture agreement, or such other price as permitted by the debenture (the “Convertible Debenture”). Upon shareholder approval, the Note was replaced by this Convertible Debenture and one half of each of the Class A Warrants and Class B Warrants issued were returned to the Company. Under the conversion option, the Investors shall have the option, at any time on or before the maturity date (January 24, 2009), to convert the outstanding principal of this Convertible Debenture into fully-paid and non assessable shares of the Company’s common stock at the conversion price equal to the lowest of (i) the fixed conversion price of $6.00 per share, (ii) the lowest fixed conversion price (the lowest price, conversion price or exercise price set by the Company in any equity financing transaction, convertible security, or derivative instrument issued after January 24, 2008), or (iii) the default conversion price (if and so long as there exists an event of default, then 70% of the average of the three lowest closing prices of common stock during the twenty day trading period immediately prior to the notice of conversion). The Company held a special shareholders’ meeting on April 3, 2008 to vote on this matter, at which time it was approved.

In connection with the Financing, the Company entered into a Security Agreement with the Investors whereby the Company granted the Investors a security interest in Converted Organics of California, LLC and any and all assets that are acquired by the use of the funds from the Financing. In addition, the Company granted the Investors a security interest in Converted Organics of Woodbridge, LLC and all assets subordinate only to the current lien held by the holder of the bonds issued in connection with the Woodbridge facility.

In connection with the Financing, the Company issued 1.5 million warrants to purchase common stock, which were deemed to have a fair value of $5,497,500. The Company recorded the relative fair value of the warrants to the underlying notes of $2,227,500 as additional paid-in capital and established a discount on the debt. The discount was being amortized over the life of the note (12 months). On April 17, 2008, the Investors returned to the Company

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 11 — DEBT — Continued

750,000 warrants that had been held in escrow. This reduced the value assigned to the warrants and, accordingly, the value assigned to the debt discount attributable to the warrants by $1,113,750.

On April 7, 2008, the shareholders of the Company approved the issuance of additional shares so that convertible notes could be issued to the note holders to replace the original notes dated January 24, 2008. The Company recognized a discount for the intrinsic value of the beneficial conversion feature of the notes, which is to be recognized as interest expense through the redemption date of the notes, which is January 24, 2009. That amount was calculated to be $3,675,000, and recognition was limited to $2,936,250, as the debt discount was limited to the proceeds allocated to the convertible instrument of $4,500,000. That discount is being amortized over the life of the loan. The Company recognized interest expense of $-0- and $230,492 related to this discount for the years ended December 31, 2010 and 2009, respectively.

On January 24, 2009 the convertible notes became due. Because the Company did not have sufficient cash to repay the notes, the Company agreed to convert the notes to shares at the default rate, although no event of default had occurred. As of December 31, 2009, the note holders had converted the full principal amount of $4,500,000 into 7,366,310 shares of common stock. In consideration for entering into this agreement, the Company granted 200,000 shares of common stock to the note holders. An expense of $562,000 is included in the statement of operations and comprehensive loss for the year ended December 31, 2009 for this stock grant, which represents the market value of 200,000 shares on the date they were granted. In addition, the notes accrued interest at 10% of their declining balance as they were paid off through the issuance of stock. An additional 131,834 shares of common stock were issued on April 23, 2009 for accrued interest. Accrued interest of $7,232 has been converted to shares of common stock during 2010.

PRIVATE FINANCING

On May 7, 2009, the Company entered into an agreement with an institutional investor (the “Investor”), wherein the Company agreed to sell to the Investor, for the sum of $1,182,500, six-month non-convertible original issue discount notes with principal amounts totaling $1,330,313 (the “Notes”). The agreement provides that if the Company raises over $1.33 million while the Notes are outstanding, the first $1,330,313 must be used to repay the Notes. The Notes were repaid on May 22, 2009, with the proceeds from the issuance of the Company’s common stock on May 19, 2009 (see Note 13). See Note 13 for a description of warrants issued to the Investor in consideration for this transaction.

On September 8, 2009, the Company entered into an agreement with an institutional investor (the “Investor”), wherein the Company agreed to sell to the Investor, for the sum of $1,400,000, six-month convertible original issue discount notes with principal amounts totaling $1,540,000 (the “Notes”). The agreement provides that if the Company raises over $1.54 million while the Notes are outstanding, the first $1,540,000 must be used to repay the Notes. The Notes were repaid on October 20, 2009, from the proceeds of the Company’s secondary public offering of common stock (see Note 13). See Note 13 for a description of warrants issued to the Investor in consideration for this transaction.

NOTE 12 — DERIVATIVE INSTRUMENTS

On January 1, 2009, the Company adopted the guidance of ASC 815 related to derivatives and hedging activities and at that time, determined that the conversion features within the convertible notes payable issued in the January 2008 Financing to be embedded derivatives which were required to be bifurcated and shown as a derivative liability subject to mark-to-market adjustment each reporting period. The fair value of the conversion feature was determined using a Black-Scholes model and resulted in a fair value of $5,083,108. The fair value at January 1, 2009 was recognized as a cumulative effect of a change in accounting principle in the Company’s consolidated statement of changes in stockholders’ equity.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 12 — DERIVATIVE INSTRUMENTS — Continued

During the year ended December 31, 2009, the convertible note and all conversion features for the above financing were converted to common stock at the default rate in accordance with the agreement dated January 29, 2009 with the note holders, resulting in a derivative gain of $3,565,091 being recognized in the Company’s consolidated statements of operations and comprehensive loss.

In addition, after January 1, 2009 the Company entered into transactions which also required the estimation of the fair value of warrant and conversion feature derivatives. For the period from January 1, 2009 to September 30, 2010, the Company estimated the fair value of these derivatives using the Black-Scholes valuation method. During the fourth quarter of 2010, the Company determined that the binomial lattice option pricing model was a more appropriate valuation technique and used it to estimate the fair value of its December 17, 2010 financing transaction and also applied this new valuation technique in calculating the 2010 mark-to-market adjustment for all of its warrants and conversion features recognized as derivative instruments. The effect of the change in valuation techniques on previous financial statements was immaterial.

In addition to the convertible note above, the Company recognized the following warrant and conversion features as derivatives in 2009:

On May 7, 2009, in connection with the Notes issued pursuant to the financing agreement described in Note 10, the Investor received five-year warrants to purchase 750,000 shares and 350,000 shares of Company common stock, with exercise prices of $1.00 per share and $1.50 per share (which were subsequently repriced to $1.02 per share), respectively, (Class C and D warrants, respectively). An investment banker also was issued 135,000 Class C warrants and 65,000 Class D warrants. These warrants are subject to certain anti-dilution right for issuance below the exercise prices and are not registered and cannot be traded. The Company has determined that the warrant provisions providing for protection for issuances below the warrant exercise prices could result in modification of the exercise price based on a variable that is not an input to the fair value for a fixed-for-fixed option. Therefore the Company has determined that the warrants issued in connection with this financing to be a derivative instrument which is required to be shown as a derivative liability subject to mark-to-market adjustment each reporting period. The fair value of the warrants was determined using a Black-Scholes model with the following assumptions: risk-free interest rate of 2.05%; no dividend yield; volatility of 96.7% and an expected term of 5 years. The resulting derivative liability on May 7, 2009 was approximately $1,841,100 of which $1,558,000 was recorded as interest expense, because of the immediate payment of the notes, and $283,000 was recorded as general and administrative expense on the consolidated statement of operations and comprehensive loss for the year ended December 31, 2009. The liability was revalued as of December 31, 2009 using a Black-Scholes model and the following assumptions: risk-free interest rate of 2.35%; no dividend yield, volatility of 98.6%, resulting in a revalued liability of approximately $563,500 and a derivative gain of approximately $1,278,000. The liability was revalued as of December 31, 2010 using the binomial lattice pricing option method with the following assumptions: risk-free interest rate of 1.02%; no dividend yield, volatility of 136.2%, resulting in a revalued liability of approximately $338,255.

On September 8, 2009, in connection with the Notes issued pursuant to the financing agreement on that date described more fully in Note 10, the Investor received a five-year warrant to purchase 2,500,000 shares of the Company’s common stock, with an exercise price of $1.25 per share, subject to certain anti-dilution rights for issuances below such exercise price; provided that absent shareholder approval, the exercise price may not be reduced to less than $1.08 per share (Class G warrants). These warrants are not registered and cannot be traded. The Company has determined that the warrant provisions providing for issuances below the warrant exercise price could result in modification of the exercise price based on a variable that is not an input to the fair value for a fixed-for-fixed option. The Company has determined that the warrants issued in connection with this financing are a derivative instrument which is required to be shown as a derivative liability subject to mark-to-market adjustment each reporting period. The fair value of the derivative liability was determined on September 8, 2009 using a Black-Scholes model and the following assumptions; risk-free interest rate of 2.38%; no dividend yield; volatility of

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 12 — DERIVATIVE INSTRUMENTS — Continued

94.3%; expected term of 5 years. The resulting liability of $1,986,600 was recorded as a discount on the Note to the extent of the Note balance of $1.4 million, and was amortized over the six month note term, and the remaining $587,000 was recorded as interest expense in the year ended December 31, 2009. The derivative liability was revalued as of December 31, 2009 using a Black-Scholes model and the following assumptions: risk-free interest rate of 2.35%; no dividend yield; volatility of 98.6%, resulting in a revalued liability of approximately $1,063,200 and a derivative gain of approximately $923,000. The liability was revalued as of December 31, 2010 using the binomial lattice pricing option method with the following assumptions: risk-free interest rate of 1.02%; no dividend yield, volatility of 136.2%, resulting in a revalued liability of approximately $696,760

The total derivative liability as of December 31, 2009 relating to the above two issuances was approximately $1,626,700 and the derivative gain for the year ended December 31, 2009 relating to the above two transactions and the January 2008 convertible note was approximately $5,766,000.

In addition to the above 2009 transactions, the Company entered into the following warrant and conversion feature derivatives transactions in 2010:

On April 22, 2010, in connection with common stock issued pursuant to a financing agreement on that date, an investor received a five-year warrant to purchase 1,163,362 shares of the Company’s common stock, with an original exercise price of $1.06 per share, subject to certain anti-dilution rights for issuances below such exercise price (Class I warrants). These warrants are not registered and cannot be traded. The Class I warrants are exercisable one year from the date of issuance. The Company has determined that the warrant provisions providing for protection for issuances below the warrant exercise price could result in modification of the exercise price based on a variable that is not an input to the fair value for a fixed-for-fixed option. The Company has determined the warrants issued in connection with this financing are a derivative instrument which is subject to mark-to-market adjustment each reporting period. On April 22, 2010 the fair value of the derivative liability was determined to be $968,000 using a Black-Scholes model and the following assumptions; risk-free interest rate of 1.27%; no dividend yield; volatility of 122.3%; expected term of 5 years. The liability was revalued as of December 31, 2010 using the binomial lattice pricing option method with the following assumptions: risk-free interest rate of 2.01%; no dividend yield, volatility of 136.2%, resulting in a revalued liability of approximately $347,441.

On December 17, 2010, the Company issued notes convertible into shares of the Company’s common stock (see Note 11) at the lower of i) the conversion price then in effect or (ii) 85% of the average of the three lowest closing sales price of the Company’s common stock during a 20 trading day prior to payment. The initial conversion price of $1.00 is subject to certain anti-dilution provisions which the Company identified as embedded derivatives. At December 17, 2010 the Company determined a fair value of the debt derivative to be $2,057,184 using the Binomial Lattice Option Pricing Model based on the following assumptions: risk-free interest rate of 2.01%; no dividend yield; volatility of 136.2%; expected term of 6 months and assumptions of possible exercise prices and a probability of occurrence of each. The debt derivative liability was revalued as of December 31, 2010 using the binomial lattice pricing option method with the following assumptions: risk-free interest rate of 2.01%; no dividend yield; volatility of 136.2%; expected term of 5 months, and assumption of three possible exercise prices and a probability of occurrence of each, resulting in a revalued liability of approximately $2,900,204.

In connection with the December 17, 2010 convertible notes issuance the Company issued three series of warrants (Series A, Series B, Series C) for an aggregate of 7,876,948 warrants to purchase the Company’s common stock at exercise prices of $1.00 a share for one to five years. These warrants contain certain anti-dilution provisions, therefore the Company classified the fair value of these warrants as a derivative liability at the date of issuance. At December 17, 2010 the Company determined the fair value of the debt derivative to be $3,020,486 using the Binomial Lattice Option Pricing Model based on the following assumptions: risk-free interest rate of 2.01%; no dividend yield; volatility of 136.2%; expected term of 6 months and assumptions of possible exercise prices and a probability of occurrence of each. The debt derivative liability was revalued as of December 31, 2010 using the binomial lattice pricing option method with the

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 12 — DERIVATIVE INSTRUMENTS — Continued

following assumptions: risk-free interest rate of 2.01%; no dividend yield, volatility of 136.2%, expected term of 5 months, and assumption of three possible exercise prices and a probability of occurrence of each, resulting in a revalued liability of approximately $3,617,758.

The Company recorded the initial fair values of the conversion feature ($2,057,184) and the warrants $(3,020,486) up to the net proceeds of the note ($3,750,000) as a discount on the Note which is amortized ratably over the six-month term. The excess fair value of $1,327,670 was charged to interest expense in the consolidated statement of operations and comprehensive loss at the date of issuance.

In addition to the above derivative transactions that were valued on December 31, 2010 using the Binomial Lattice option pricing model, on November 12, 2010, the Company completed the acquisition of Terrasphere Systems LLC, ( See Note 4 ) where it determined that as a result of an anti-dilution provision included in the purchase agreement that certain additional shares may have to be issued. The Company estimated that approximately 2,040,000 shares could be issued, and based on the closing day market price of $.41 on that date, classified the potential issuance as a derivative liability of $836,000. As of December 31, 2010 the Company revalued the derivative liability to $775,200, based on the closing share price of the stock on that date.

The total derivative liability reflected on the consolidated balance sheet at December 31, 2010 taking into account all of the 2009 and 2010 transactions listed above and revalued at December 31, 2010 totaled $8,675,619 and the derivative loss for the year ended December 31, 2010 was $166,712

NOTE 13 — STOCKHOLDERS’ EQUITY

AUTHORIZED SHARES

At the June 25, 2009 annual meeting of shareholders, the shareholders approved a resolution to increase the number of common shares that the Company is authorized to issue from 40,000,000 to 75,000,000. On June 30, 2010, the Company’s stockholders approved the amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 75,000,000 shares to 250,000,000 shares.

On October 18, 2010, the Board approved the issuance 17,500 shares of the Company’s preferred stock which was then designated Series A Preferred stock. Each share of Series A Preferred is convertible into a number of shares of common stock equal to (1) the stated value of the share ($1,000), divided by (2) $0.543 (the ‘‘Conversion Price”) which aggregates to 32,228,361 shares of Company common stock. Holders of the Series A Preferred are entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 1% per annum (subject to increase in certain circumstances), payable annually and on each conversion date. The dividends are payable, during the first three years after issuance, at the election of the Company, and thereafter, at the election of the holders, in cash or in shares of common stock valued at the Conversion Price (or in some combination thereof).

STOCK ISSUANCES

On January 24, 2009, the Company issued 200,000 shares of its common stock to the holders of its convertible debentures as consideration for the refinancing described in Note 11.

On March 10, 2009, the Company granted 121,528 shares of common stock to a consultant providing development services related to the Company’s proposed Rhode Island facility. The grant was measured using the closing price of the Company’s stock on the date of grant. The statement of operations and comprehensive loss includes a charge of $120,316 for the year ended December 31, 2009 related to this grant, which was credited to additional paid-in capital.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 13 — STOCKHOLDERS’ EQUITY — Continued

On May 19, 2009, the Company entered into an agreement with an institutional investor (the “Investor”) whereby the Investor agreed to purchase 1,500,000 shares of the Company’s common stock under its shelf registration statement, for $1.40 per share, providing the Company with $2.1 million before fees and expenses of $172,000, which were charged to additional paid-in capital. The May 7, 2009 non-convertible short-term note described in Note 10 was immediately paid off with proceeds of this offering. In addition, and as an inducement to enter into this transaction, the Company issued the Investor 1,500,000 warrants, with a strike price of $1.40 and a 90 day term. On May 26, 2009, the Investor exercised the warrants and received 1,500,000 shares of common stock, providing net proceeds to the Company of $2.1 million before expenses of $135,000.

On July 15, 2009, the Company entered into a Securities Purchase Agreement with an institutional investor. Pursuant to the Securities Purchase Agreement, the Company agreed to issue to the investor: (a) 1,961,000 shares of the Company’s common stock at $1.02 per share; and (b) warrants to purchase an additional 585,000 shares of the Company’s common stock at an exercise price of $1.25 per share. The Warrants may be exercised commencing January 15, 2010 until July 15, 2014.

On October 20, 2009, the Company closed its second public offering of 17,250,600 units, including 2,250,000 units reflecting the exercise in full of the underwriters’ over-allotment option, at a price per unit of $1.06 to the public. Each unit consists of one share of common stock and one newly created Class H warrant, with each Class H warrant exercisable for one share of common stock at an exercise price of $1.30 per share. The warrants will expire on October 14, 2014. The net proceeds of approximately $16.4 million, after deducting the underwriting discounts and commissions and other estimated offering expenses, were used to further develop and execute the Company’s sales and marketing plan, strategic growth initiatives, other general corporate purposes, and to repay the six-month note the Company issued in September 2009 in the principal amount of $1,540,000.

On December 15, 2009, the Company granted 30,000 shares of common stock to a consultant who provides professional services to the Company as remuneration for services rendered. The grant was measured using the closing price of the Company’s stock on the date of grant. The statement of operations and comprehensive loss includes a charge of $18,897 for the year ended December 31, 2009 related to this grant, which was credited to additional paid-in capital.

On March 17, 2010, the Company granted 165,000 shares of common stock to a consultant who provided investor relations consulting services to the Company. The grant was measured using the closing price of the Company’s stock on the date of grant. The statements of operations and comprehensive loss includes a charge of $160,050 for the year ended December 31, 2010 related to this grant, which was credited to common stock and additional paid-in capital.

On April 22, 2010, Converted Organics Inc. entered into a Securities Purchase Agreement with a single institutional investor. Pursuant to the Securities Purchase Agreement, the Company agreed to issue to the investor: (a) 2,400,000 shares of its common stock at $1.06 per share and (b) five-year warrants to purchase 1,163,362 shares of its common stock at an exercise price of $1.06 per share (Class I Warrants). The warrants may be exercised at any time on or following a date one year after the date of issuance and will expire five years from the date of issuance. The transaction provided the Company with net proceeds of approximately $2.4 million.

On July 19, 2010, the Company issued 1,623,333 shares of its common stock and warrants (Class J Warrants) to acquire 1,623,333 shares of common stock to Atlas Advisors, LLC (“Atlas”). The warrants will expire five years from the date of issuance and have a strike price of $0.54 per share. The issuance to Atlas was made pursuant to an agreement between the parties regarding payments due to Atlas pursuant to a Business Development Agreement dated January 29, 2010. Under the Business Development Agreement, the Company had agreed to compensate Atlas in the event of any mergers and/or acquisitions that were a result of the services provided by Atlas, such payment was to have included both cash payments and equity payments. Pursuant to the agreement reached between the parties, in exchange for the equity consideration listed herein, Atlas agreed that no further

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 13 — STOCKHOLDERS’ EQUITY — Continued

consideration be paid to it in connection with the Company’s proposed acquisition of TerraSphere Systems, LLC. The stock and warrant payment was made to Atlas at a share price of $0.54, which was the closing price of the Company’s common stock on the date of the TerraSphere acquisition agreement. The warrants issued to Atlas were issued at an exercise price equal to the price at which the common shares were issued.

During the year ended 2010, the Company issued 646,500 shares of common stock representing principal and interest payments of approximately $414,000 in satisfaction of its convertible debt obligation issued in connection with the acquisition of the Gonzales facility.

The Company issued 320,811 shares of its common stock as severance payments to certain employees during the third quarter of 2010. The statements of operations and comprehensive loss includes a charge of approximately $190,000 for the year ended December 31, 2010, which was credited to common stock and additional paid-in capital.

On August 30, 2010, the Company issued 1,157,407 shares of its common stock and warrants (Class K Warrants) to acquire 1,157,407 shares of common stock to Atlas. The warrants will expire five years from the date of issuance and have a strike price of $0.54. The issuance to Atlas was made as consideration for the termination of a Business Development Agreement dated January 29, 2010 by and between the Company and Atlas. The statements of operations and comprehensive loss includes a charge of approximately $625,000 for the year ended December 31, 2010, which was credited to common stock and additional paid-in capital.

On October 18, 2010, the Company granted 165,000 shares of common stock to a consultant who provided investor relations consulting services to the Company. The grant was measured using the closing price of the Company’s stock on the date of grant. The statements of operations and comprehensive loss includes a charge of $92,400 for the year ended December 31, 2010 related to this grant, which was credited to common stock and additional paid-in capital.

On October 18, 2010, Converted Organics Inc. entered into an Exchange Agreement (the “Exchange Agreement”) with the sole Bond Holder of $17,500,000 New Jersey Economic Development Authority Bonds (the “Bonds”) that were issued on behalf of Woodbridge. Pursuant to the Exchange Agreement, the Bond Holder agreed to exchange: (i) the Bonds, and (ii) class B warrants to purchase 2,284,409 shares the Company’s common stock (the “Class B Warrants”) for 17,500 shares of the Company’s newly desiganted 1% Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The Series A Preferred Stock is convertible into the number of shares of Common Stock equal to (1) the stated value of the share ($1,000), divided by (2) $0.543 (the “Conversion Price”) which aggregates to 32,228,361 shares of Company common stock. Holders of the Series A Preferred are entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 1% per annum (subject to increase in certain circumstances), payable annually and on each conversion date. The dividends are payable, during the first three years after issuance, at the election of the Company, and thereafter, at the election of the holder, in cash or in shares of Company common stock valued at the Conversion Price (or in some combination thereof).

On October 18, 2010, the Company and the Woodbridge Facility’s landlord (“Lessor”) entered into a Termination and Surrender Agreement (“Termination Agreement”) related to the termination of the Woodbridge Facility lease. Pursuant to the terms of the Termination Agreement, the Company agreed to issue the Lessor a total of 892,857 shares of Company common stock valued at $0.56 per share totaling $500,000 (see Note 5).

On October 18, 2010, the Superior Court of the State of California for the County of Los Angeles entered an Order in the matter entitled American Capital Management, LLC (“ACM”) v. Converted Organics Inc. and Converted Organics of Woodbridge, LLC and Does 1-10 Inclusive (the “Order”). Pursuant to the terms of the Order, the Company agreed to issue to ACM a total of 20,726,980 shares of Company common stock valued at $0.543 per

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 13 — STOCKHOLDERS’ EQUITY — Continued

share totaling approximately $11,255,000 in full and final settlement of the claims related to the Woodbridge facility (see Note 5).

On November 12, 2010, the Company acquired 95% of TerraSphere Systems, LLC by issuing 18,174,603 shares of Company common stock at the closing valued at approximately $9,565,000. The Company is obligated to issue additional shares of common stock if certain milestones are met and/or certain anti-dilution provisions are triggered (see Note 4).

On December 31, 2010, the Company acquired 83.34% of GoLocalProduceRI, LLC for $480,000 issuing 1,371,428 shares of Company common stock at $0.35 based on the 30 day average at the time of the agreement (Note 4).

WARRANTS

On February 16, 2007, in connection with the Company’s initial public offering, the Company sold 1,800,000 equity units consisting of one share of common stock, one Class A warrant and one Class B warrant. On March 13, 2007, the Class A and Class B warrants began to trade as separate securities. The Class A warrants are exercisable for one share of common stock, plus accumulated stock dividends, for $8.25. The Class A warrants expire on February 16, 2012 and, if certain conditions are met, the Company may redeem these warrants at a price of $0.25 per warrant prior to the expiration date. The warrants were redeemed during 2008, as more fully described below. The Class B warrants are exercisable for one share of common stock, plus accumulated stock dividends, for $11.00. The Class B warrants expire on February 16, 2012 and there is no provision for the Company to redeem these warrants prior to the expiration date.

On January 24, 2008, in conjunction with the private financing arrangement of the Company described in Note 11, the Company issued 750,000 Class A and 750,000 Class B Warrants to the Investors. Such warrants are exercisable for one share of the Company’s common stock, adjusted for dividends, at $8.25 and $11.00, respectively. Once the Company’s registration statement related to the underlying shares was declared effective, one-half of the warrants were returned to the Company by the Investors, as described in Note 11.

On March 6, 2009, the Company entered into an agreement with the holders of the New Jersey Economic Development Authority Bonds to release $2.0 million for capital expenditures on its New Jersey facility and to defer interest payments on the bonds through July 30, 2009. These funds had been held in a reserve for bond principal and interest payments along with a reserve for lease payments. As consideration for the release of the reserve funds, the Company issued the bond holders 2,284,409 Class B warrants. The Class B warrants are exercisable at $11.00 per warrant. The expense associated with these warrants of $662,000 is reflected as interest expense in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2009.

On May 7, 2009, the Company issued 885,000 Class C warrants and 415,000 Class D warrants in connection with securing a private financing agreement more fully described in Note 10. Each Class C and Class D warrant may be exchanged for one share of common stock at an exercise price of $1.00 and $1.02, respectively. The shares underlying these warrants have not been registered and these warrants cannot be traded.

On May 19, 2009, in connection with the issuance of 1,500,000 shares of common stock, the Company issued 1,500,000 warrants with an exercise price of $1.40. These warrants were exercised on May 26, 2009.

On May 26, 2009, as an inducement for the Investor to exercise 1,500,000 warrants at $1.40, the Company issued the Investor an additional 1,500,000 Class E warrants with an exercise price of $1.63 and an expiration date of May 27, 2014. Each warrant may be exchanged for one share of common stock.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 13 — STOCKHOLDERS’ EQUITY — Continued

On July 15, 2009, in connection with the issuance of 1,961,000 shares to an institutional investor, the Company issued Class F warrants to purchase 585,000 shares of the Company’s common stock at an exercise price of $1.25 per share. The Warrants may be exercised commencing January 15, 2010 until July 15, 2014.

On September 8, 2009, the Company issued 2,500,000 Class G warrants in connection with the Notes issued pursuant to the financing agreement described more fully in Note 11. Each Class G warrant may be exchanged for one share of common stock at an exercise price of $1.25 per share, subject to certain anti-dilution rights for issuances below such exercise price; provided that absent shareholder approval, the exercise price may not be reduced to less than $1.08 per share. The shares underlying these warrants have not been registered and these warrants cannot be traded.

On October 20, 2009, the Company issued 17,250,000 Class H warrants in conjunction with its secondary public offering, described above. Each Class H warrant may be exchanged for one share of common stock at an exercise price of $1.30, and have an expiration date of October 14, 2014. Each warrant may be exchanged for one share of common stock.

On April 22, 2010, in connection with the issuance of 2,400,000 shares to an institutional investor, the Company issued Class I warrants to purchase 1,163,362 shares of its common stock at an exercise price of $1.06 per share. The Warrants may be exercised commencing April 22, 2011 until April 21, 2016.

On July 19, 2010, in connection with the issuance of 1,623,333 shares to Atlas, the Company issued Class J warrants to purchase 1,623,333 shares of its common stock at an exercise price of $0.54 per share. The Warrants may be exercised commencing July 19, 2010 until July 18, 2015.

On August 30, 2010, in connection with the issuance of 1,157,407 shares to Atlas, the Company issued Class K warrants to purchase 1,157,407 shares of its common stock at an exercise price of $0.54 per share. The Warrants may be exercised commencing August 30, 2010 until August 29, 2015.

On December 17, 2010, pursuant to the terms of the Purchase Agreement, the Company issued to the Buyers warrants to acquire shares of common stock, in the form of three warrants: (i) “Series A Warrants”, (ii) “Series B Warrants”, and (iii) “Series C Warrants” (collectively, the “Warrants”). The Warrants will be issued in two tranches on the dates the Initial Notes and Additional Notes are issued, on a pro rata basis based on the principal amount being issued in the applicable closing based on the aggregate principal amount that could be issued at both closings.

The Series B Warrants are exercisable anytime after the occurrence of the earlier of obtaining shareholder approval or the date on which the Initial Notes are no longer outstanding and expires upon the earlier to occur of: (i) the first anniversary of the date on which it becomes exercisable and (ii) the nine (9) month anniversary of the date on which shareholder approval is obtained. The Series B Warrants provide that the holders are initially entitled to purchase an aggregate of 4,990,000 shares (warrants to purchase 3,939,473 shares of Common Stock were issued at the Initial Closing and a warrant to purchase 1,050,527 shares of Common Stock will be issued at the Additional Closing if it occurs) at an initial exercise price of $1.00 per share. If the Company makes certain dilutive issuances (with limited exceptions), the exercise price of the Series B Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series B Warrants will adjust to the average of the Installment Conversion Prices used to repay the Initial Notes. The floor price for the exercise price of the Series B Warrants is $0.345. The number of shares underlying the Series B Warrants will adjust whenever the exercise price adjusts, such that at all times the aggregate exercise price of the Series B Warrants will be $4,990,000 ($3,939,473 for the Series B Warrants issued in the Initial Closing and $1,050,527 for the Series B Warrants to be issued at the Additional Closing if it occurs).

To the extent we enter into a fundamental transaction (as defined in the Series B Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 13 — STOCKHOLDERS’ EQUITY — Continued

of our assets, or a person acquiring 50% of our Common Stock), the Company has agreed to purchase the Series B Warrant from the holder at its Black-Scholes value.

If the Company’s common stock trades at a price at least 200% above the Series B Warrants exercise price for a period of 10 trading days at any time after it gets shareholder approval, the Company may force the exercise of the Series B Warrants if it meets certain conditions.

The Series A and Series C Warrants are exercisable anytime after the earlier to occur of: (i) the date on which shareholder approval is obtained and (ii) the six month and one day anniversary of the Initial Closing and have a five year term. The Series A Warrants provide that the holders are initially entitled to purchase an aggregate of 2,495,000 shares (warrants to purchase 1,969,737 shares of common stock were issued at the Initial Closing and warrants to purchase 525,263 shares of common stock will be issued at the Additional Closing if it occurs) at an initial exercise price of $1.00 per share. The Series C Warrants provide that the holders are initially entitled to purchase an aggregate of 2,495,000 shares (warrants to purchase 1,969,737 shares of common stock were issued at the Initial Closing and warrants to purchase 525,263 shares of common stock will be issued at the Additional Closing if it occurs) at an exercise price of $1.00 per share; provided that the Series C Warrants may only be exercised by each holder in the same proportion as such holder has already exercised its Series B Warrants.

If the Company makes certain dilutive issuances (with limited exceptions), the exercise price of the Series A and Series C Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series A and Series C Warrants will adjust to the average of the Installment Conversion Prices used to repay the Initial Notes. Until the Company obtains shareholder approval, the floor price of the Series A and Series C Warrants is $0.345.

To the extent the Company enters into a fundamental transaction (as defined in the Series A and Series C Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our Common Stock), the Company has agreed to purchase the Series A and Series C Warrants from the holder at its Black-Scholes value.

The exercise price of all the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our Common Stock. Neither the Notes nor the Series B Warrants may be converted or exercised, as applicable, if the total number of shares that would be issued would exceed 19.99% of the Company common stock on the date the Purchase Agreement was executed prior to our receiving shareholder approval.

WARRANT EXERCISE

On May 26, 2009, the Investor exercised its 1,500,000 warrants at $1.40, providing the Company with $2.1 million before fees and expenses of $135,000, which were charged to Additional Paid-in Capital. The Company issued 1,500,000 shares of common stock upon exercise of these warrants.

The intrinsic value of the Company’s warrants is $0 as of December 31, 2010 and 2009.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 13 — STOCKHOLDERS’ EQUITY — Continued

The following table sets forth the outstanding warrants as of December 31, 2010 and 2009.

		Outstanding at				Outstanding at					Outstanding at	Excercisable at
		January 1,				December 31,					December 31,	December 31,
Warrants	Price	2009	Issued	Excercised	Canceled	2009	Issued	Excercised		Canceled	2010	2010

Class B	$11.00	2,648,029	2,284,409	—	—	4,932,438	—	—	*	(2,284,409)	2,648,029	2,648,029
Class C	$1.00	—	885,000	—	—	885,000	—	—		—	885,000	885,000
Class D	$1.02	—	415,000	—	—	415,000	—	—		—	415,000	415,000
May 19, 2009 Warrants	$1.40	—	1,500,000	(1,500,000)	—	—	—	—		—	—	—
Class E	$1.63	—	1,500,000	—	—	1,500,000	—	—		—	1,500,000	1,500,000
Class F	$1.25	—	585,000	—	—	585,000	—	—		—	585,000	585,000
Class G	$1.25	—	2,500,000	—	—	2,500,000	—	—		—	2,500,000	2,500,000
Class H	$1.30	—	17,250,000	—	—	17,250,000	—	—		—	17,250,000	17,250,000
Class I	$1.06	—	—	—	—	—	1,163,362	—		—	1,163,362	—
Class J	$0.54	—	—	—	—	—	1,623,333	—		—	1,623,333	1,623,333
Class K	$0.54	—	—	—	—	—	1,157,407	—		—	1,157,407	1,157,407
December 17, 2010 Series A	$0.345	—	—	—	—	—	1,969,737	—		—	1,969,737	1,969,737
December 17, 2010 Series B	$0.345	—	—	—	—	—	3,939,474	—		—	3,939,474	3,939,474
December 17, 2010 Series C	$0.345	—	—	—	—	—	1,969,737	—		—	1,969,737	1,969,737

*	On October 18, 2010, 2,284,409 Class B warrants were retired by the Bond holder (see Note 12).

In the event all outstanding warrants are exercised, the Company has adequate shares authorized to meet these obligations.

STOCK OPTIONS

The Company’s Board of Directors and stockholders approved the 2006 Stock Option Plan (the “Option Plan”). The Option Plan authorizes the grant and issuance of options and other equity compensation to employees, officers and consultants.

On June 27, 2009, the Company granted 233,500 stock options under its 2006 Stock Option Plan. The options have an exercise price of $1.10 and expire ten years from the date of grant. The exercise price was based on the closing price of the stock on the date of grant. The expense associated with this option grant was calculated using a Black-Scholes model and the following assumptions: risk-free interest rate of 2.85%; no dividend yield; volatility of 96.7%; and an expected term of 5 years. The resulting expense of $190,000 is included in general and administrative expense on the consolidated statement of operations and comprehensive loss for the year ended December 31, 2009.

On November 19, 2009, the Company granted 100,000 stock options under its 2006 Stock Option Plan to a consultant of the Company who provides odor control services. The options may be exercised for a price of $.75 per share. One half of the options vested upon grant, and one half will vest on November 30, 2010 if the consultant continues to be retained by the Company. The Company is recording the issuance of these options in accordance with ASC Section 505-50. The expense associated with the options that vest immediately was calculated using a Black-Scholes model and the following assumptions: risk-free interest rate of 2.35%; no dividend yield; volatility of 96.6%; expected term of 5 years. The resulting expense of $27,602 is included in general and administrative expense on the consolidated statement of operations and comprehensive loss for the year ended December 31, 2009. The expense associated with the options that vest on November 30, 2010, was calculated with a Black-Scholes model and the same assumptions, except an expected term of 4.5 years. The resulting expense of $26,639 will be recognized as expense ratably over the vesting period. Accordingly, an expense of $22,000 and $4,440 is included in general and administrative expense on the consolidated statement of operations and comprehensive loss for the years ended December 31, 2010 and 2009.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 13 — STOCKHOLDERS’ EQUITY — Continued

On January 4, 2010, the Company’s Compensation Committee approved an employee and director stock option grant under the Amended and Restated 2006 Stock Option Plan. A total of 2,458,500 options were granted with an exercise price of $.68, which was the closing price as of the date of grant. The cost associated with this option grant was calculated using a Black-Scholes model and the following assumptions: risk-free interest rate of 2.35%; no dividend yield; volatility of 98.6%; expected term of 5 years. The resulting expense of approximately $1,188,000 is reflected in the Company’s consolidated statement of operations and comprehensive loss for the year ended December 31, 2010.

On March 12, 2010, the Company’s Compensation Committee approved a stock option grant under the Amended and Restated 2006 Stock Option Plan. A total of 50,000 options were granted with an exercise price of $.97, which was the closing price as of the date of grant. The cost associated with this option grant was calculated using a Black-Scholes model and the following assumptions: risk-free interest rate of 2.35%; no dividend yield; volatility of 98.6%; expected term of 5 years. The resulting expense of approximately $48,500 is reflected in the Company’s consolidated statement of operations and comprehensive loss for the year ended December 31, 2010.

As of December 31, 2010, the Company had 3,638,047 options available to grant under the plan.

Stock option activity for 2010 and 2009 is as follows:

		Weighted	Weighted
		Average	Average	Average
	Stock	Price per	Exercise	Remaining
	Options	Share	Price	Life (Years)

Outstanding and exercisable at January 1, 2009	1,256,735	$4.50	$4.50	9.5
Granted	233,500	1.10
Granted	100,000	.75
Forfeited	(359,940)	5.02
Exercised	—	—

Outstanding and exercisable at December 31, 2009	1,230,295	$3.54	$3.54	8.5
Granted	2,458,500	.68
Granted	50,000	.97
Forfeited	(45,000)	.89
Exercised	(50,000)	.68

Outstanding and exercisable at December 31, 2010	3,643,795	$1.64	$1.64	8.8

The aggregate intrinsic value of options outstanding and exercisable at December 31, 2010 and 2009 is $0 and $0, respectively. The aggregate intrinsic value represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s closing stock price of $0.38 and $0.67 as of December 31, 2010 and 2009, respectively, which would have been received by the option holders had those option holders exercised their options as of that date.

At December 31, 2010, there was no unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company’s stock option plan. As of December 31, 2009 the Company has estimated that its unrecognized compensation cost related to non-vested share-based compensation arrangements was approximately $22,000. During the year ended December 31, 2010, the Company has received approximately $34,000 as a result of the exercise of 50,000 options. No options were exercised in the year ended December 31, 2009.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 14 — INCOME TAXES

At December 31, 2010, the Company had accumulated net operating losses of approximately $88,300,000 which may be offset against future taxable income, if any, expiring at various dates through 2030.

The effective tax rate based on the federal and state statutory rates is reconciled to the actual tax rate for the years ended December 31, 2010 and 2009 as follows:

	2010	2009

Statutory federal income tax rate	34%	34%
Statutory state income tax rate	6	6
Valuation allowance on net deferred tax assets	(40)	(40)

Effective tax rate	—%	—%

The components of the net deferred tax asset (liability) at December 31, 2010 and 2009 are as follows:

	2010	2009

Deferred tax assets:
Net operating losses	$33,255,000	$13,470,000
Accrued compensation	120,000	120,000
Stock options	1,925,000	1,410,000
Valuation allowance	(35,300,000)	(15,000,000)

	$—	$—

The Company has fully reserved the approximately $35,300,000 deferred tax benefit with a valuation allowance of the same amount, because the likelihood of realization of the tax benefit cannot be determined to be more likely than not.

The Company’s valuation allowance increased $20,300,000 and $7,412,000 for the years ended December 31, 2010 and 2009, respectively.

The Company has a tax benefit of approximately $1,925,000 related to the grant of common stock to certain key employees and advisors. Pursuant to guidance provided by Sections 505 and 718 of the ASC, the benefit will be recognized and recorded to APIC when the benefit is realized through the reduction of taxes payable.

The Company complies with the provisions of ASC Section 740. The guidance addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on an examination by the taxing authorities, based on the technical merits of the position. The Company has determined that the Company has no uncertain tax positions requiring recognition under the guidance.

The Company is subject to U.S. federal income tax as well as income tax of certain state jurisdictions. The Company has not been audited by the U.S. Internal Revenue Service or any states in connection with its income taxes. The periods from January 1, 2007 to December 31, 2009 remain open to examination by the U.S. Internal Revenue Service and state authorities.

The Company’s net operating loss carryforwards may be limited subject to the provisions of Section 382 the Internal Revenue Code.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 15 — SEGMENT REPORTING

The Company has three lines of business, which are (1) organic fertilizer, (2) vertical farming and (3) industrial wastewater treatment. Based on the nature of products and services offered, the Company has determined that there are two reportable segments: (1) organic fertilizer and (2) vertical farming at December 31, 2010. The industrial wastewater treatment segment is not separately reported as it is in the developmental stage and there is no discreet financial information to report at December 31, 2010.

The Company evaluates performance based on several factors, of which the primary financial measure is business segment operating income. There were no intersegment sales as of December 31, 2010. The discreet financial information presented below is derived from the continuing operations as of December 31, 2010.

	Organic	Vertical	Corporate and
	Fertilizer	Farming	Eliminations	Consolidated

Revenues	$3,275,325	$250,000	$—	$3,525,325
Operating loss from continuing operations(1)	(1,279,055)	(2,562,517)	(12,197,453)	(16,039,025)
Depreciation and amortization(2)	369,544	85,403	34,656	489,603
Interest expense(3)	—	11,169	1,714,782	1,725,951
Total assets net of discontinued operations(4)	2,973,568	12,618,892	4,032,496	19,624,956
Goodwill	—	1,667,957	—	1,667,957
Property and equipment additions	294,878	29,157	—	324,035

(1)	Operating loss from continuing operations of the principal businesses exclude corporate compensation, marketing expense, professional fees and other unallocated expenses.

(2)	Depreciation and amortization expense associated with property and equipment and intangibles. Corporate amortization expense relates to intangible asset technological know-how.

(3)	Corporate interest expense is primarily related to a convertible note payable.

(4)	Total business assets are the owned or allocated assets used by each business. Corporate assets consist of cash, intangibles and certain other assets.

Revenues are attributable to geographic areas based on location of the customer, primarily within the continental United States. Converted Organics derived approximately $1.9 million or 63% of its revenues from three customers and TerraSphere Inc. derived 100% of its revenue from one customer as of December 31, 2010.

As of December 31, 2009, the Company was a single reportable segment.

NOTE 16 — RELATED PARTY TRANSACTIONS

As of December 31, 2010 and 2009 the Company has an accrued liability totaling $395,001 and $697,602, respectively, representing accrued compensation to officers, directors and consultants.

The Company had a term note payable to its CEO, Edward J. Gildea. The unsecured term note for $89,170 was dated April 30, 2007 with an original maturity of April 30, 2009 and accrued interest at 12% per annum. The note had been extended for one year until April 30, 2010. The Company paid accrued interest of $21,400 upon extension of the note’s due date on June 30, 2009. This note was subordinate to the New Jersey EDA bonds. On December 18, 2009, the Company repaid the principal balance of the note plus accrued interest of $6,777.

In connection with the Company’s acquisition of TerraSphere Systems, the Company assumed an unsecured note payable to William Gildea, Secretary of the Company and brother of Edward Gildea, the Company’s Chairman and Chief Executive Officer, that has an interest rate of 10% per annum. The principal amount due totaled $72,351 at December 31, 2010. The Company has accrued interest totaling $18,973 at December 31, 2010 and incurred interest expense totaling $3,486 for the year ended December 31, 2010.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 16 — RELATED PARTY TRANSACTIONS — Continued

The President of TerraSphere Inc. is Mark Gildea, a brother of Edward Gildea, the Company’s Chairman and Chief Executive Officer and of William Gildea, Secretary. In addition, one of the members of the Company’s Board of Directors, Marshal Sterman, is an officer, shareholder and director of a TerraSphere licensee.

Converted Organics of Rhode Island, LLC was formed for the purpose of developing and operating a waste to fertilizer facility in Johnston, Rhode Island. A development consultant who has provided services to the Company holds a 5% non-controlling interest in Converted Organics of Rhode Island, LLC. For the year ended December 31, 2009, the consultant was paid $60,000 for services rendered, and was granted 121,528 shares of the Company’s common stock. No services were rendered for the year ended December 31, 2010.

NOTE 17 —	PROFIT SHARING PLAN

The Company has a 401(k) plan for its employees. The plan allows for employees to have a pretax deduction of up to 15% of pay set aside for retirement. The plan also allows for a Company match and profit sharing contribution. As of December 31, 2010 and 2009, the Company has not provided a match of employee contributions nor did the Company contribute a profit sharing amount to the plan.

NOTE 18 —	COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases many of its operating and office facilities for various terms under long-term, non-cancelable operating lease agreements. The leases expire at various dates through 2017 and provide for renewal options ranging from one year to fifteen years. The Company expects that these leases will be renewed or replaced by leases on other properties.

Rent expense incurred in connection with these leases was approximately $360,000 and $244,000 of which $25,000 and $110,000 was is included in Research and Development on the consolidated statements of operations and comprehensive loss for the years ended December 31, 2010 and 2009, respectively. Rent expense related to the Woodbridge facility was approximately $596,000 and $742,000 for the years ended December 31, 2010 and 2009 and included in the consolidated statements of operations and comprehensive loss as loss from discontinued operations.

The following table sets for the Company’s aggregate future payments under its operating lease commitments as of December 31, 2010:

Year ending December 31,
2011	$329,772
2012	323,532
2013	219,681
2014	207,631
2015	132,504
2016 and thereafter	288,796

$1,501,916

LEGAL PROCEEDINGS

The Company is not currently aware of any pending or threatened legal proceeding to which it is or would be a party, or any proceedings being contemplated by governmental authorities against it, or any of its executive officers or directors relating to the services performed on the Company’s behalf except as follows.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 18 —	COMMITMENTS AND CONTINGENCIES — Continued

On December 11, 2008, the Company received notice that a complaint had been filed in a putative class action lawsuit on behalf of 59 persons or entities that purchased units pursuant to a financing terms agreement, or FTA, dated April 11, 2006, captioned Gerald S. Leeseberg, et al. v. Converted Organics, Inc., filed in the U.S. District Court for the District of Delaware. The lawsuit alleges breach of contract, conversion, unjust enrichment, and breach of the implied covenant of good faith in connection with the alleged failure to register certain securities issued in the FTA, and the redemption of the Company’s Class A warrants in November 2008. The lawsuit seeks damages related to the failure to register certain securities, including alleged late fee payments, of approximately $5.25 million, and unspecified damages related to the redemption of the Class A warrants. In February 2009, the Company filed a Motion for Partial Dismissal of Complaint. On October 7, 2009, the Court concluded that Leeseberg has properly stated a claim for actual damages resulting from the Company’s alleged breach of contract, but that Leeseberg has failed to state claims for conversion, unjust enrichment and breach of the implied covenant of good faith, and the Court dismissed such claims. On November 6, 2009, the Company filed its answer to the Complaint with the Court. On March 4, 2010, the parties participated in a conference, and began discussing discovery issues. Plaintiff filed a Motion for Class Certification on June 22, 2010, which was denied on November 22, 2010. On March 3, 2011, the court denied the Company’s motion for partial summary judgment. On March 25, 2011, some individual investors filed a new complaint against the Company asserting similar claims to those in the Leeseberg litigation. This case will likely be consolidated with the Leeseberg action. The Company plans to vigorously defend these matters and is unable to estimate any losses that may or may not be incurred as a result of this litigation and new complaint and their eventual disposition. Accordingly, no loss has been recorded related to these matters.

Related to the above matter, in December 2009, the Company filed a complaint in the Superior Court of Massachusetts for the County of Suffolk, captioned Converted Organics Inc. v. Holland & Knight LLP. The Company claims that in the event it is required to pay any monies to Mr. Leeseberg and his proposed class in the matter of Gerald S. Leeseberg, et al. v. Converted Organics, Inc., that Holland & Knight should make the Company whole, because its handling of the registration of the securities at issue in the Leeseberg lawsuit caused any loss that Mr. Leeseberg and other putative class members claim to have suffered. Holland & Knight has not yet responded to the complaint. Holland and Knight has threatened to bring counterclaims against Converted Organics for legal fees allegedly owed, which we would contest vigorously. On May 12, 2010, the Superior Court stayed the proceedings, pending resolution of the Leeseberg litigation. At this early stage in the case, the Company is unable to predict the likelihood of an unfavorable outcome, or estimate any loss/gain.

On May 19, 2009, the Company received notice that a complaint had been filed in the Middlesex County Superior Court of New Jersey, captioned Lefcourt Associates, Ltd. v. Converted Organics of Woodbridge, et al. The lawsuit alleged private and public nuisances, negligence, continuing trespasses and consumer common-law fraud in connection with the odors emanating from the Woodbridge facility and its alleged, intentional failure to disclose to adjacent property owners the possibility of the facility causing pollution and was later amended to allege adverse possession, acquiescence and easement. The lawsuit sought enjoinment of any and all operations which in any way cause or contribute to the alleged pollution, compensatory and punitive damages, counsel fees and costs of suit and any and all other relief the Court deems equitable and just. On April 12, 2010, the Middlesex County Superior Court of New Jersey issued an administrative order settlement dismissing without prejudice the matter of Lefcourt Associates, Ltd. v. Converted Organics of Woodbridge, et al. On June 8, 2010, Lefcourt Associates, Ltd re-filed their lawsuit but before a different court, the Chancery Division in Bergen County. The Company filed a motion to transfer the action back to the original court in Middlesex County, which was granted and sought to have the lawsuit dismissed, which was granted in part on August 27, 2010. The Court limited the plaintiffs claims to the events in part that occurred after the dismissal of the prior action. The case was recently transferred to the Law Division and a trial date as to damages is currently scheduled for June 6, 2011. The Company plans to vigorously defend this matter and is unable to estimate any losses that may or may not be incurred as a result of this litigation and its eventual disposition. Accordingly, no loss has been recorded related to this matter.

CONVERTED ORGANICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 19 — SUBSEQUENT EVENTS

During the period from January 3, 2011 to March 31, 2011 the Company has issued 6,411,000 shares of its common stock in order to reduce the balance due of the convertible note agreement entered into on December 17, 2010

On January 10, 2011, the Company signed an agreement with South Canyon Waste Systems, LLC (“Waste Systems”), a waste management company providing operations management services to Glenwood Springs Landfill Enterprise’s (“Enterprise”) South Canyon Landfill, to operate an industrial wastewater facility on the landfill. The Company agreed to purchase, operate and maintain an LM-HT Concentrator from Waste Systems for $1.6 million, in return for which Waste Systems agreed to pay the Company 100% of all payments it receives from Enterprise for waste water services, less certain agreed upon reimbursements and deductions. The Company’s facility will evaporate 15,000 gallons of waste water per day with zero-liquid-discharge.

On January 25, 2011, the Company paid $150,000 in cash and issued 3.2 millions shares of Company common stock to a consultant satisfying a $1,494,000 payable for services rendered in connection with the October 18, 2010 refinancing transactions.

On February 23, 2011, the Company’s Compensation Committee issued six-month restricted shares to certain employees under the Amended and Restated 2006 Stock Option Plan. A total of 2,165,000 restricted shares were issued at $.35, which was the closing price as of the date of issuance. The resulting expense of approximately $758,000 will be reflected in the Company’s consolidated statement of operations and comprehensive loss for the quarter ended March 31, 2011.

On March 3, 2011, the Company issued the second convertible note available under its December 17, 2010 financing agreement for $1,059,000 providing the Company net of proceeds of $1,000,000. On March 9, 2011, the Company issued 595,000 shares of its common stock to reduce the balance due on the note.

On March 9, 2011, the Company entered into an agreement with a third party regarding its $350,000 promissory note payable. In consideration of receiving a lump sum cash payment of $125,000, the third party released and discharged the Company from all obligations under the note.

During March 2011, the Company entered into discussions with an investor to obtain approximately $3.8 million in additional financing through the issuance of a convertible note and warrants.

Item 1. Financial Statements
CONVERTED ORGANICS INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2011
	(Unaudited)	December 31, 2010

ASSETS

CURRENT ASSETS
Cash	$823,768	$3,039,941
Accounts receivable, net	606,702	579,946
Inventories	343,655	126,406
Prepaid expenses and other assets	402,589	251,589
Deferred financing costs, net	210,188	276,667
Current assets of discontinued operations	—	14,500

Total current assets	2,386,902	4,289,049

Deposits and other non-current assets	566,909	575,596
Property and equipment, net	3,157,580	1,477,589
Goodwill	1,667,957	1,667,957
Intangible assets, net	11,419,548	11,629,265

Total assets	$19,198,896	$19,639,456

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Term note payable	$—	$350,000
Notes payable — related party	72,351	72,351
Accounts payable	2,796,512	2,393,388
Accrued expenses	626,199	656,412
Convertible notes payable, net of unamortized discount	247,717	306,404
Obligation to issue shares	1,396,429	1,560,715
Derivative liabilities — current	3,915,520	5,199,572
Liabilities of discontinued operations	935,359	2,438,253

Total current liabilities	9,990,087	12,977,095

Derivative liabilities	3,038,233	3,476,047

Total liabilities	13,028,320	16,453,142

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Preferred stock, $.0001 par value ($1,000 stated value) authorized 10,000,000 shares	17,500,000	17,500,000
Common stock, $.0001 par value, authorized 250,000,000 shares	9,784	8,547
Additional paid-in capital	90,349,983	85,555,990
Accumulated deficit	(102,192,769)	(100,453,292)
Accumulated other comprehensive loss	(9,585)	(1,109)

	5,657,413	2,610,136
Noncontrolling interests	513,163	576,178

Total stockholders’ equity	6,170,576	3,186,314

Total liabilities and stockholders’ equity	$19,198,896	$19,639,456

The accompanying notes are an integral part of these consolidated financial statements.

CONVERTED ORGANICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three month periods ended
	March 31, 2011	March 31, 2010

Revenues	$739,176	$711,876

Cost of goods sold	504,467	565,476

Gross profit	234,709	146,400

Operating expenses
Selling, general and administrative expenses	2,317,174	3,843,704
Research and development	15,871	61,850
Amortization of intangible assets	221,267	72,002

	2,554,312	3,977,556

Loss from continuing operations	(2,319,603)	(3,831,156)

Other income/(expenses)
Other income	171,309	281
Gain on settlement of debt	225,000	—
Derivative gain (loss)	2,397,783	(635,155)
Interest expense	(2,274,462)	(4,373)

	519,630	(639,247)

Loss from continuing operations before provision for income taxes	(1,799,973)	(4,470,403)

Provision for income taxes	—	—

Net loss from continuing operations	(1,799,973)	(4,470,403)

Loss from discontinued operations	(499)	(1,909,290)

Net loss	(1,800,472)	(6,379,693)

Net loss attributable to noncontrolling interests	(60,995)	—

Net loss attributable to Converted Organics Inc. before other comprehensive loss	(1,739,477)	(6,379,693)

Other comprehensive loss:
Foreign currency translation adjustment	(10,496)	—

Comprehensive loss	(1,749,973)	(6,379,693)

Comprehensive loss attributable to noncontrolling interests	(2,020)	—

Comprehensive loss attributable to Converted Organics Inc.	$(1,747,953)	$(6,379,693)

Net loss per share, basic and diluted
Continuing operations	$(0.02)	$(0.12)
Discontinued operations	(0.00)	(0.05)

	$(0.02)	$(0.17)

Weighted average common shares outstanding	92,804,595	37,864,169

The accompanying notes are an integral part of these consolidated financial statements.

CONVERTED ORGANICS INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2011
(UNAUDITED)

	Preferred Stock Series A		Common Stock				Accumulated
	Shares Issued		Shares Issued		Additional		Other			Total
	and		and		Paid-in	Accumulated	Comprehensive		Non-Controlling	Stockholders’
	Outstanding	Amount	Outstanding	Amount	Capital	Deficit	Loss	Total	Interests	Equity
Balance, December 31, 2010	17,500	$17,500,000	85,468,127	$8,547	$85,555,990	$(100,453,292)	$(1,109)	$2,610,136	$576,178	$3,186,314
Common stock issued to settle convertible note obligations	—	—	7,006,000	701	2,649,479	—	—	2,650,180	—	2,650,180
Common stock issued as compensation	—	—	2,165,000	216	800,834	—	—	801,050	—	801,050
Issuance of common stock as payment to settle obligations of discontinued operations	—	—	3,200,000	320	1,343,680	—	—	1,344,000	—	1,344,000
Foreign currency translation adjustment	—	—	—	—	—	—	(8,476)	(8,476)	(2,020)	(10,496)
Net loss	—	—	—	—	—	(1,739,477)	—	(1,739,477)	(60,995)	(1,800,472)

Balance, March 31, 2011	17,500	$17,500,000	97,839,127	$9,784	$90,349,983	$(102,192,769)	$(9,585)	$5,657,413	$513,163	$6,170,576

The accompanying notes are an integral part of these consolidated financial statements.

CONVERTED ORGANICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three month periods ended
	March 31, 2011	March 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,800,472)	$(6,379,693)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangibles and other assets	370,377	83,919
Depreciation and amortization of property and equipment	50,674	462,358
(Reduction) provision for losses on accounts receivable	(75,875)	174,478
Amortization of discounts attributable on notes payable	1,998,924	—
Interest expense in connection with issuance of convertible debt	268,486	—
Common stock issued as compensation	801,050	160,050
Stock option compensation expense	—	1,292,492
Obligations to issue shares revaluation	(164,286)	—
Gain on settlement of debt	(225,000)	—
Derivative (gain) loss	(2,397,783)	635,155
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	63,619	(529,271)
Inventories	(217,249)	77,447
Prepaid expenses and other current assets	(148,037)	(562,974)
Deposits and other non-current assets	9,195	(19,733)
Increase (decrease) in:
Accounts payable	(612,382)	(336,870)
Accrued expenses	(180,250)	(672,311)

Net cash used in operating activities	(2,259,009)	(5,614,953)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(725,819)	(235,898)
Release of restricted cash	—	350,077
Patent costs	(11,551)	—
Purchase of other assets	—	(166,667)

Net cash used in investing activities	(737,370)	(52,488)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt obligations	(125,000)	(925,155)
Repayment of capital lease obligations	—	(2,852)
Net proceeds from short-term notes	920,000	—

Net cash provided by (used in) financing activities	795,000	(928,007)

Net effect of exchange rate changes on cash	(14,794)	—

NET DECREASE IN CASH	(2,216,173)	(6,595,448)

Cash, beginning of period	3,039,941	10,708,807

Cash, end of period	$823,768	$4,113,359

Supplemental cash flow information:
Cash paid during the period for:
Interest	$4,378	$756,719

Non-cash financing activities:
Equipment acquired through assumption of accounts payable	$1,000,000	$—
Common stock issued to settle convertible note obligations	2,650,180	97,343
Fair value of derivatives issued in conjuction with debt and equity financing	1,268,486	—
Common stock issued as settlement of obligations of discontinued operations	1,344,000	—
The accompanying notes are an integral part of these consolidated financial statements.

CONVERTED ORGANICS INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
NOTE 1 — BASIS OF PRESENTATION AND NATURE OF OPERATIONS
     The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission (the “SEC”) under Article 8-03 of Regulation S-X for interim financial reporting. Certain information and footnote disclosures normally included in the annual consolidated financial statements of Converted Organics Inc. (the “Company”) have been condensed or omitted. In the Company’s opinion, the unaudited interim consolidated financial statements and accompanying notes reflect all adjustments, consisting of normal and recurring adjustments, that are necessary for a fair presentation of its financial position and operating results as of and for the three month interim periods ended March 31, 2011 and 2010.
     The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year. This Form 10-Q should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Form 10-K as of and for the year ended December 31, 2010.
NATURE OF OPERATIONS
     Converted Organics Inc. and its subsidiaries (collectively the “Company”) utilize innovative clean technologies to establish and operate environmentally friendly businesses. The Company is dedicated to creating a cleaner, greener future, and operates using sustainable business practices that support this vision. The Company operates in three business areas: Organic Fertilizer, Industrial Wastewater Treatment and Vertical Farming.
     Organic Fertilizer: The Company operates a processing facility that converts food waste and other raw materials into all-natural fertilizers, biostimulants, and soil amendment products.
     Industrial Wastewater Treatment: Utilizing an innovative wastewater treatment process, Converted Organics’ Industrial Wastewater Resources business (“IWR”) provides a means of treating aqueous waste streams. This technology, which can use waste heat and renewable energy as fuel, produces only two byproducts: clean water vapor and landfill-appropriate solid residuals.
     Vertical Farming: The Company engages in vertical farming through our TerraSphere business, which builds efficient systems for growing pesticide-free organic produce in a controlled indoor environment using its patented technology.
     A summary of the subsidiaries that comprise of the Company are as follows:
     Converted Organics of California, LLC (the “Gonzales facility”), is a California limited liability company and wholly-owned subsidiary of the Company. The Gonzales facility operates a plant in Gonzales, California, in the Salinas Valley and produces approximately 25 tons of organic fertilizer per day, which is sold primarily to the California agricultural market. The Gonzales facility employs a proprietary method called High Temperature Liquid Composting (“HTLC”). The facility has been upgraded to enable it to accept larger amounts of food waste from waste haulers and may be upgraded, depending on demand, to have the capability to produce a dry product in addition to the current liquid fertilizer it produces.
     Converted Organics of Woodbridge, LLC, (the “Woodbridge facility”), is a New Jersey limited liability company and wholly-owned subsidiary of the Company, which was formed for the purpose of owning, constructing and operating the Company’s facility in Woodbridge, New Jersey. During 2010, the Company discontinued operations at the Woodbridge plant. The Company has reported the results of operations of Converted Organics of Woodbridge, LLC as discontinued operations within the consolidated financial statements (See Note 5).
     Converted Organics of Rhode Island, LLC, is a Rhode Island limited liability company and majority-owned subsidiary of the Company, which was formed in July 2008 for the purpose of developing a facility at the Rhode Island central landfill. Converted Organics of Rhode Island, LLC has not had any activity since its formation.

CONVERTED ORGANICS INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
NOTE 1 — BASIS OF PRESENTATION AND NATURE OF OPERATIONS (Continued)
NATURE OF OPERATIONS (Continued)
     Converted Organics of Mississippi, LLC, a Mississippi limited liability company and a wholly-owned subsidiary of the Company, was formed for the purpose of hiring a sales force and adding a poultry litter-based fertilizer product to the Company’s existing product lines. The Company does not expect to have operating activity in this subsidiary during 2011.
     TerraSphere Inc. (“TerraSphere”), a Delaware corporation and a wholly-owned subsidiary of the Company, was formed for the purpose of acquiring the membership interests of TerraSphere Systems LLC (“TerraSphere Systems”). On November 12, 2010, TerraSphere acquired a 95% membership interest in TerraSphere Systems (See Note 4). TerraSphere Systems has two subsidiaries; wholly owned PharmaSphere, LLC (“PharmaSphere”) and majority owned TerraSphere Systems Canada, Inc. (“TerraSphere Canada”). PharmaSphere’s business plan is to utilize TerraSphere Systems’ patented technology for the production of high value biocompounds sourced from plants and used as active pharmaceutical ingredients and for the production of transgenic plants (genetically engineered plants) for the biotechnology market. PharmaSphere has a wholly-owned subsidiary PharmaSphere Worcester, LLC, which was formed to build a facility in Worcester, Massachusetts utilizing PharmaSphere’s business plan. The building of the facility has not commenced. PharmaSphere has no revenue to date. TerraSphere Canada, located in Vancouver, British Columbia, operates the research and manufacturing facility for TerraSphere and is eighty-five percent owned by TerraSphere Systems.
     On December 30, 2010, Converted Organics, Inc. purchased a majority ownership interest of the vertical farming entity, GoLocalProduceRI, LLC located in Rhode Island, marking its entrance into the vertical farming industry as owners and operators of what is expected to be the first TerraSphere facility in the United States (See Note 4).
PRINCIPLES OF CONSOLIDATION
     The accompanying consolidated financial statements include the balances of Converted Organics Inc. and its wholly-owned subsidiaries, Converted Organics of California, LLC, Converted Organics of Woodbridge, LLC, Converted Organics of Mississippi, LLC, TerraSphere Inc. and its majority-owned subsidiaries Converted Organics of Rhode Island, LLC and GoLocalProduceRI, LLC. The minority-owned interests in its subsidiaries are included in the Company’s consolidated financial statements as noncontrolling interests. All intercompany transactions and balances have been eliminated in consolidation.
RECLASSIFICATIONS
     As a result of the Woodbridge facility operations being discontinued during the third quarter of 2010, certain items of the comparative interim period have been reclassified as discontinued operations. These reclassifications have no affect on previously reported net income.

CONVERTED ORGANICS INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
NOTE 2 — MANAGEMENT’S PLAN OF OPERATIONS
     As reflected in the consolidated financial statements, the Company incurred a net loss of approximately $1.8 million for the three months ended March 31, 2011, and as of March 31, 2011 has an accumulated deficit of approximately $102 million and a working capital deficiency of $7.6 million. During 2010, the Company discontinued the operations at its Woodbridge facility, acquired a license to treat Industrial Waste Water and acquired the TerraSphere business. In addition, the Company currently has manufacturing capabilities at its Gonzales facility as a means to generate revenues and cash. Although the Gonzales facility is currently cash flow positive, the anticipated costs associated with corporate overhead and for the operations of TerraSphere will cause the Company to have negative cash flow in 2011. In addition, the Company feels that it will require cash, either through financing or equity transactions, in order to build out the IWR and TerraSphere projects planned for 2011. The Company believes that if it achieves planned sales from its Gonzales facility, establishes additional operational Industrial Wastewater sites, and completes the construction of a TerraSphere facility, then the Company will become cash flow positive in the future.
     Presently, the Company’s liquidity is limited to its cash on hand at March 31, 2011 and the $3.5 million that the Company received on April 20, 2011 as a result of the sale of notes under a financing agreement entered into on April 1, 2011 (see Note 13). In addition, on February 28, 2011 the Company received shareholder approval to permit an investor to exercise certain of its warrants, which could provide the Company with an additional $4.9 million. However, since receiving shareholder approval the Company’s stock price has closed at both above and below the exercise price of these warrants, and it is not likely that any warrants would be exercised unless the price of its stock was greater than the exercise price of the warrants. There is no assurance that the investor will exercise the warrants in the near term, and as such, the Company may not receive these necessary funds.
     If the Company does not receive additional funds in excess of the amount of cash on hand, whether as a result of the exercise of the warrants issued in its December 2010 financing, or otherwise, the Company will not be able to continue its operations. Even in the event that the Company does receive additional funds, there is no guarantee that such funds will be sufficient to continue operations. At this time the Company does not have any commitments for additional financing, and there is no assurance that capital in any form will be available to the Company on terms and conditions that are acceptable or at all. The Company projects net cash out flows of approximately $350,000 per month, and therefore based on the current cash on hand the Company has sufficient cash to operate until the end of 2011, however, that would not allow the Company to expend cash on IWR, TerraSphere or Fertilizer capital projects.
NOTE 3 — NEW ACCOUNTING STANDARDS
     In December 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”). The amendments in ASU 2010-28 affect all entities that have recognized goodwill and have one or more reporting units whose carrying amount for purposes of performing Step 1 of the goodwill impairment test is zero or negative. The amendments in ASU 2010-28 modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. ASU 2010-28 is effective for fiscal years beginning after December 15, 2010. The Company will apply ASU 2010-28 on a prospective basis.

CONVERTED ORGANICS INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
NOTE 3 — NEWLY ACCOUNTING STANDARDS (Continued)
     In December 2010, the FASB issued Accounting Standards Update No. 2010-29, “Business Combinations (Topic 805)” (“ASU 2010-29”). ASU 2010-29 is intended to address diversity in practice regarding pro forma revenue and earnings disclosure requirements for business combinations. ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. ASU 2010-28 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period after December 15, 2010. The Company will apply on a prospective basis.
NOTE 4 — ACQUISITIONS
TERRASPHERE SYSTEMS LLC
     On November 12, 2010, the Company acquired 95% of the membership interests of TerraSphere Systems LLC. The acquisition will enable the Company to license TerraSphere’s patented Growth System, which is a system of modules and processes for growing plants in a controlled environment. The system uses and controls precise combinations of light, water, nutrition, gravity, centrifugal forces, and gasses to produce growing conditions that can be controlled and manipulated to result in desired plant growth and maximum crop production.
GoLocalProduceRI, LLC
     On December 30, 2010, the Company acquired 83.34% of GoLocalProduceRI, LLC, marking its entrance into the vertical farming industry as owners and operators of what is expected to be the first TerraSphere facility in the United States.
     The unaudited pro forma consolidated financial information for the three months ended March 31, 2010 as though the above acquisitions had been completed at the beginning of the interim period is as follows:

For the Three Months
Ended March 31, 2010

Revenue	$2,544,009
Net loss	$(6,000,008)
Net loss per share, basic and diluted	$(0.11)
Weighted-average shares	56,389,068

CONVERTED ORGANICS INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
NOTE 5 — DISCONTINUED OPERATIONS
     In 2010, the Company discontinued operations at its facility in Woodbridge, New Jersey. The following table summarizes the components of the loss from discontinued operations:

	For the Three Months Ended March 31,
	2011	2010

Revenue from discontinued operations	$—	$147,949

Loss from discontinued operations	$(499)	$(1,909,291)

     The Company does not expect to have any continuing cash flows from operations associated with the Woodbridge facility.
     The following table provides the assets and liabilities of the Woodbridge facility, classified as discontinued operations, in the consolidated balance sheets dated March 31, 2011 and December 31, 2010:

	March 31, 2011	December 31, 2010

Accounts receivable, net	$—	$14,500

Assets of discontinued operations	$—	$14,500

Accounts payable	$828,712	$837,606
Accrued expenses	77,874	1,571,874
Other liabilities	28,773	28,773

Liabilities of discontinued operations	$935,359	$2,438,253

     On January 25, 2011, the Company paid cash of $150,000 and issued 3.2 million shares of Company common stock with a fair value of $1,344,000 in payment for consulting services accrued at December 31, 2010 related to the settlement of certain Woodbridge obligations. The Company is actively working with its creditors to settle the liabilities outstanding at March 31, 2011.
NOTE 6 — FAIR VALUE MEASUREMENTS
     The Company applies ASC 820 Fair Value Measurements and Disclosures (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements.
     ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

CONVERTED ORGANICS INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
NOTE 6 — FAIR VALUE MEASUREMENTS (Continued)
     Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety which requires judgment, and considers factors specific to the asset or liability.
     The Company’s liabilities that are reported at fair value in the accompanying consolidated balance sheets as of March 31, 2011 and December 31, 2010 were as follows:

		Balance
	Level of Hierarchy	March 31, 2011	December 31, 2010

Derivative warrants and anti-dilution provision liabilities	Level 3	$6,953,753	$8,675,619
     The following table reflects the change in Level 3 fair value of the Company’s derivative liabilities for the three months ended March 31, 2011:

Balance, beginning of period	$(8,675,619)
Settlements	592,569
Issuances	(1,268,486)
Net gains	2,397,783

Balance, end of period	$(6,953,753)

     The Company has other non-derivative financial instruments, such as cash, accounts receivable, accounts payable, accrued expenses and long-term debt, for which carrying amounts approximate fair value.
NOTE 7 — INVENTORIES
     The Company’s inventories consisted of the following at:

	March 31, 2011	December 31, 2010

Finished goods	$301,068	$104,690
Raw materials	42,587	21,716

Total inventories	$343,655	$126,406

CONVERTED ORGANICS INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
NOTE 8 — DEBT
TERM NOTES
     In connection with the Company’s acquisition of TerraSphere Systems, the Company assumed a note payable from a third party in the amount of $350,000, with a fixed interest rate of 15% per annum. On March 9, 2011, the Company entered into an agreement whereby in consideration of receiving a lump sum cash payment of $125,000, the third party released and discharged the Company from all obligations under the note.
NOTE PAYABLES — RELATED PARTY
     In connection with the Company’s acquisition of TerraSphere Systems, the Company assumed unsecured note payables to William Gildea, Secretary of the Company and to Edward Gildea, President of the Company, which each have an interest rate of 10% per annum. The principal amounts due totaled $72,351 at March 31, 2011 and December 31, 2010.
CONVERTIBLE NOTES PAYABLE
     On December 17, 2010, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with certain institutional investors (the “Buyers”) whereby, the Company agreed to sell to the Buyers certain notes and warrants. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell to the Buyers convertible notes in the aggregate original principal amount of $4,990,000 (the “Notes”), which are convertible into shares of common stock. These Notes are to be purchased by Buyers in two tranches, the first of which involved the sale of Notes in the aggregate original principal amount of $3,939,473 (the “Initial Notes”). The Initial Notes are non interest bearing and were issued with an original issue discount of approximately 4.8%. The Company recorded the initial fair values of the conversion feature and the warrants up to the proceeds of the note ($3,750,000) as a discount on the Note which will be amortized ratably over the six-month term.
     On March 7, 2011 the second tranche of the sale of Notes was completed in the aggregate original principal amount of $1,050,527 (the “Additional Notes”) and was completed upon the satisfaction of the conditions to closing set forth in the Purchase Agreement. The Additional Notes were issued with an original issue discount of approximately 4.8%, and the proceeds from the Additional Notes were $1,000,000, with proceeds net of costs totaling $920,000. The Additional Notes are not interest bearing, unless the Company is in default on the Notes, in which case the Additional Notes carry an interest rate of 18% per annum. At March 31, 2011, the carrying value of the December 17, 2010 and March 7, 2011 convertible debt totaled $247,717.
     The Notes are initially convertible into shares of Common Stock at a conversion price of $1.00 per share, provided that if the Company makes certain dilutive issuances (with limited exceptions), the conversion price of the Notes will be lowered to the per share price for the dilutive issuances. The Company also has the right, at its option, to permit the holder of the Notes to convert at a lower price specified by the Company for a period specified by the Company. The Company is required to repay the Notes in six equal installments commencing February 1, 2011 (with respect to the Initial Notes) and six equal installments commencing April 8, 2011 (with respect to the Additional Notes), either in cash or in shares of is common stock. If the Company chooses to utilize shares of its common stock for the payment, the Company must make an irrevocable decision to use shares 22 trading days prior to the installment payment date, and the value of its shares will be equal to the lower of (i) the conversion price then in effect and (ii) 85% of the average of the three lowest closing sale prices of its common stock during the 20 trading day period prior to payment of the installment amount. If the Company chooses to make an installment payment in shares of its common stock, it must make a pre-installment payment of shares to the Note holder 20 trading days prior to the applicable installment date based on the value of its shares during the 20 trading days preceding the delivery of the notice to elect to pay in its shares.

CONVERTED ORGANICS INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
NOTE 8 — DEBT (Continued)
CONVERTIBLE NOTES PAYABLE (Continued)
     On the installment date, to the extent the Company owes the Note holder additional shares in excess of the pre-installment shares to satisfy the installment payment, it will issue the Note holder additional shares, and to the extent the Company has issued excess shares, such shares will be applied to future payments. Through March 31, 2011, the Company has issued 7,006,000 shares of its common stock in satisfaction of loan repayments.
     If an event of default occurs under the Notes, the Company must redeem the Notes in cash at the greater of 135% of the unconverted principal amount or 135% of the greatest equity value of the shares of common stock underlying the Notes from the date of the default until the redemption is completed. The conversion price of the Notes is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of the Notes may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our Common Stock.
     In connection with the sale of convertible notes and the issuance of the associated warrants to purchase common stock on March 7, 2011, the Company established a debt discount equal to the full amount of the notes, which reflects the original issue discount, the relative fair value of the warrants to the debt and reflects that the debt is classified as a derivative liability as the ability to repay the note in cash is deemed not to be within the Company’s control and the number of shares required to settle the obligation is not determinable. The total debt discount recognized was $1,050,526 and the interest expense recognized in addition to that amount was $268,486. The discount is being amortized over the term of the convertible notes. In addition, certain financing costs associated with the notes have been recorded as deferred financing costs and are being amortized over the term of the notes.
NOTE 9 — DERIVATIVE INSTRUMENTS
     On December 17, 2010, pursuant to the terms of the Purchase Agreement, the Company issued to the Buyers warrants to acquire shares of common stock, in the form of three warrants: (i) “Series A Warrants”, (ii) “Series B Warrants”, and (iii) “Series C Warrants” (collectively, the “Warrants”). The Warrants will be issued in two tranches on the dates the Initial Notes and Additional Notes are issued, on a pro rata basis based on the principal amount being issued in the applicable closing based on the aggregate principal amount that could be issued at both closings.
     The Series B Warrants became exercisable on February 28, 2011, the date upon which shareholder approval was obtained in connection with the financing, and expire on November 28, 2011. The Series B Warrants provide that the holders are initially entitled to purchase an aggregate of 4,990,000 shares (warrants to purchase 3,939,473 shares of Common Stock were issued at the Initial Closing and a warrant to purchase 1,050,527 shares of Common Stock were issued at the Additional Closing which occurred on March 7, 2011) at an initial exercise price of $1.00 per share. If the Company makes certain dilutive issuances (with limited exceptions), the exercise price of the Series B Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series B Warrants will adjust to the average of the Installment Conversion Prices used to repay the Initial Notes. The floor price for the exercise price of the Series B Warrants is $0.345. The number of shares underlying the Series B Warrants will adjust whenever the exercise price adjusts, such that at all times the aggregate exercise price of the Series B Warrants will be $4,990,000 ($3,939,473 for the Series B Warrants issued in the Initial Closing and $1,050,527 for the Series B Warrants issued at the Additional Closing). As of the March 31, 2011, the exercise price of the Series B Warrants is $0.345 per share and there are 14,463,768 shares underlying the Series B Warrants.

CONVERTED ORGANICS INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
NOTE 9 — DERIVATIVE INSTRUMENTS (Continued)
     The Series A and Series C Warrants became exercisable on February 28, 2011, the date upon which shareholder approval was obtained in connection with the financing, and have a five year term. The Series A Warrants provide that the holders are initially entitled to purchase an aggregate of 2,495,000 shares (warrants to purchase 1,969,737 shares of common stock were issued at the Initial Closing and warrants to purchase 525,263 shares of common stock were issued at the Additional Closing which occurred on March 7, 2011) at an initial exercise price of $1.00 per share. The Series C Warrants provide that the holders are initially entitled to purchase an aggregate of 2,495,000 shares (warrants to purchase 1,969,737 shares of common stock were issued at the Initial Closing and warrants to purchase 525,263 shares of common stock were issued at the Additional Closing) at an exercise price of $1.00 per share; provided that the Series C Warrants may only be exercised by each holder in the same proportion as such holder has already exercised its Series B Warrants.
     If the Company makes certain dilutive issuances (with limited exceptions), the exercise price of the Series A and Series C Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series A and Series C Warrants will adjust to the average of the Installment Conversion Prices used to repay the Initial Notes. As of the March 31, 2011, the exercise price of the Series A Warrants and Series C Warrants is $0.312 per share.
     As of March 31, 2011, the Company has recognized the following warrants as derivative instruments:

			Outstanding at
	Class/		December 31,		Excercised	Outstanding at	Excercisable at	Fair Value at
Issue Date	Series	Price	2010	Issued	or Canceled	March 31, 2011	March 31, 2011	March 31, 2011
May 7, 2009	Class C	$1.00	885,000	—	—	885,000	885,000	$157,718
May 7, 2009	Class D	$1.02	415,000	—	—	415,000	415,000	$73,552
September 8, 2009	Class G	$1.25	2,500,000	—	—	2,500,000	2,500,000	$488,841
April 22, 2010	Class I	$1.06	1,163,362	—	—	1,163,362	—	$251,118
December 17, 2010 *	Series A	$1.00	1,969,737	525,263	—	2,495,000	2,495,000	$686,702
December 17, 2010 *	Series B	$1.00	3,939,474	10,524,296	—	14,463,770	14,463,770	$1,866,559
December 17, 2010 *	Series C	$1.00	1,969,737	525,263	—	2,495,000	2,495,000	$686,702

*	Includes warrants issued on March 7, 2011
     The Company also recognized certain conversion features issued in conjunction with debt as derivative instruments:

		Outstanding at
		December 31,		Excercised	Outstanding at	Excercisable at	Fair Value at
Issue Date	Price	2010	Issued	or Canceled	March 31, 2011	March 31, 2011	March 31, 2011
December 17, 2010	$1.00	14,283,980	—	6,426,174	7,857,806	7,857,806	$1,437,262
March 7, 2011	$1.00	—	3,344,281	—	3,344,281	3,344,281	$611,699
     The warrants and conversion features above were revalued at March 31, 2011 using a binomial lattice pricing model using certain assumptions related to the probability of exercise and the following:

Risk free interest rate	0.16% - 2.55%
Dividend yield	-0-
Average Volatility	113.20%
Expected term	3 months to 5 years

CONVERTED ORGANICS INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
NOTE 9 — DERIVATIVE INSTRUMENTS (Continued)
     In addition to the above derivative transactions, on November 12, 2010, the Company completed the acquisition of TerraSphere Systems LLC, where it determined that as a result of an anti-dilution provision included in the purchase agreement, certain additional shares may have to be issued. The Company estimated that approximately 2,040,000 shares could be issued and classified the anti-dilution provision as a derivative liability. As of March 31, 2011 the Company revalued the derivative liability to $693,600 based on the closing share price of the stock on that date.
     The derivative liability reflected on the consolidated balance sheet at March 31, 2011 totaled $6,953,753 and the derivative gain for the three month period ended March 31, 2011 was $2,397,783.
NOTE 10 — STOCKHOLDERS’ EQUITY
STOCK ISSUANCES
     On January 25, 2011 the Company issued 3,200,000 shares of its common stock to a consultant satisfying a $1,344,000 accrued for services rendered in connection with the settlement of certain Woodbridge obligations.
     On February 23, 2011, the Company issued 2,165,000 restricted shares at $0.37 ( the closing price as of the date of issuance) to certain employees under the Amended and Restated 2006 Stock Option Plan. The statement of operations and comprehensive loss for the period ended March 31, 2011 includes a charge of $801,050 for this compensation.
     During the three month period ended March 31, 2011 the Company issued 7,006,000 shares of its common stock in satisfaction of loan repayments which reduced the balance on the convertible notes by $2,057,611.
WARRANTS
     In addition to the warrants classified as derivatives, the Company has also recognized certain warrants as equity instruments.
     The following table sets forth the outstanding warrants classified as equity instruments as of March 31, 2011:

		Outstanding at				Outstanding at	Excercisable at
Warrants	Price	December 31, 2010	Issued	Excercised	Canceled	March 31, 2011	March 31, 2011
Class B	$11.00	2,648,029	—	—	—	2,648,029	2,648,029
Class E	$1.63	1,500,000	—	—	—	1,500,000	1,500,000
Class F	$1.25	585,000	—	—	—	585,000	585,000
Class H	$1.30	17,250,000	—	—	—	17,250,000	17,250,000
Class J	$0.54	1,623,333	—	—	—	1,623,333	1,623,333
Class K	$0.54	1,157,407	—	—	—	1,157,407	1,157,407
     In the event all outstanding warrants are exercised, including those classified as derivatives and those classified as equity, the Company has adequate shares authorized to meet these obligations.

CONVERTED ORGANICS INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
NOTE 10 — STOCKHOLDERS’ EQUITY (Continued)
STOCK OPTIONS
     There was no stock option activity for the three month period ended March 31, 2011.
NOTE 11 — SEGMENT REPORTING
     The Company has three lines of business, which are (1) organic fertilizer, (2) vertical farming and (3) industrial wastewater treatment and based on the nature of products and services offered, the Company has determined each line of business is a reportable segment at March 31, 2011.
     The Company evaluates performance based on several factors, of which the primary financial measure is business segment operating income. There were no intersegment sales for the three months ended March 31, 2011. The discreet financial information presented below as of and for the three month period ended March 31, 2011:

			Industrial	Corporate and
	Organic Fertilizer	Vertical Farming	Wastewater	Eliminations	Consolidated

Revenues	$644,000	$—	$95,176	$—	$739,176
Operating loss (1)	(82,001)	(599,441)	(2,823)	(1,635,338)	(2,319,603)
Depreciation and amortization(2)	105,089	161,297	5,556	149,109	421,051
Interest expense(3)	—	6,642		2,267,820	2,274,462

Net loss	(82,001)	(381,080)	(2,823)	(1,334,568)	(1,800,472)

Total assets (4)	3,744,506	12,354,315	2,108,468	991,607	19,198,896
Goodwill	—	1,667,957	—	—	1,667,957
Property and equipment additions	123,564	2,255	1,600,000	—	1,725,819

(1)	Operating loss of the principal businesses exclude corporate compensation, marketing expense, professional fees and other unallocated expenses.

(2)	Depreciation and amortization expense associated with property and equipment, intangibles and deferred financing fees. Corporate amortization expense relates to deferred financing fees.

(3)	Corporate interest expense is primarily related to amortization of discounts on convertible notes payable.

(4)	Total business assets are the owned or allocated assets used by each business. Corporate assets consist of cash, prepaid expenses, certain other assets and deferred financing costs.

As of March 31, 2010, the Company was a single reportable segment.

CONVERTED ORGANICS INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
NOTE 12 — LEGAL PROCEEDINGS
     The Company is not currently aware of any pending or threatened legal proceeding to which it is or would be a party, or any proceedings being contemplated by governmental authorities against it, or any of its executive officers or directors relating to the services performed on the Company’s behalf except as follows.
     On December 11, 2008, the Company received notice that a complaint had been filed in a putative class action lawsuit on behalf of 59 persons or entities that purchased units pursuant to a financing terms agreement, or FTA, dated April 11, 2006, captioned Gerald S. Leeseberg, et al. v. Converted Organics, Inc., filed in the U.S. District Court for the District of Delaware. The lawsuit alleges breach of contract, conversion, unjust enrichment, and breach of the implied covenant of good faith in connection with the alleged failure to register certain securities issued in the FTA, and the redemption of the Company’s Class A warrants in November 2008. The lawsuit seeks damages related to the failure to register certain securities, including alleged late fee payments, of approximately $5.25 million, and unspecified damages related to the redemption of the Class A warrants. In February 2009, the Company filed a Motion for Partial Dismissal of Complaint. On October 7, 2009, the Court concluded that Leeseberg has properly stated a claim for actual damages resulting from the Company’s alleged breach of contract, but that Leeseberg has failed to state claims for conversion, unjust enrichment and breach of the implied covenant of good faith, and the Court dismissed such claims. On November 6, 2009, the Company filed its answer to the Complaint with the Court. On March 4, 2010, the parties participated in a conference, and began discussing discovery issues. Plaintiff filed a Motion for Class Certification on June 22, 2010, which was denied on November 22, 2010. On March 3, 2011, the court denied the Company’s motion for partial summary judgment. On March 25, 2011, some individual investors filed a new complaint against the Company asserting similar claims to those in the Leeseberg litigation. On March 25, 2011, a number of other investors filed a new complaint against Converted Organics. The Court consolidated this case with the existing lawsuit and, on May 12, 2011, Plaintiffs filed an Amended Complaint. The Company plans to vigorously defend these matters and is unable to estimate any losses that may be incurred as a result of this litigation and new complaint and upon their eventual disposition. Accordingly, no loss has been recorded related to these matters.
     Related to the above matter, in December 2009, the Company filed a complaint in the Superior Court of Massachusetts for the County of Suffolk, captioned Converted Organics Inc. v. Holland & Knight LLP. The Company claims that in the event it is required to pay any monies to Mr. Leeseberg and his proposed class in the matter of Gerald S. Leeseberg, et al. v. Converted Organics, Inc., that Holland & Knight should make the Company whole, because its handling of the registration of the securities at issue in the Leeseberg lawsuit caused any loss that Mr. Leeseberg and other putative class members claim to have suffered. Holland & Knight has not yet responded to the complaint. Holland and Knight has threatened to bring counterclaims against Converted Organics for legal fees allegedly owed, which we would contest vigorously. On May 12, 2010, the Superior Court stayed the proceedings, pending resolution of the Leeseberg litigation. At this early stage in the case, the Company is unable to predict the likelihood of an unfavorable outcome, or estimate any loss/gain.
     On May 19, 2009, the Company received notice that a complaint had been filed in the Middlesex County Superior Court of New Jersey, captioned Lefcourt Associates, Ltd. v. Converted Organics of Woodbridge, et al. The lawsuit alleged private and public nuisances, negligence, continuing trespasses and consumer common-law fraud in connection with the odors emanating from the Woodbridge facility and its alleged, intentional failure to disclose to adjacent property owners the possibility of the facility causing pollution and was later amended to allege adverse possession, acquiescence and easement. The lawsuit sought enjoinment of any and all operations which in any way cause or contribute to the alleged pollution, compensatory and punitive damages, counsel fees and costs of suit and any and all other relief the Court deems equitable and just. On April 12, 2010, the Middlesex County Superior Court of New Jersey issued an administrative order settlement dismissing without prejudice the matter of Lefcourt Associates, Ltd. v. Converted Organics of Woodbridge, et al. On June 8, 2010, Lefcourt Associates, Ltd re-filed their lawsuit but before a different court, the Chancery Division in Bergen County. The Company filed a motion to transfer the action back to the original court in Middlesex County, which was granted and sought to have the lawsuit dismissed, which was granted in part on August 27, 2010. The Court limited the plaintiff’s claims to the events in part that occurred after the dismissal of the prior action. The case was recently transferred to the Law Division and a trial date as to damages is currently scheduled for June 6, 2011. The Company plans to vigorously defend this matter and is unable to estimate any losses that may be incurred as a result of this litigation and upon its eventual disposition. Accordingly, no loss has been recorded related to this matter.

CONVERTED ORGANICS INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
NOTE 13 — SUBSEQUENT EVENTS
     On April 1, 2011, the Company entered into a financing agreement whereby it sold $3,850,000 of convertible notes to an investor. These notes are payable in six monthly installments commencing on August 1, 2011 and have an original issue discount of $350,000. Upon receiving shareholder approval the notes may be converted into shares of the Company’s common stock. In addition, pursuant to the terms of the Purchase Agreement, the Company issued to the Buyers warrants to acquire shares of common stock, in the form of three warrants: (i) “Series A Warrants”, (ii) “Series B Warrants”, and (iii) “Series C Warrants”.
     During April 2011, the Company issued 2,771,699 restricted shares of its common stock and 3,046,699 options to purchase common stock to employees under its stock option plan. The Company will record compensation expense in the quarter ended June 30, 2011 of $1,388,745 relating to these issuances.
     From April 1, 2011 to May 16, 2011, the Company issued 9,712,897 shares of its common stock in order to reduce the balance due on the convertible note agreement entered into on December 17, 2010.

     You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.
CONVERTED ORGANICS INC.
87,172,755 Shares of Common Stock

PROSPECTUS

     , 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
     The following table sets forth the costs and expenses, other than underwriting discounts, payable by the registrant in connection with the sale of the shares of common stock being registered. All amounts are estimates except the fees payable to the SEC.

SEC Registration Fee	$1,062.68
Accounting fees and expenses	$12,000
Legal fees and expenses	$10,000

Total	$23,062.68

Item 14. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of ours. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
     Our certificate of incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. In addition, our bylaws provide that each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director shall be indemnified and held harmless to the fullest extent permitted by Delaware law. The right to indemnification conferred in our bylaws also includes the right to be reimbursed for all expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law.
     Our bylaws further provide that we shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under Delaware law. We have also obtained directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.
Item 15. Recent Sales of Unregistered Securities
In the last three years, the Company has sold securities that were not registered, as follows:
     On September 14, 2009, the Company entered into a formal agreement with an accredited investor, wherein it agreed to sell to the investor, for the sum of $1,400,000, a six-month convertible original issue discount note with a principal amount of $1,540,000. The note was repaid in October 2009. The principal amount of the note is convertible into shares of the Company’s common stock at $1.54 per share. Additionally, in connection with the note issued, the investor received Class G warrants to purchase 2,500,000 shares of common stock. These securities were issued under Section 4(2) of the Securities Act.

     On July 19, 2010, the Company issued 1,623,333 shares of its common stock and a warrant to acquire 1,623,333 shares of common stock to Atlas Advisors, LLC (“Atlas”). The warrant will expire five years from the date of issuance, or July 19, 2015, and has a strike price of $0.54. The issuance to Atlas was made in connection with an agreement between the parties regarding payments due to Atlas pursuant to a Business Development Agreement. On August 30, 2010, the Company issued 1,157,407 shares of its common stock and a warrant to acquire 1,157,407 shares of common stock to Atlas. The warrant will expire five years from the date of issuance, or August 30, 2015, and has a strike price of $0.54. The issuance to Atlas was made as consideration for the termination of the aforementioned Business Development Agreement. The above securities were issued to Atlas in reliance on the exemption from the registration requirements of the Securities Act, set forth in Section 4(2) promulgated thereunder relative to sales by an issuer not involving any public offering.
     On October 18, 2010, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Oppenheimer Rochester National Municipals and Oppenheimer New Jersey Municipal Fund, each a series of Oppenheimer Multi-State Municipal Trust, a Massachusetts business trust (together, the “Bond Holder”). The Bond Holder was the sole holder of $17,500,000 aggregate principal amount Solid Waste Facilities Revenue Bonds (the “Bonds”) that were issued on behalf of Converted Organics of Woodbridge, LLC, a wholly owned subsidiary of the Company. Pursuant to the Exchange Agreement, the Bond Holder agreed to exchange: (i) the Bonds (which represented 100% of all Bonds), and (ii) class B warrants to purchase 2,284,409 shares the Company’s common stock for 17,500 shares of the Company’s newly authorized 1% Series A Convertible Preferred Stock (the “Series A Preferred Stock”). On October 18, 2010, the Company, Converted Woodbridge and Recycling Technology Development, LLC (“Lessor”) entered into a Termination and Surrender Agreement (“Termination Agreement”). Pursuant to the Termination Agreement, the Lessor and Converted Woodbridge agreed to, among other items, issue the Lessor $500,000 of restricted shares of Company common stock. On October 18, 2010, the Superior Court of the State of California for the County of Los Angeles entered an Order Approving Stipulation for Settlement of Claim (the “Order”) in the matter entitled American Capital Management, LLC v. Converted Organics Inc. and Converted Organics of Woodbridge, LLC and Does 1-10 Inclusive. The Order provides for the full and final settlement of $11.3 million of claims, which includes ACM’s legal fees, expenses and costs, against the Company held by American Capital Management, LLC (“ACM”) (the “Claims”). Pursuant to the terms of the Order, the Company agreed to issue to ACM a total of 20,726,980 shares of Company common stock (the “Settlement Shares”) in full and final settlement of the Claims. The Settlement Shares were issued pursuant to Section 3(a)(10) of the Securities Act. The offer and sale of the Series A Preferred Stock to the Bond Holder and the Company common stock to the Lessor was effected in reliance upon Section 4(2) of the Securities Act, as the Bond Holder and Lessor represented that: (i) they are “accredited investors” as defined in the Securities Act, (ii) that the Series A Preferred Stock and Company common stock, as applicable, was being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof, and (iii) appropriate legends would be affixed to the securities. The offer and sale of the Company common stock to ACM was effected in reliance on Section 3(a)(10) of the Securities Act.
     On July 6, 2010, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with TerraSphere, Inc. a newly formed Delaware corporation and wholly-owned subsidiary of the Company, TerraSphere Systems, LLC, a Massachusetts limited liability company (“TerraSphere”) and the individuals owners of TerraSphere. On November 12, 2010, the Company closed on the TerraSphere acquisition. Pursuant to the Purchase Agreement, the Company acquired from the sellers 95% of the outstanding membership interests of the TerraSphere in exchange for the issuance of a maximum total number of shares of 32,777,778, which includes earn-out payments of up to 14,603,175 shares. Pursuant to the purchase agreement, 18,174,603 shares were issued at the closing and the remainder of the shares will be issued if TerraSphere achieves certain milestones. The shares of Company common stock issued as closing, and to be issued in the future in connection the earn-out payments, have been and will be made pursuant to Rule 506 of Regulation D of the Securities Act.
     On January 6, 2011, the Company issued 1,371,428 shares of Company common stock to purchase the majority interest ownership of the vertical farming entity, GoLocalProduceRI, LLC,from one accredited investor. The common stock was issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.
     On January 26, 2011, the Company issued 3,200,000 shares of Company common stock to Chardan Capital Markets to satisfy the Company’s obligation relating to the restructuring of the Company’s debt. The common stock was issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act.
     On April 1, 2011, a Securities Purchase Agreement was entered into by and among the Company and an institutional investor. Upon the terms and subject to the Purchase Agreement, we sold to the investor a note and warrants. The purchase price of the note was $3,500,000. The note and warrants were sold in a transaction exempt from registration under the Securities Act, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. The investor represented that it was an “accredited investor” as defined in Regulation D.
Item 16. Exhibits and Financial Statement Schedules

Exhibit
Number	Description
2.1	Asset Purchase Agreement between the Registrant and United Organic Products, LLC, dated January 21, 2008 (incorporated by reference to Exhibit 2.02 to our current report on Form 8-K filed January 29, 2008)

2.2	Asset Purchase Agreement between the Registrant and Waste Recovery Industries, LLC, dated January 21, 2008 (incorporated by reference to Exhibit 2.03 to our current report on Form 8-K filed January 29, 2008)

3.1	Registrant’s Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form SB-2 filed June 21, 2006)

3.2	Registrant’s Bylaws (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form SB-2 filed June 21, 2006)

3.3	Registrant’s Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-1 filed September 15, 2009)

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, dated October 18, 2010 (incorporated by reference to Exhibit 3.4 to our Form 10-K for the year ended December 31, 2010)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Form SB-2/A filed January 25, 2007)

4.2	Form of Class B Warrant (incorporated by reference to Exhibit B to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.3	Form of Unit Certificate issued in initial public offering (incorporated by reference to Exhibit 4.4 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.4	Class B Warrant Agreement between the Registrant and Computershare Shareholder Services, Inc. and Computershare Trust Company N.A., dated February 16, 2007 (incorporated by reference to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.5	Form of Representative’s Purchase Warrant issued in initial public offering (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form SB-2 filed June 21, 2006)

4.6	Registration Rights Agreement between the Registrant and Professional Offshore Opportunity Fund, Ltd., Professional Traders Fund, LLC and High Capital Funding, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.06 to our current report on Form 8-K filed January 29, 2008)

4.7	Form of Class H Warrant (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q filed November 16, 2009)

4.8	Form of Unit Certificate issued in October 2009 offering (incorporated by reference to Exhibit 4.2 to our Quarterly Report on Form 10-Q filed November 16, 2009)

4.9	Form of Warrant issued in May 2009 offering (incorporated by reference to Exhibit 4.1 to our Form 8-K filed on May 20, 2009)

4.10	Form of Warrant issued in July 2009 offering (incorporated by reference to Exhibit 4.1 to our Form 8-K filed on July 16, 2009)

4.11	Class G Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.5 to our Form 8-K filed on September 14, 2009)

4.12	Class H Warrant Agreement between the Registrant and Computershare Trust Company N.A., dated October 20, 2009 (incorporated by reference to Exhibit 10.3 to our Form 8-K filed on October 21, 2009)

4.13	Unit Conversion Agreement between the Registrant and Computershare Trust Company N.A., dated October 20, 2009 (incorporated by reference to Exhibit 10.2 to our Form 8-K filed on October 21, 2009)

Exhibit
Number	Description
5.1	Opinion of Cozen O’Connor

10.1	Form of Bridge Loan Documents dated March 2, 2006 (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form SB-2 filed June 21, 2006)

10.1A	Form of Bridge Loan Documents dated April 11, 2006 (incorporated by reference to Exhibit 10.1A to our Registration Statement on Form SB-2 filed June 21, 2006)

10.2	Amended and Restated 2006 Stock Option Plan and Form of Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Annex A of our Definitive Proxy Statement filed March 5, 2008)

10.3	Service Agreement between the Registrant and ECAP, LLC, dated March 1, 2006 (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form SB-2 filed June 21, 2006)

10.4	Lease Agreement between the Registrant and Recycling Technology Development, LLC, dated June 2, 2006 (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form SB-2 filed June 21, 2006)

10.4A	Amendment to the Lease Agreement between the Registrant and Recycling Technology Development dated January 18, 2007 (incorporated by reference to Exhibit 10.4A to our Form SB-2/A filed January 25, 2007)

10.4B	Second Amendment to the Lease Agreement between the Registrant and Recycling Technology Development dated June 30, 2008 (incorporated by reference to Exhibit 10.4B on Form 10-K filed on March 31, 2010)

10.4C	Third Amendment to the Lease Agreement between the Registrant and Recycling Technology Development dated March 31, 2009 (incorporated by reference to Exhibit 10.4C on Form 10-K filed on March 31, 2010)

10.5	Employment Agreement between the Registrant and Edward J. Gildea, dated March 2, 2006 (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form SB-2 filed June 21, 2006)

10.6	Employment Agreement between the Registrant and John A. Walsdorf, dated March 2, 2006 (incorporated by reference to Exhibit 10.7 to our Registration Statement on Form SB-2 filed June 21, 2006)

10.7	Agreement between the Registrant and Weston Solutions, Inc., dated May 29, 2003 and modification dated October 6, 2004 (incorporated by reference to Exhibit 10.9 to our Registration Statement on Form SB-2 filed June 21, 2006)

10.8	IBR Plant License Agreement between International Bio Recovery Corporation and Mining Organics Management LLC, dated July 15, 2003 (incorporated by reference to Exhibit 10.10 to our Form SB-2/A filed July 5, 2006)

10.9	Revision dated February 9, 2006 to IBR Plant License Agreement dated July 15, 2003 (incorporated by reference to Exhibit 10.11 to our Form SB-2/A filed July 5, 2006)

10.10	Secured Convertible Promissory Note in favor of United Organic Products, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.04 to our current report on form 8-K filed January 29, 2008)

10.11	Secured Promissory Note in favor of Waste Recovery Industries, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.05 to our current report on form 8-K filed January 29, 2008)

10.12	New Jersey Economic Development Authority $17,500,000 Solid Waste Facilities Revenue Bonds (Converted Organics of Woodbridge, LLC — 2007 Project), dated February 16, 2007 (incorporated by reference to Exhibit 10.13 on Form 10-K filed March 30, 2009)

10.13	Subscription Agreement between Registrant and Iroquois Master Fund Ltd. dated May 7, 2009 (incorporated by reference to Exhibit 10.1 on Form 8-K filed on May 13, 2009)

10.14	Security Agreement between Registrant and Iroquois Master Fund Ltd dated May 7, 2009 (incorporated by reference to Exhibit 10.2 on Form 8-K filed on May 13, 2009)

10.15	Security Agreement dated May 7, 2009 by and among Converted Organics of California, LLC, Converted Organics of Woodbridge, LLC and Iroquois Master Fund Ltd (incorporated by reference to Exhibit 10.3 on Form 8-K filed on May 13, 2009)

10.16	Secured Promissory Note dated May 7, 2009 payable to Iroquois Master Fund Ltd (incorporated by reference to Exhibit 10.4 on Form 8-K filed on May 13, 2009)

10.17	Class C Common Stock Purchase Warrant dated May 7, 2009 entitling Iroquois Master Fund Ltd the right to purchase 750,000 shares of Converted Organics Inc.’s common stock (incorporated by reference to Exhibit 10.5 on Form 8-K filed on May 13, 2009)

Exhibit
Number	Description
10.18	Class D Common Stock Purchase Warrant dated May 7, 2009 entitling Iroquois Master Fund Ltd. the right to purchase 350,000 shares of Converted Organics Inc.’s common stock (incorporated by reference to Exhibit 10.6 on Form 8-K filed on May 13, 2009)

10.19	Subsidiary Guaranty dated May 7, 2009 by Converted Organics of California, LLC and Converted Organics of Woodbridge, LLC for the benefit of Iroquois Master Fund Ltd (incorporated by reference to Exhibit 10.7 on Form 8-K filed on May 13, 2009)

10.20	Securities Purchase Agreement from May 2009 offering between Registrant and Purchasers (incorporated by reference to Exhibit 10.1 on Form 8-K filed on May 20, 2009)

10.21	Form of Amended Agreement dated May 26, 2009 (incorporated by reference to Exhibit 10.1 on Form 8-K filed on May 27, 2009)

10.22	Securities Purchase Agreement dated July 15, 2009 between Registrant and Purchasers (incorporated by reference to Exhibit 10.22 on Form 8-K filed on July 16, 2009)

10.23	Promissory Note by Converted Organics of Woodbridge, LLC in favor of Recycling Technology Development, LLC dated March 31, 2009 (incorporated by reference to Exhibit 10.16 on Form 10-Q filed August 14, 2009)

10.24	Promissory Note by Converted Organics of Woodbridge, LLC in favor of Hatzel& Buehler Inc. dated June 19, 2009 (incorporated by reference to Exhibit 10.15 on Form 10-Q filed August 14, 2009)

10.25	Promissory Note by Converted Organics of Woodbridge, LLC in favor of SNC Lavalin Project Services Inc. dated June 16, 2009 (incorporated by reference to Exhibit 10.14 on Form 10-Q filed August 14, 2009)

10.26	Subsidiary Guarantee dated September 14, 2009 by Converted Organics of California, LLC and Converted Organics of Woodbridge, LLC for the benefit of Iroquois Master Fund Ltd (incorporated by reference to Exhibit 10.6 on Form 8-K filed September 14, 2009)

10.27	Secured Convertible Promissory Note in favor of Iroquois Master Fund Ltd. dated September 14, 2009 (incorporated by reference to Exhibit 10.4 on Form 8-K filed September 14, 2009)

10.28	Security Agreement between Converted Organics of Woodbridge, LLC, Converted Organics of California, LLC and Iroquois master Fund Ltd dated September 14, 2009 (incorporated by reference to Exhibit 10.3 on Form 8-K filed September 14, 2009)

10.29	Security Agreement between Registrant and Iroquois Master Fund Ltd dated September 14, 2009 (incorporated by reference to Exhibit 10.2 on Form 8-K filed September 14, 2009)

10.30	Subscription Agreement between Registrant and Iroquois Master Fund Ltd dated September 14, 2009 (incorporated by reference to Exhibit 10.1 on Form 8-K filed September 14, 2009)

10.31	Class G Common Stock Purchase Warrant dated September 14, 2009 (incorporated by reference to Exhibit 10.5 on Form 8-K filed September 14, 2009)

10.32	Promissory Note in favor of Airside, Inc. dated September 24, 2009 (incorporated by reference to Exhibit 10.1 on Form 8-K filed September 28, 2010)

10.33	Form of Representatives Unit Purchase Option issued in October 2009 offering (incorporated by reference to Exhibit 10.1 on Form 8-K filed on October 21, 2010)

10.34	Promissory Note in favor of Heartland Technology Partners, LLC dated March 23, 2010 (incorporated by reference to Exhibit 10.34 on Form 10-K filed on March 31, 2010)

Exhibit
Number	Description
10.35	Supply and License Agreement between Registrant and Heartland Technology Partners, LLC dated March 23, 2010 (incorporated by reference to Exhibit 10.35 on Form 10-K filed on March 31, 2010)

10.36	Lease Agreement between Registrant and SWS Lewis Wharf, LLC dated November 24, 2009 (incorporated by reference to Exhibit 10.36 on Form 10-K filed on March 31, 2010)

10.37	Settlement Agreement in favor of Armistead Mechanical, Inc. dated November 19, 2009 (incorporated by reference to Exhibit 10.37 on Form 10-K filed on March 31, 2010)

10.38	Exchange Agreement dated October 18, 2010 between the Registrant and Oppenheimer Rochester National Municipals and Oppenheimer New Jersey Municipal Fund (incorporated by reference to Exhibit 3.4 to our Form 10-K for the year ended December 31, 2010)

10.39	Termination and Surrender Agreement dated October 15, 2010 between Converted Organics of Woodbridge, LLC and Recycling Technology Development (incorporated by reference to Exhibit 3.4 to our Form 10-K for the year ended December 31, 2010)

14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 on Form 10-K filed on March 31, 2010)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 3.4 to our Form 10-K for the year ended December 31, 2010)

23.1	Consent of CCR LLP

23.2	Cozen O’Connor Consent (included in Exhibit 5)
Item 17. Undertakings
The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on July 29, 2011.

CONVERTED ORGANICS INC.

By:	/s/ Edward J. Gildea

Name:	Edward J. Gildea
Title:	Chairman, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Edward J. Gildea	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 29, 2011

Edward J. Gildea

/s/ David R. Allen	Chief Financial Officer, Executive Vice President of Administration (Principal Financial Officer and Principal Accounting Officer)	July 29, 2011

David R. Allen

*	Director	July 29, 2011

Marshall Sterman

*	Director	July 29, 2011

Edward A. Stoltenberg

*	By:	Edward J. Gildea
As attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Asset Purchase Agreement between the Registrant and United Organic Products, LLC, dated January 21, 2008 (incorporated by reference to Exhibit 2.02 to our current report on Form 8-K filed January 29, 2008)

2.2	Asset Purchase Agreement between the Registrant and Waste Recovery Industries, LLC, dated January 21, 2008 (incorporated by reference to Exhibit 2.03 to our current report on Form 8-K filed January 29, 2008)

3.1	Registrant’s Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form SB-2 filed June 21, 2006)

3.2	Registrant’s Bylaws (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form SB-2 filed June 21, 2006)

3.3	Registrant’s Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-1 filed September 15, 2009)

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, dated October 18, 2010 (incorporated by reference to Exhibit 3.4 to our Form 10-K for the year ended December 31, 2010)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Form SB-2/A filed January 25, 2007)

4.2	Form of Class B Warrant (incorporated by reference to Exhibit B to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.3	Form of Unit Certificate issued in initial public offering (incorporated by reference to Exhibit 4.4 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.4	Class B Warrant Agreement between the Registrant and Computershare Shareholder Services, Inc. and Computershare Trust Company N.A., dated February 16, 2007 (incorporated by reference to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.5	Form of Representative’s Purchase Warrant issued in initial public offering (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form SB-2 filed June 21, 2006)

4.6	Registration Rights Agreement between the Registrant and Professional Offshore Opportunity Fund, Ltd., Professional Traders Fund, LLC and High Capital Funding, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.06 to our current report on Form 8-K filed January 29, 2008)

4.7	Form of Class H Warrant (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q filed November 16, 2009)

4.8	Form of Unit Certificate issued in October 2009 offering (incorporated by reference to Exhibit 4.2 to our Quarterly Report on Form 10-Q filed November 16, 2009)

4.9	Form of Warrant issued in May 2009 offering (incorporated by reference to Exhibit 4.1 to our Form 8-K filed on May 20, 2009)

4.10	Form of Warrant issued in July 2009 offering (incorporated by reference to Exhibit 4.1 to our Form 8-K filed on July 16, 2009)

4.11	Class G Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.5 to our Form 8-K filed on September 14, 2009)

4.12	Class H Warrant Agreement between the Registrant and Computershare Trust Company N.A., dated October 20, 2009 (incorporated by reference to Exhibit 10.3 to our Form 8-K filed on October 21, 2009)

4.13	Unit Conversion Agreement between the Registrant and Computershare Trust Company N.A., dated October 20, 2009 (incorporated by reference to Exhibit 10.2 to our Form 8-K filed on October 21, 2009)

5.1	Opinion of Cozen O’Connor

10.1	Form of Bridge Loan Documents dated March 2, 2006 (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form SB-2 filed June 21, 2006)

Exhibit
Number	Description
10.1A	Form of Bridge Loan Documents dated April 11, 2006 (incorporated by reference to Exhibit 10.1A to our Registration Statement on Form SB-2 filed June 21, 2006)

10.2	Amended and Restated 2006 Stock Option Plan and Form of Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Annex A of our Definitive Proxy Statement filed March 5, 2008)

10.3	Service Agreement between the Registrant and ECAP, LLC, dated March 1, 2006 (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form SB-2 filed June 21, 2006)

10.4	Lease Agreement between the Registrant and Recycling Technology Development, LLC, dated June 2, 2006 (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form SB-2 filed June 21, 2006)

10.4A	Amendment to the Lease Agreement between the Registrant and Recycling Technology Development dated January 18, 2007 (incorporated by reference to Exhibit 10.4A to our Form SB-2/A filed January 25, 2007)

10.4B	Second Amendment to the Lease Agreement between the Registrant and Recycling Technology Development dated June 30, 2008 (incorporated by reference to Exhibit 10.4B on Form 10-K filed on March 31, 2010)

10.4C	Third Amendment to the Lease Agreement between the Registrant and Recycling Technology Development dated March 31, 2009 (incorporated by reference to Exhibit 10.4C on Form 10-K filed on March 31, 2010)

10.5	Employment Agreement between the Registrant and Edward J. Gildea, dated March 2, 2006 (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form SB-2 filed June 21, 2006)

10.6	Employment Agreement between the Registrant and John A. Walsdorf, dated March 2, 2006 (incorporated by reference to Exhibit 10.7 to our Registration Statement on Form SB-2 filed June 21, 2006)

10.7	Agreement between the Registrant and Weston Solutions, Inc., dated May 29, 2003 and modification dated October 6, 2004 (incorporated by reference to Exhibit 10.9 to our Registration Statement on Form SB-2 filed June 21, 2006)

10.8	IBR Plant License Agreement between International Bio Recovery Corporation and Mining Organics Management LLC, dated July 15, 2003 (incorporated by reference to Exhibit 10.10 to our Form SB-2/A filed July 5, 2006)

10.9	Revision dated February 9, 2006 to IBR Plant License Agreement dated July 15, 2003 (incorporated by reference to Exhibit 10.11 to our Form SB-2/A filed July 5, 2006)

10.10	Secured Convertible Promissory Note in favor of United Organic Products, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.04 to our current report on form 8-K filed January 29, 2008)

10.11	Secured Promissory Note in favor of Waste Recovery Industries, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.05 to our current report on form 8-K filed January 29, 2008)

10.12	New Jersey Economic Development Authority $17,500,000 Solid Waste Facilities Revenue Bonds (Converted Organics of Woodbridge, LLC — 2007 Project), dated February 16, 2007 (incorporated by reference to Exhibit 10.13 on Form 10-K filed March 30, 2009)

10.13	Subscription Agreement between Registrant and Iroquois Master Fund Ltd. dated May 7, 2009 (incorporated by reference to Exhibit 10.1 on Form 8-K filed on May 13, 2009)

10.14	Security Agreement between Registrant and Iroquois Master Fund Ltd dated May 7, 2009 (incorporated by reference to Exhibit 10.2 on Form 8-K filed on May 13, 2009)

10.15	Security Agreement dated May 7, 2009 by and among Converted Organics of California, LLC, Converted Organics of Woodbridge, LLC and Iroquois Master Fund Ltd (incorporated by reference to Exhibit 10.3 on Form 8-K filed on May 13, 2009)

10.16	Secured Promissory Note dated May 7, 2009 payable to Iroquois Master Fund Ltd (incorporated by reference to Exhibit 10.4 on Form 8-K filed on May 13, 2009)

10.17	Class C Common Stock Purchase Warrant dated May 7, 2009 entitling Iroquois Master Fund Ltd the right to purchase 750,000 shares of Converted Organics Inc.’s common stock (incorporated by reference to Exhibit 10.5 on Form 8-K filed on May 13, 2009)

Exhibit
Number	Description
10.18	Class D Common Stock Purchase Warrant dated May 7, 2009 entitling Iroquois Master Fund Ltd. the right to purchase 350,000 shares of Converted Organics Inc.’s common stock (incorporated by reference to Exhibit 10.6 on Form 8-K filed on May 13, 2009)

10.19	Subsidiary Guaranty dated May 7, 2009 by Converted Organics of California, LLC and Converted Organics of Woodbridge, LLC for the benefit of Iroquois Master Fund Ltd (incorporated by reference to Exhibit 10.7 on Form 8-K filed on May 13, 2009)

10.20	Securities Purchase Agreement from May 2009 offering between Registrant and Purchasers (incorporated by reference to Exhibit 10.1 on Form 8-K filed on May 20, 2009)

10.21	Form of Amended Agreement dated May 26, 2009 (incorporated by reference to Exhibit 10.1 on Form 8-K filed on May 27, 2009)

10.22	Securities Purchase Agreement dated July 15, 2009 between Registrant and Purchasers (incorporated by reference to Exhibit 10.22 on Form 8-K filed on July 16, 2009)

10.23	Promissory Note by Converted Organics of Woodbridge, LLC in favor of Recycling Technology Development, LLC dated March 31, 2009 (incorporated by reference to Exhibit 10.16 on Form 10-Q filed August 14, 2009)

10.24	Promissory Note by Converted Organics of Woodbridge, LLC in favor of Hatzel& Buehler Inc. dated June 19, 2009 (incorporated by reference to Exhibit 10.15 on Form 10-Q filed August 14, 2009)

10.25	Promissory Note by Converted Organics of Woodbridge, LLC in favor of SNC Lavalin Project Services Inc. dated June 16, 2009 (incorporated by reference to Exhibit 10.14 on Form 10-Q filed August 14, 2009)

10.26	Subsidiary Guarantee dated September 14, 2009 by Converted Organics of California, LLC and Converted Organics of Woodbridge, LLC for the benefit of Iroquois Master Fund Ltd (incorporated by reference to Exhibit 10.6 on Form 8-K filed September 14, 2009)

10.27	Secured Convertible Promissory Note in favor of Iroquois Master Fund Ltd. dated September 14, 2009 (incorporated by reference to Exhibit 10.4 on Form 8-K filed September 14, 2009)

10.28	Security Agreement between Converted Organics of Woodbridge, LLC, Converted Organics of California, LLC and Iroquois master Fund Ltd dated September 14, 2009 (incorporated by reference to Exhibit 10.3 on Form 8-K filed September 14, 2009)

10.29	Security Agreement between Registrant and Iroquois Master Fund Ltd dated September 14, 2009 (incorporated by reference to Exhibit 10.2 on Form 8-K filed September 14, 2009)

10.30	Subscription Agreement between Registrant and Iroquois Master Fund Ltd dated September 14, 2009 (incorporated by reference to Exhibit 10.1 on Form 8-K filed September 14, 2009)

10.31	Class G Common Stock Purchase Warrant dated September 14, 2009 (incorporated by reference to Exhibit 10.5 on Form 8-K filed September 14, 2009)

10.32	Promissory Note in favor of Airside, Inc. dated September 24, 2009 (incorporated by reference to Exhibit 10.1 on Form 8-K filed September 28, 2010)

10.33	Form of Representatives Unit Purchase Option issued in October 2009 offering (incorporated by reference to Exhibit 10.1 on Form 8-K filed on October 21, 2010)

10.34	Promissory Note in favor of Heartland Technology Partners, LLC dated March 23, 2010 (incorporated by reference to Exhibit 10.34 on Form 10-K filed on March 31, 2010)

10.35	Supply and License Agreement between Registrant and Heartland Technology Partners, LLC dated March 23, 2010 (incorporated by reference to Exhibit 10.35 on Form 10-K filed on March 31, 2010)

Exhibit
Number	Description
10.36	Lease Agreement between Registrant and SWS Lewis Wharf, LLC dated November 24, 2009 (incorporated by reference to Exhibit 10.36 on Form 10-K filed on March 31, 2010)

10.37	Settlement Agreement in favor of Armistead Mechanical, Inc. dated November 19, 2009 (incorporated by reference to Exhibit 10.37 on Form 10-K filed on March 31, 2010)

10.38	Exchange Agreement dated October 18, 2010 between the Registrant and Oppenheimer Rochester National Municipals and Oppenheimer New Jersey Municipal Fund (incorporated by reference to Exhibit 3.4 to our Form 10-K for the year ended December 31, 2010)

10.39	Termination and Surrender Agreement dated October 15, 2010 between Converted Organics of Woodbridge, LLC and Recycling Technology Development (incorporated by reference to Exhibit 3.4 to our Form 10-K for the year ended December 31, 2010)

14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 on Form 10-K filed on March 31, 2010)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 3.4 to our Form 10-K for the year ended December 31, 2010)

23.1	Consent of CCR LLP

23.2	Cozen O’Connor Consent (included in Exhibit 5)